As filed with the Securities and Exchange Commission on November 20, 2025.

Registration No. 333-287443

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 6 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ultra High Point Holdings Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrants name into English)

Cayman Islands	8000	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Unit 707, 7th Floor,

Lakeside 1, Phase Two

No. 8 Science Park West Avenue

Hong Kong Science Park

Pak Shek Kok, New Territories,

Hong Kong

Tel: (852) 3101 1186

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Tel: (212) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sanny Choi, Esq. Zoe Qiu, Esq. CFN Lawyers LLC 418 Broadway #4607 Albany, NY 12207 Tel: (646) 386-8128	Mitchell Goldsmith Alan Gilbert Taft Stettinius & Hollister LLP 111 East Wacker Drive Suite 2600 Chicago, IL 60601-4208 Tel: (312) 527-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses, as set forth below.

●	Public offering prospectus. A prospectus to be used for the initial public offering of our ordinary shares, or public offering prospectus, through the underwriter named in the “Underwriting” section of the public offering prospectus, of which 1,400,000 ordinary shares are offered by us and 800,000 ordinary shares are offered by the Selling Shareholder (the “Initial Public Offering”).

●	Resale prospectus. A prospectus to be used for the potential resale from time to time by (i) Maxway Enterprises Limited, or Maxway, of 1,996,000 ordinary shares; (ii) Grow Ace Limited, or Grow Ace, of 1,158,000 ordinary shares; (iii) Zone Wise Holdings Limited, or Zone Wise, of 1,544,000 ordinary shares; and (iv) World Oasis Limited, or World Oasis, of 1,351,000 ordinary shares; (v) Mr. Cheng of 1,544,000 ordinary shares; (vi) Conford Global Limited, or Conford, of 772,000 ordinary shares; (vii) Clouds Top Limited, or Clouds Top, of 772,000 ordinary shares or resale prospectus. The resale shares contained in the resale prospectus will not be underwritten and sold through the underwriter. Furthermore, the offering pursuant to the resale prospectus will not commence until after the closing of the Initial Public Offering.

The resale prospectus is substantively identical to the public offering prospectus, except for the following principal points:

●	it contains different outside and inside front covers;

●	the “Offering” section in the “Prospectus Summary” section on page 1 of the public offering prospectus is removed and replaced with the “Offering” section on page Alt-i of the resale prospectus;

●	it contains different “Use of Proceeds” sections on page 54 of the public offering prospectus which are removed and replaced with the “Use of Proceeds” section on page Alt-i of the resale prospectus;

●	the “Capitalization” and “Dilution” sections on page 55 and page 57 of the public offering prospectus are deleted from the resale prospectus respectively;

●	a “Resale Shareholders” section is included in the resale prospectus beginning on page Alt-i of the resale prospectus;

●	references in the public offering prospectus to the resale prospectus will be deleted from the resale prospectus;

●	the “Underwriting” section on page 144 of the public offering prospectus is removed and replaced with a “Plan of Distribution” section on page Alt-iii of the resale prospectus;

●	the “Legal Matters” section on page 149 of the public offering prospectus is removed and replaced with the Legal Matters on page Alt-iv of the resale prospectus; and

●	the outside back cover of the Public Offering Prospectus is deleted from the resale prospectus.

The registrant has included in this registration statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the resale prospectus as compared to the public offering prospectus.

The public offering prospectus will exclude the Alternate Pages and will be used for the public offering by the registrant. The resale prospectus will be substantively identical to the public offering prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by resale shareholders.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, dated NOVEMBER 20, 2025

PRELIMINARY PROSPECTUS

Ultra High Point Holdings Limited

2,200,000 ordinary shares

This is an initial public offering of our ordinary shares, of par value US$0.000125 per share, of Ultra High Point Holdings Limited, or the Company. We are offering 1,400,000 ordinary shares and an existing shareholder, or the Selling Shareholder, is offering 800,000 ordinary shares to be sold pursuant to this prospectus. In addition, certain existing shareholders, or the Resale Shareholders, are offering an aggregate of 9,137,000 ordinary shares for potential resale pursuant to the resale prospectus from time to time following the closing of the offering of ordinary shares pursuant to this prospectus. We will not receive any proceeds from the sale of the ordinary shares to be sold by the Selling Shareholder or the Resale Shareholders. We anticipate that the initial public offering price of the ordinary shares will be between US$4.00 and US$5.00 per ordinary share.

Prior to this offering, there has been no public market for our ordinary shares. We intend to apply to list our ordinary shares on the Nasdaq Capital Market, or Nasdaq, under the symbol “UHP”. This offering is contingent upon the listing of our ordinary shares on Nasdaq. There can be no assurance that we will be successful in listing our ordinary shares on Nasdaq.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our ordinary shares involves a high degree of risk, including the risk of losing your entire investment. See Risk Factors beginning on page 10 to read about factors you should consider before buying our ordinary shares.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implications of Being an Emerging Growth Company” and “Implications of Being a Foreign Private Issuer” beginning on page 4 and page 5 of this prospectus for more information.

Ultra High Point Holdings Limited is not a Chinese or Hong Kong operating company, but is a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our business operations in Hong Kong and our back-office operations in mainland China through our direct and indirect Operating Subsidiaries. The ordinary shares offered in this offering are shares of Ultra High Point Holdings Limited, and not shares of our Operating Subsidiaries. Investors in this offering will not directly hold equity interests in our Operating Subsidiaries, Furthermore, shareholders may face difficulties enforcing their legal rights under United States securities laws against our directors and officers who are located outside of the United States.

Substantially all of our operations are conducted by Ultra High Point (HK), Thingsocket and Grandwon, our three Operating Subsidiaries in Hong Kong, a special administrative region of the PRC. We also have immaterial and non-substantive operations in Mainland China, which only conducts program and software development activities that support our business operations, through our indirect wholly-owned subsidiaries in Mainland China, Hangzhou Lianxuntong Technology Co., Ltd., or Hangzhou Lianxuntong, and Hangzhou Jigaodian Technology Co., Ltd. or Hangzhou Jigaodian. We do not have, nor do we intend to have, any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in Mainland China.

We are subject to certain legal and operational risks associated with our Operating Subsidiaries being based in Hong Kong, having substantially all of our operations in Hong Kong, maintaining representative office in Mainland China, and having existing or potential customers who are Mainland China individuals or companies that have shareholders or directors that are Mainland China individuals. Additionally, the legal and operational risks associated with operating in Mainland China may also apply to our operations in Hong Kong, and we face the unique risks and uncertainties associated with interpretation and the application of the complex and evolving PRC laws and regulations and whether and how recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns would be applicable to our Operating Subsidiaries in Hong Kong. Given the substantial operations of our subsidiaries in Hong Kong, there is a possibility that the government may exercise significant oversight over the conduct of business in Hong Kong, and our subsidiaries may become subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard. Should the PRC government choose to exercise significant oversight and discretion over the conduct of our operations in Hong Kong, or in the event that we or our Operating Subsidiaries were to become subject to the PRC laws and regulations, these risks could result in material costs to ensure compliance, fines, material changes in our operations and/or the value of the securities that we are registering for sale, and/or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

There are significant legal and operational risks associated with having some of our operations in the PRC including those changes in the legal, political and economic policies of the PRC government, the relations between China and the United States, or PRC or U.S. regulations may materially and adversely affect our business, financial condition and results of operations. Further, the PRC government may disallow our current corporate structure, which would likely result in a material change in the PRC subsidiaries’ operations and/or a material change in the value of the ordinary shares being registered in this offering and it could cause the value of such securities to significantly decline or become worthless. See “Risk Factors – Substantial uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and its Implementation Rules and how they may impact the viability of our current corporate structure, corporate governance and business operations” and “Risk Factors - Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in the PRC could adversely affect us and limit the legal protections available to you and us”. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in the PRC with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over PRC-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. As of the date of this prospectus, the Company does not need to seek approval from the China Securities Regulatory Commission, or the CSRC, or any other PRC governmental authorities for the Company’s overseas listing plan, and neither the Company nor any of its Hong Kong and Mainland China Operating Subsidiaries have received any inquiry, notice, warning or sanctions regarding the planned overseas listing from the CSRC or any other PRC governmental authorities. However, because these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the Company’s daily business operation, the ability to accept foreign investments and list on a U.S. exchange. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, and could cause the value of our securities to significantly decline or become worthless. See “Risk Factors – There are political risks associated with conducting business in Hong Kong and in the PRC”.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (1) such processing is for the purpose of providing products or services for natural persons within Mainland China, (2) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (3) there are any other circumstances stipulated by related laws and administrative regulations. On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in Mainland China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that a Mainland China domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to the CSRC. The Overseas Issuance and Listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant Mainland China domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. On December 28, 2021, the Cyberspace Administration of China (the “CAC”) jointly with the relevant authorities formally published the Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures for Cybersecurity Review (2021) provide that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security (together with the operators of critical information infrastructure, the “Operators”), shall conduct a cybersecurity review and that any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Administrative Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Trial Administrative Measures further stipulate the rules and requirements for overseas offering and listing conducted by PRC domestic companies. The Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

Ultra High Point Holdings Limited is a holding company incorporated in the Cayman Islands with operating entities based in Hong Kong. It does not have any VIE structure, has only non-substantive operations in Mainland China, and is not controlled by any companies or individuals of Mainland China. Further, we are headquartered in Hong Kong with our officers and all members of the Board of Directors based in Hong Kong, none of whom are Mainland China citizens. The main business income of our subsidiaries in Mainland China were derived from sales to our Operating Subsidiaries in Hong Kong, not from the domestic market in Mainland China. As a result, we did not generate revenues or profits from Mainland China in the most recent accounting year that accounted for more than 50% of the corresponding figure in our audited consolidated financial statements for the same period. Therefore, as confirmed and advised by our PRC Counsel, Guangdong Wesley Law Firm, based on PRC laws and regulations effective as of the date of this prospectus, (i) neither we, nor our Hong Kong subsidiaries, are considered as “PRC domestic companies” the issuance and listing of shares of which would be deemed to be an “Indirect Overseas Issuance and Listing” that is subject to the Trial Administrative Measure; and (ii) neither we, nor our Hong Kong subsidiaries and PRC subsidiaries are required to obtain regulatory approval from the CSRC or go through the filing procedures under the Trial Administrative Measures before our ordinary shares can be listed or offered in the U.S. As such, we do not believe current PRC laws and regulations may have any material impact on our business, financial condition and results of operations in the future.

Hangzhou Lianxuntong Technology Co., Ltd. and Hangzhou Jigaodian Technology Co., Ltd., our Operating Subsidiaries in the PRC, will not collect and store certain data (including certain personal information) from our customers. As advised by Guangdong Wesley Law Firm, our counsel with respect to PRC legal matters, we and our Operating Subsidiaries will not be deemed to be “operators of critical information infrastructure,” or “data processors” that carry out data processing activities that affect or may affect national security, and we are not subject to cybersecurity review by the CAC or required to obtain regulatory approval from the CAC nor any other PRC authorities for our subsidiaries’ operations Hong Kong, because (i) our Operating Subsidiaries are incorporated in Hong Kong and operate in Hong Kong and only have immaterial, non-substantive operations in Mainland China, without any VIE structure; and each of the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations do not clearly provide whether they apply to a Hong Kong company; (ii) as of date of this prospectus, our Operating Subsidiaries may not collect and store certain data from our customers; (iii) the data used by PRC subsidiaries to develop systems is simulated data, we do not currently process any customer data, personal information, or data from third parties other than collecting and storing certain personal information relating to local employees in Mainland China for payroll; (iv) we do not place any reliance on collection and processing of any personal information to maintain our business operations; (v) data processed in our business should not have a bearing on national security nor affect or may affect national security; (vi) all of the data that our Operating Subsidiaries have collected is stored in servers located in Hong Kong and are not accessible by the our subsidiaries in Mainland China; (vii) as of the date of this prospectus, neither us nor our Operating Subsidiaries have been informed by any PRC governmental authority of being classified as an “Operator” or a “data processor” that is subject to CAC cybersecurity review or a CSRC review; and (viii) pursuant to the Basic Law of the Hong Kong Special Administrative Region of the PRC, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

However, given the uncertainties arising from the legal system in Mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of PRC laws and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of relevant Mainland China laws and other regulations. Because these laws, regulations and regulatory actions are relatively new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our Operating Subsidiaries’ daily business operation and the listing of our ordinary shares in the United States or on other foreign exchanges. As the Trial Administrative Measures was newly promulgated, its interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. If the Trial Administrative Measures become applicable to us or our Operating Subsidiaries in Hong Kong, or if we or our Operating Subsidiaries are subject to cybersecurity review, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to our Operating Subsidiaries in Hong Kong, the business operation of our Operating Subsidiaries and the listing of our ordinary shares in the United States could be subject to the CAC or the CSRC review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiaries become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiaries will be able to comply with the regulatory requirements in all respects and our Operating Subsidiaries’ current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If we or our Operating Subsidiaries were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us or our Operating Subsidiaries to obtain such approval, and, even if we or our Operating Subsidiaries obtain such approval, the approval could be rescinded. Any failure to obtain or delays in obtaining the necessary permissions from the relevant PRC authorities to conduct offerings or list outside of the PRC could subject us or our Operating Subsidiaries to potential sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us or our Operating Subsidiaries, and other forms of sanctions, as well as affect our or our Operating Subsidiaries’ ability to conduct business, our ability to invest in Mainland China as foreign investors or accept foreign investments, and our ability to offer or continue to offer ordinary shares to investors or list on the U.S. or other overseas exchange. As a result, the value of our ordinary shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected.

In addition, our ordinary shares may be prohibited from trading on a national exchange or over-the-counter market under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect and investigate completely our auditors. The HFCA Act, which was enacted and became effective in December 2020, requires the SEC to identify public companies, referred to as “Commission-Identified Issuers,” that have retained a registered public accounting firm to issue an audit report where the firm has a branch or office that is located in a foreign jurisdiction, and the PCAOB has determined that it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction. Initially, the HFCA Act required the SEC to prohibit the trading of an issuers securities on a national securities exchange and in the over-the-counter market if such issuer is identified as a Commission-Identified Issuer for three consecutive years. The Consolidated Appropriations Act, 2023 (the “CAA”), which became effective in December 2022, amended the HFCAA to reduce the number of consecutive years an issuer can be identified as a Commission-Identified Issuer before the SEC must impose trading prohibitions on the issuer’s securities from three years to two years. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in Mainland China of the PRC and Hong Kong, and such report identified specific registered public accounting firms which were subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and China’s Ministry of Finance (the “PRC MOF”) in respect of cooperation on the oversight of PCAOB-registered public accounting firms based in Mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, and issued a report vacating the Determination Report. Our auditor, WWC, P.C., the independent registered public accounting firm that issued the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess WWC, P.C.’s compliance with applicable professional standards. WWC, P.C. is headquartered in San Mateo, California, and can be inspected by the PCAOB. WWC, P.C. was not identified in the Determination Report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, in the event that, in the future, the PCAOB determines that it is not able to fully conduct inspections of our auditor for two consecutive years, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, trading of our securities on a national securities exchange or in the over-the counter market may be prohibited under the HFCA Act and our access to the U.S. capital markets may be limited or restricted.

The Company holds all of the equity interests in its Hong Kong and Mainland China subsidiaries through a subsidiary incorporated in the British Virgin Islands, or BVI. As we have a direct equity ownership structure, we do not have any agreement or contract between the Company and any of its subsidiaries that are typically seen in a variable interest entity structure. Within our direct equity ownership structure, funds from foreign investors can be directly transferred to our Hong Kong and Mainland China subsidiaries by way of capital injection or in the form of a shareholder loan from the Company following this offering. As a holding company, we may rely on dividends and other distributions on equity paid by our operating subsidiaries incorporated in Hong Kong and Mainland China, or Operating Subsidiaries, for our cash and financing requirements. We are permitted under the laws of the Cayman Islands and our Amended and Restated Memorandum and Articles of Association to provide funding to our Operating Subsidiaries through loans and/or capital contributions. Our Operating Subsidiaries are permitted under the laws of their incorporation (as the case may be) to issue cash dividends to us without limitation on the size of such dividends. However, if any of our Operating Subsidiaries incur debt on their own behalf, the instruments governing such debt may restrict their ability to pay dividends. As of the date of this prospectus, no transfers were made from the Company to its Operating Subsidiaries and our Operating Subsidiaries have not encountered difficulties or limitations with respect to their respective abilities to transfer cash between each other. As of the date of this prospectus, our Operating Subsidiaries do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. See “Dividend Policy” on page 56 of this prospectus. There can be no assurance that the PRC government will not restrict or prohibit the flow of cash in or out of Hong Kong and Mainland China thereby affecting our PRC Subsidiaries. Any restrictions, prohibitions, interventions or limitations by the PRC government on the ability of our subsidiaries in Hong Kong and the PRC Subsidiaries to transfer cash or assets in or out of the PRC may result in these funds or assets not being available to fund operations or for other uses outside of the PRC. For additional information, see “Transfers of Cash to and from Our Subsidiaries” on page 5 of this prospectus.

Upon completion of this offering, our issued and outstanding shares will consist of 40,000,000 ordinary shares. We will be a “controlled company” as defined under Nasdaq Capital Market Marketplace Rule 5615(c) because, immediately after the completion of this offering, Maxway Enterprises Limited, which is indirectly wholly-owned by Mr. Yu Chi Tat, Dennis (our executive director), will control, through his direct and indirect wholly-owned companies Future Dimension Holdings Limited and Maxway Enterprises Limited, 26,876,200 ordinary shares representing approximately 67.19% of the voting power of our issued and outstanding ordinary shares. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and remuneration committees might not consist entirely of independent directors upon closing of the offering set forth in this prospectus. Please see “As a “controlled company” within the meaning of the Nasdaq Capital Market or other national securities exchange rules. We may rely on exemptions from certain corporate governance requirements that provide protection to Shareholders of other companies” beginning on page 45 of this prospectus for more information.

	Per Share		Total
Initial public offering price(1)	US$	4.50	US$	9,900,000	(4)
Underwriting discounts and commissions(2)	US$	0.315	US$	693,000
Proceeds to the Company before expenses(1)(3)	US$	4.50	US$	6,300,000
Proceeds to the Selling Shareholder before expenses(1)(3)	US$	4.50	US$	3,600,000

(1) Initial public offering price per share is assumed to be US$4.50 (being the mid-point of the initial public offering price range).

(2) We have agreed to pay the underwriter a discount equal to 7.0% of the gross proceeds of the offering. This table does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to the underwriter. For a description of the other compensation to be received by the underwriter, see “Underwriting” beginning on page 144.

(3) Excludes fees and expenses payable to the underwriter. The total amount of underwriter expenses related to this offering is set forth in the section entitled “Expenses Relating to This Offering” on page 138.

(4) Includes US$6,300,000 gross proceeds to be paid to the Company from the sale of 1,400,000 ordinary shares offered by the Company and US$3,600,000 gross proceeds to be paid to the Selling Shareholder from the sale of 800,000 ordinary shares offered by the Selling Shareholder.

If we complete this offering, net proceeds will be delivered to us and the Selling Shareholder on the closing date.

The underwriter expects to deliver the ordinary shares to the purchasers against payment on or about [●], 2025.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the ordinary shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Bancroft Capital, LLC

The date of this prospectus is [●], 2025.

Until and including [●], 2025 (the 25th day after the date of this prospectus), all dealers that effect transactions in these ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

ABOUT THIS PROSPECTUS

Except where indicated or where the context otherwise requires, the terms “Company,” “Group,” “we,” “us” and “our” refer to Ultra High Point Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act, and its direct and indirect subsidiaries or any of them, or where the context so requires, in respect of the period before our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors. For other conventions that apply to this prospectus, see “Prospectus Summary — Conventions That Apply to This Prospectus”.

Neither we, the Selling Shareholder nor the underwriter have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither we, the Selling Shareholder nor the underwriter take responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we, the Selling Shareholder nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus outside the United States.

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with the provisions of the US Generally Accepted Accounting Principles.

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them, and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Our financial year ends on March 31 of each year. References in this prospectus to a financial year, such as “financial year 2024”, relate to our financial year ended March 31 of that calendar year.

On May 14, 2025, for purposes of recapitalization in anticipation of the initial public offering, the Company effected a 1:8 sub-division of its ordinary shares (a “forward stock split”). Following the forward stock split, the Company’s authorized share capital remains US$500,000 divided into 4,000,000,000 ordinary shares of a par value of US$0.000125 each. On May 15, 2025, Maxway surrendered 1,003,800 ordinary shares, Prestige Unison surrendered 68,600 ordinary shares, Supreme One surrendered 68,600 ordinary shares, Grow Ace surrendered 42,000 ordinary shares, Zone Wise surrendered 56,000 ordinary shares, World Oasis surrendered 49,000 ordinary shares, Cheng Wing Keung surrendered 56,000 ordinary shares, Conford surrendered 28,000 ordinary shares and Clouds Top surrendered 28,000 ordinary shares each to the Company, respectively or 3.50% of their shareholdings each. None of these shareholders surrendering their ordinary shares received any consideration for surrender of their ordinary shares, nor are there any agreements or arrangements in place under which any of these shareholders will surrender their remaining ordinary shares. Unless otherwise indicated, all references to ordinary shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the 1:8 forward stock split and the shares surrendered by our existing shareholders on May 15, 2025 as if they had occurred at the beginning of the earliest period presented. Following the forward stock split and surrenders and prior to this offering, there are 38,600,000 ordinary shares outstanding.

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys. Although industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable, we have not independently verified such data and forecasts. This information involves a number of assumptions and limitations, and if any one or more of the assumptions or limitations underlying such data and forecasts are later found to be incorrect, actual results may differ from the expectations based on these assumptions. You are cautioned not to give undue weight to such data and forecasts. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.” These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe”, “plan”, “expect”, “intend”, “should”, “seek”, “estimate”, “will”, “aim” and “anticipate”, or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

●	changes in the laws, regulations, policies and guidelines in the jurisdictions in which we operate;

●	the regulatory environment in the jurisdictions in which we operate;

●	competition in the healthcare IT solutions and services industry in the jurisdictions in which we operate;

●	reliance on certain customers for a significant portion of our revenue;

●	political instability in the jurisdictions in which we operate;

●	breaches of laws or regulations in the operation and management of our current and future businesses and assets;

●	the overall economic environment and general market and economic conditions in the jurisdictions in which we operate;

●	our ability to execute our strategies;

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●	changes in the need for capital and the availability of financing and capital to fund these needs;

●	our ability to anticipate and respond to changes in the healthcare IT solutions industry, the markets in which we operate, and in client demands, trends and preferences;

●	man-made or natural disasters, including war, acts of international or domestic terrorism, civil disturbances, occurrences of catastrophic events and acts of God such as floods, earthquakes, typhoons and other adverse weather and natural conditions that affect our business or assets;

●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us; and

●	legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The markets for IT solutions may not grow at the rate projected by such market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our ordinary shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our ordinary shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Our Mission

Our mission is to offer customized and comprehensive healthcare IT solutions and services to public and private hospitals in Hong Kong, aiming to (i) enhance clinical operations and improve efficiency through workflow standardization; (ii) offer better patient experience; and (iii) improve patient safety through closed-loop management.

We are also exploring opportunities to adapt and expand our Hong Kong-developed healthcare IT solutions to overseas markets that are receptive to digital transformations and innovations. Currently, we are in the initial stages of evaluating potential expansion into regions such as Asia-Pacific Economic Cooperation (APEC) countries and the United Arab Emirates (UAE). These efforts involve market research, identifying potential distribution channels, and engaging in preliminary discussions with prospective partners. While we are optimistic about these opportunities, we have not yet entered into definitive agreements related to these expansions.

Overview

We are a group that provides customized and comprehensive healthcare IT solutions and services to public and private hospitals in Hong Kong with over 15 years of experience. The business process entails the review and design of the software system installation plan, procurement of materials and consumables, engagement and supervision of subcontractors, on-site inspection and installation, and testing and commissioning. Throughout our operation history, we have worked with approximately 25.5% of the public hospitals and approximately 50% of the private hospitals in Hong Kong. We generate revenue from the provision of healthcare information technology solution services and such revenue is recognized using the percentage of completion method based primarily on contract costs incurred to date compared to total estimated contract costs.

Our comprehensive range of healthcare IT solutions and services include (i) designing and building customized hospital information systems (HIS); (ii) developing customized Internet of Medical Things (IoMT) solutions; (iii) integrating customers’ HIS with third-party systems and devices via our proprietary medical integration platform; (iv) maintaining the healthcare IT solutions we design/build/install; and (v) upgrading the healthcare IT solutions we design, build, and install.

Competitive Strengths

We believe our competitive strengths lie with the following:

●	we have an established reputation and track record in the healthcare IT solution industry.

●	we have strong technological capabilities.

●	we have a sustainable business model and good relationship with hospitals in Hong Kong.

●	we have an experienced and committed management team.

●	our offices are strategically located.

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Growth strategies

Our principal objective is to foster growth in our business and strengthen our market position in the healthcare IT solutions industry through the following strategies:

●	maintain and strengthen our established market presence by heavily investing in research and product development.

●	expand our services to a more diversified range of public and private hospitals.

●	expand into overseas markets.

Organization Chart

The chart below sets out our corporate structure as at the date of this prospectus. The operations of our group are primarily conducted by our Operating Subsidiaries, which are comprised of Ultra High Point (HK), Thingsocket, Grandwon, Hangzhou Lianxuntong and Hangzhou Jigaodian. Sun Pacific is an investment holding company that owns a 40% ownership interest in our associate, Clinic First. The ordinary shares offered in this offering are shares of Ultra High Point Holdings Limited (referred to in the chart below as The Company) and not shares of our Operating Subsidiaries. Please see page 85 for further details of our corporate structure pre and post-offering.

Conford
(BVI)
Mr. Cheng Wing Keung
Clouds Top
(BVI)
Maxway
(Hong Kong)
Supreme One
(BVI)
Prestige Unison
(BVI)
Grow Ace
(BVI)
Zone Wise
(BVI)
World Oasis
(BVI)
2.00%
4.00%
2.00%
71.70%
4.90%
4.90%
3.00%
4.00%
3.50%
The Company
(Cayman Islands)
100%
CareQuartz
(BVI)
100%
Ultra High Point (HK)
(Hong Kong)
100%
51%*
Mr. Choi Ho Chong
Sun Pacific
(Hong Kong)
100%
Grandwon
(Hong Kong)
Thingsocket
(Hong Kong)
60%
40%
Clinic First
(Hong Kong)
100%
100%
Hangzhou Lianxuntong
(PRC)
Hangzhou Jigaodian
(PRC)
* (The remaining 49% is held by Maxway)

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Summary of Key Risks

Investing in our ordinary shares involves risks. The risk factors summarized below are qualified by reference to “Risk Factors” beginning on page 10 of this prospectus, which you should carefully consider before making a decision to purchase ordinary shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our ordinary shares would likely decline, and you may lose all or part of your investment.

●	If we fail to retain business relationships with our three major customers or secure new customers, our business, financial condition and results of operations may be adversely affected. See a more detailed discussion of this risk factor with the same title on page 10 of this prospectus.

●	If our new or upgraded healthcare IT solutions and services are not effectively promoted or do not achieve market acceptance, our business, results of operations and financial condition may be adversely affected. See a more detailed discussion of this risk factor with the same title on page 11 of this prospectus.

●	Errors, defects, disruptions or any other malfunction or quality issues of our healthcare IT solutions causing interruption to our customers’ IT systems and/or infrastructure could diminish demand for our solutions. See a more detailed discussion of this risk factor with the same title on page 12 of this prospectus.

●	We enter into fixed-price contracts with our customers, and our failure to accurately estimate the resources and time required to perform these contracts could materially and adversely affect our business, results of operations and financial condition. See a more detailed discussion of this risk factor with the same title on page 12 of this prospectus.

●	Most of our revenue is derived from competitive tendering or quotation. See a more detailed discussion of this risk factor with the same title on page 12 of this prospectus.

●	We provide healthcare IT solutions and services to our customers on a project-by-project basis which exposes us to the risk of uncertainty and potential volatility with respect to our revenue. See a more detailed discussion of this risk factor with the same title on page 13 of this prospectus.

●	We rely on our technical staff to develop, test, maintain and enhance our healthcare IT solutions. See a more detailed discussion of this risk factor with the same title on page 13 of this prospectus.

●	Our work with public hospitals exposes us to additional risks inherent in the government contracting environment. See a more detailed discussion of this risk factor with the same title on page 16 of this prospectus.

●	We are generally required to provide cash deposits or bank guarantees to secure our performance under contracts with public hospitals which could affect our liquidity. See a more detailed discussion of this risk factor with the same title on page 17 of this prospectus.

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●	Our independent registered public accounting firm expressed substantial doubt regarding our ability to continue as a going concern, which requires that we obtain sufficient funding to finance our operations. See a more detailed discussion of this risk factor with the same title on page 18 of this prospectus.

●

The Social, economic, political and legal developments or instability, as well as any changes in government policies, in Hong Kong and the PRC could materially and adversely affect our business, results of operations, financial condition and business prospects. See a more detailed discussion of this risk factor with the same title on page 19 of this prospectus.

●

The economic, political and social conditions of the PRC as well as its government policies may adversely affect our business and results of operations. See a more detailed discussion of this risk factor with the same title on page 28 of this prospectus.

●	There are political risks associated with conducting business in Hong Kong and in the PRC that could adversely impact our business operations, our financial position, our liquidity, our ability to fund and expand our business and the market price of our ordinary shares. See a more detailed discussion of this risk factor with the same title on page 28 of this prospectus.

●	The possibility of the intervention and influence to our current and future operations in Hong Kong by the PRC government or PRC laws. See a more detailed discussion of this risk factor with the same title on page 34 of this prospectus.

●

The Hong Kong legal system is subject to uncertainties which could limit the legal protections available to Ultra High Point (HK), Grandwon, Thingsocket and Sun Pacific. See a more detailed discussion of this risk factor with the same title on page 34 of this prospectus.

●

Recent regulatory actions taken and statements made by the PRC government with little advance notice regarding regulation of business operations in certain areas in Mainland China could have a material adverse effect on our business operations, our ability raise capital in the future and the value of our securities. See a more detailed discussion of this risk factor with the same title on page 35 of this prospectus.

●

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in the PRC could adversely affect us and limit the legal protections available to you and us. See a more detailed discussion of this risk factor with the same title on page 39 of this prospectus.

●	We are currently not required to obtain approval from PRC governmental authorities to list on U.S exchanges, however, if we were required to obtain approval in the future, we cannot predict whether or how soon it will be able to obtain such approval or complete such filing. See a more detailed discussion of this risk factor on page 39 of this prospectus.

●

Despite our headquarter is in Hong Kong Special Administrative Region, there are risks that any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely your ability to offer or continue to offer securities to investors and cause the value of our securities to significant decline or be worthless. See a more detailed discussion of this risk factor under the section headed “Regulatory development in the PRC” from page 34 of this prospectus.

Corporate Information

We were incorporated in the Cayman Islands as an exempted company on June 11, 2024. Our registered office in the Cayman Islands is at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our principal executive office is at Unit 707, 7th Floor, Lakeside 1, Phase Two, No. 8 Science Park West Avenue, Hong Kong Science Park, Pak Shek Kok, New Territories, Hong Kong. Our telephone number at this location is +852 3101 1186. Our principal website address is https://www.ultrahp.com. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc. 122 East 42nd Street, 18th Floor, New York, NY 10168.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforceability of Civil Liabilities” for more information.

PRC Regulatory

As advised by our PRC Counsel, Guangdong Wesley Law Firm, based on PRC laws and regulations effective as of the date of this prospectus, (i) neither we, nor our Hong Kong subsidiaries, are considered as “PRC domestic companies” the issuance and listing of shares of which would be deemed to be an “Indirect Overseas Issuance and Listing” that is subject to the Trial Administrative Measure or Trial Measure; and (ii) neither we, nor our Hong Kong subsidiaries and PRC subsidiaries are required to obtain regulatory approval from the CSRC or go through the filing procedures under the Trial Administrative Measures before our ordinary shares can be listed or offered in the U.S.

We and our Operating Subsidiaries will not be deemed to be an “operator of critical information infrastructure,” any “data processor” carrying out data processing activities, and neither we or our subsidiaries are subject to cybersecurity review by the CAC for this Offering or required to obtain regulatory approval from the CAC nor any other PRC authorities for our and our subsidiaries’ operations in Hong Kong.

Apart from the business registration certificate of Hangzhou Lianxuntong and Hangzhou Jigaodian, we are not required to obtain any permissions or approvals from any PRC authorities to operate as of the date of this prospectus, and no additional permissions or approvals have been applied for by us or denied by any relevant PRC authorities.

If the Trial Administrative Measures, the Measures for Cybersecurity Review (2021), and the PRC Personal Information Protection Law (the “PIPL”) become applicable to us or our Operating Subsidiary in Hong Kong, our operation and the listing of our ordinary shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiary become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future.

In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we were required to obtain such permissions or approvals, (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we not receive or maintain relevant permissions or approvals required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face regulatory risks those operated in Mainland China, including the ability to offer securities to investors, list our securities on a U.S. or other foreign exchanges, conduct our business or accept foreign investment or sanctions by the CSRC, the CAC, or other PRC regulatory agencies. Any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability and to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to provide only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and

●	an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, on the effectiveness of our internal control over financial reporting.

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We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the financial year in which the fifth anniversary of the completion of this offering occurs, (2) the last day of the financial year in which we have total annual gross revenue of at least US$1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the United States Securities Exchange Act of 1934, as amended, or Exchange Act, which means the market value of our ordinary shares that are held by non-affiliates exceeds US$700.0 million as of the prior December 31, and (4) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Implications of Being a Foreign Private Issuer

Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq or another national securities exchange. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq or another national securities exchange. Following this offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of the Nasdaq or another national securities exchange, such that a majority of the directors on our board of directors are not required to be independent directors.

Transfers of Cash to and from Our Subsidiaries

Our business is primarily conducted through our direct and indirect subsidiaries, namely Ultra High Point (HK), Grandwon, Hangzhou Lianxuntong, Hangzhou Jigaodian and Sun Pacific and our non-wholly owned subsidiary, Thingsocket. The Cayman Islands holding company will rely on dividends paid by these subsidiaries as well as the intermediary wholly-owned subsidiary incorporated in the British Virgin Islands, CareQuartz Limited or CareQuartz, for our Company’s working capital and cash needs, including the funds necessary to pay any dividends.

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During the financial year ended March 31, 2024, we declared a constructive dividend in an amount of US$5,256,169, which was fully settled during such financial year by offsetting the amount of the constructive dividend against the amount due from a related party controlled by Mr. Yu, the Controlling Shareholder. There has not been any other transfers, dividends, or distributions between our Company, subsidiaries, or to our investors. If we decide to pay dividends on any of our ordinary shares, as a holding company, we will depend on the receipt of funds from our operating subsidiaries through dividend payments. We are permitted under the laws of the Cayman Islands to provide funding to our operating subsidiaries through loans and/or capital contributions without restriction on the amount of the funds loaned or contributed.

We currently intend to retain all of our available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Investors in our ordinary shares should note that, to the extent cash in the business is in Hong Kong or a Hong Kong entity or in the Mainland China or is a Mainland China entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions by the PRC government or the imposition by the PRC government of restrictions and limitations on the ability of these subsidiaries to transfer cash.

Cayman Islands. Subject to the Companies Act and our Amended and Restated Memorandum and Articles of Association, our board of directors may declare dividends and distributions on our ordinary shares and authorize payment of the dividends or distributions out of the funds of the Company. No dividend or distribution shall be paid except out of our realized or unrealized profits, or out of our share premium account unless immediately following the payment we are able to pay our debts as they fall due in the ordinary course of business. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either its profit or share premium account, provided that in no circumstances may a dividend be paid if such payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

British Virgin Islands. Under BVI law, the board of directors of our BVI subsidiary may authorize payment of a dividend to its shareholders as such time and of such an amount as they determine if they are satisfied on reasonable grounds that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due.

Hong Kong. Under Hong Kong law, dividends may only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions or limitations on distributing earnings from our business and subsidiaries to the Company and U.S. investors. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

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Mainland China. Under PRC law, all dividends and other distributions declared and payable on the Company’s direct equity interests in the PRC Subsidiaries in RMB may under the PRC Laws be payable in foreign currency and may be freely transferred out of the PRC, provided that the remittance of such dividends outside of the PRC complies with the procedures required by the currently applicable PRC Laws relating to foreign exchange and the withholding tax provisions under the PRC Enterprise Income Tax Law, and all such dividends will not be subject to any other taxes under the laws and regulations of PRC and are otherwise free and clear of any other taxes in the PRC and may be paid without the necessity of obtaining any government authorization in the PRC. Specifically, according to the PRC Company Law, PRC subsidiaries in China may pay dividends only out of their accumulated profits, if any, determined in accordance with the PRC accounting standards and regulations. In addition, PRC Subsidiaries are required to allocate at least 10% of their accumulated profits each year, if any, to fund certain reserve funds unless these reserves have reached 50% of the registered capital of the enterprises. These reserves are not distributable as cash dividends. Moreover, according to the Income Tax Law, income such as dividends from the PRC derived by a non-resident enterprise is subject to a 10% withholding tax, which may be reduced if the foreign jurisdiction of incorporation has a tax treaty with the PRC that provides for a different withholding arrangement.

Conventions That Apply to This Prospectus

Except where the context otherwise requires and for purposes of this prospectus only:

●	“Amended and Restated Memorandum and Articles of Association” means the amended and restated memorandum and articles of association of our Company to be adopted by our Company conditional upon and with effect immediately prior to the completion of this offering.

●	“Clinic First” means Clinic First Limited, a company incorporated in Hong Kong of which we indirectly own 40% of its shareholding.

●	“Companies Act” means the Companies Act, Cap. 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time.

●	“Future Dimension” means Future Dimension Holdings Limited, a company incorporated in BVI and is wholly-owned by Mr. Yu.

●	“Grandwon” means Grandwon International Limited, a company incorporated in Hong Kong and an indirectly wholly-owned subsidiary of the Company.

●	“we,” “us,” or “our” means the Company and its subsidiaries or any of them, or where the context so requires, in respect of the period before the Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of the Company at the relevant time or the businesses which have since been acquired or carried on by them or, as the case may be, their predecessors.

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●	“Hangzhou Lianxuntong” means Hangzhou Lianxuntong Technology Co., Ltd.*, a company established in the PRC and an indirectly wholly-owned subsidiary of the Company.

●	“Hangzhou Jigaodian” means Hangzhou Jigaodian Technology Co., Ltd.*, a company established in the PRC and an indirectly wholly-owned subsidiary of the Company.

●	“HK$” means Hong Kong Dollars, the lawful currency of Hong Kong.

●	“Independent Third Party” means a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company.

●	“Maxway” means Maxway Enterprises Limited, a company incorporated in Hong Kong and wholly-owned by Future Dimension Holdings Limited, a company wholly-owned by Mr. Yu.

●	“Memorandum and Articles of Association” means the memorandum and articles of association of our Company adopted on June 11, 2024, a copy of which was filed as Exhibit [●] to the registration statement of which this prospectus forms a part.

●	“Mr. Yu” or “Controlling Shareholder” means Mr. Yu Chi Tat Dennis, our executive Director and controlling shareholder.

●	“Operating Subsidiaries” means Ultra High Point (HK), Grandwon, Thingsocket, Hangzhou Lianxuntong and Hangzhou Jigaodian.

●	“PRC” means the People’s Republic of China，including Hong Kong and the Macau Special Administrative Regions of the People’s Republic of China

●	“PRC Subsidiaries” means collectively Hangzhou Lianxuntong and Hangzhou Jigaodian.

●	“Resale Shareholders” means collectively Grow Ace, Zone Wise, World Oasis, Mr. Cheng, Conford, Clouds Top and Maxway, and each a “Resale Shareholder”.

●	“RMB” means Renminbi, the lawful currency of Mainland China.

●	“Selling Shareholder” means Maxway.

●	“Sun Pacific” means Sun Pacific Link Limited, an investment holding company incorporated in Hong Kong with no operations and an indirectly wholly-owned subsidiary of the Company.

●	“Ultra High Point (HK)” means Ultra High Point Limited, a company incorporated in Hong Kong and an indirectly wholly-owned subsidiary of the Company.

●	“US$” or “USD” or “United States Dollars” means United States dollar(s), the lawful currency of the United States of America.

●	“Thingsocket” means Thingsocket Solutions Limited, a company incorporated in Hong Kong and an indirectly non-wholly-owned subsidiary of the Company.

* The English names of our PRC business entities are directly translated or transliterated from their Chinese names and may be different from their names shown on their respective records filed with relevant PRC authorities.

8

THE OFFERING

Offering Price	The initial public offering price will be between US$4.00 and US$5.00 per ordinary share.

Ordinary shares offered by us	1,400,000 ordinary shares

Ordinary shares offered by the Selling Shareholder	800,000 ordinary shares by Maxway

Ordinary shares issued and outstanding prior to this offering	38,600,000 ordinary shares

Ordinary shares to be issued and outstanding immediately after this offering	40,000,000 ordinary shares

Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately US$[●] million, based on an assumed initial public offering price of US$4.50 per ordinary share, which is the mid-point of the initial public offering price range set forth on the cover of this prospectus, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering (i) to enhance the fundamental research on our key technologies, improve the development of our standardized solutions and iteratively launch diverse commercialization applications and functions for more business scenarios; (ii) to strengthen our technological infrastructure and research and development capabilities; (iii) to expand our solution offerings, build our brand and enhance our commercialization capabilities. By leveraging our go-to-market strategies and accumulated industry insights proven to be successful in serving our key end-customer industries, we will conduct careful evaluation and analysis on the expected market size, competitive landscape and potential challenges before entering into other new end-customer industries; (iv) to pursue domestic and overseas strategic investment and acquisition opportunities, so as to implement our long-term growth strategy to optimize our solutions and expand and penetrate the end-customer industries; and (v) for working capital and corporate purpose. See “Use of Proceeds.”

Lock-up	We, each of our directors and executive officers and certain principal shareholders have agreed, subject to certain exceptions, for a period of 180 days after the date of this prospectus, not to, except in connection with this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any other securities convertible into or exercisable or exchangeable for ordinary shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ordinary shares. These restrictions do not apply to the sale of ordinary shares being sold in this offering by the Selling Shareholder, to the sale of ordinary shares by Maxway pursuant to the resale prospectus or to sales of ordinary shares by certain other Resale Shareholders pursuant to the resale prospectus that occur from and after the 60-day period following the date of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting—Lock-Up Agreements.”

Risk factors	Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page 10 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

Listing	We plan to apply to list the ordinary shares on the Nasdaq.

Proposed trading symbol	UHP

Transfer agent	[●]

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RISK FACTORS

Investing in our shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in the Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

This prospectus also contains forward-looking statements having direct and/or indirect implications on our future performance. Our actual results may differ materially from those anticipated by these forward-looking statements due to certain factors, including the risks and uncertainties faced by us, as described below and elsewhere in this prospectus.

Risks Related to Our Business and Industry

If we fail to retain business relationships with our three major customers or secure new customers, our business, financial condition and results of operations may be adversely affected.

Collectively, three of our major customers, namely CUHK Medical Centre Limited, The Chinese Medicine Hospital of Hong Kong and Hong Kong Adventist Hospital, contributed approximately 88.2% and 90.8% of our revenue during the fiscal years ended March 31, 2024 and 2025, respectively, and CUHK Medical Centre Limited accounted for approximately 66.6% and 35.7% of our revenue, respectively, during such years. See “Business – Customers” for additional information regarding our major customers. We expect to continue to derive a significant portion of our revenue from these three customers in the foreseeable future. However, we cannot assure you that these customers will continue to engage us for our healthcare IT solutions and services, and on at least comparable scales and terms. These three customers are not obligated to give us any new business or at comparable scale or on terms which they historically had done. If any of these three major customers cease to engage us or terminate their respective contract(s) with us, we may be unable to timely identify new customers and secure new contracts to make up for the lost business. Even if new contracts are obtained, they may not be on comparable or better commercial terms.

A number of factors could negatively affect customer growth and retention, including:

●	we may be unable to timely develop and provide solution updates or new solutions in accordance with evolving customer demands, industry standards and regulatory requirements;

●	we may fail to timely update existing technologies or develop new technologies to stay ahead or abreast of market advances; and

●	our competitors may develop solutions similar to or better than ours, which may result in loss of existing customers or decline in new customer growth.

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Our ability to obtain new business from our customers and to maintain good relationships with them is subject to the stability of their operations and business strategies, which are beyond our control and ability to predict. If our existing customers decide to change their strategies, such as downsizing their business or suspending or ceasing their development or expansion plans due to shifting consumer spending habits, market conditions, business strategies or their own performance, their demand for our services may decline. They may also choose to work with service providers willing to offer highly competitive quotations or extended payment terms.

Even if we are prepared to match the terms of our competitors, there is still no assurance that we will be awarded the contract. We cannot guarantee a sufficient pipeline or new, sizeable project contracts to sustain our business and maintain or improve our current results of operations and financial condition. Any failure to obtain new contracts from our customers, or a significant decrease in the value of the new contracts and/or our customers’ significant delay in or failure to make payments to us could lead to loss of revenue and/or affect our liquidity and thus affect our business adversely.

We face risks and uncertainties regarding the evolving healthcare IT solution industry, which imposes a significant burden on the research and development and maintenance of our healthcare IT solutions.

We offer a comprehensive spectrum of healthcare IT solutions for public and private hospitals in Hong Kong, generating all our revenue from the development, sale and maintenance of these solutions. The healthcare IT solution industry in Hong Kong is experiencing rapid developments, subject to continuous technological innovations, changing customer demands and regulatory requirements. As such, the level of demand and market acceptance of our solutions are subject to a high degree of uncertainty.

If we fail to improve our existing solutions as well as to develop and introduce new solutions with features meeting evolving customer demands, industry standards and regulatory requirements as expected in a timely and cost-effective manner, our solutions may become less attractive, or even obsolete. As a result, we may be unable to attract new customers and our existing customer base may shrink.

Our solution offerings leverage various IT technologies including, among others, information and communication technology, digital technology and mobile technology. Our research and development efforts focus on developing and testing new and complementary software-driven solutions, as well as further enhancing the usability, functionality, reliability and flexibility of our existing solutions. This results in high research and development and maintenance costs. However, the rapid changes of the healthcare IT solution industry make trends difficult to predict, and our investments in research and development and maintenance may not generate expected returns.

If our new or upgraded healthcare IT solutions and services are not effectively promoted or do not achieve market acceptance, our business, results of operations and financial condition may be adversely affected.

We have invested significant resources into researching and developing new healthcare IT solutions, as well as upgrading our existing offerings. As we operate in an evolving industry, our long-term results of operations and continued growth will depend on our ability to successfully develop and market new or upgraded healthcare IT solutions and services to our customers.

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Errors, defects, disruptions or any other malfunction or quality issues of our healthcare IT solutions causing interruption to our customers’ IT systems and/or infrastructure could diminish demand for our solutions.

Our healthcare IT solutions are critical to the daily operations of our hospital customers. Any errors, defects, disruptions or malfunctions in our solutions that cause interruptions to our customers’ IT systems and infrastructure could have significant consequences. It could harm our customers’ businesses, leading them to seek claims against us for the losses they have suffered; it could damage our market reputation, diminishing customer demand for our solutions and putting us at a disadvantage in future competitive bidding.

We may also have to divert significant resources to (a) fix such errors, defects, disruptions or malfunctions and to ensure the functionality and reliability of all our existing healthcare IT solutions; (b) rebuild confidence in our healthcare IT solutions and brand image; and (c) defend against or settle any potential legal claims.

We enter into fixed-price contracts with our customers, and our failure to accurately estimate the resources and time required to perform these contracts could materially and adversely affect our business, results of operations and financial condition.

We typically enter into fixed-price contracts with our customers for our healthcare IT solutions and services. This requires us to accurately estimate the resources and time required in performing these contracts, such as required manpower, costs of necessary hardware or software products, and subcontractors’ expenses. We bear the risk of cost overruns and have to pay penalties for completion delays under these contracts, even if circumstances change. There may be various factors affecting the actual time taken and cost incurred by us in completing the contracts, including, among others, delay in supply of products and services by third party vendors, technical difficulties, lack of manpower and other unforeseeable problems and circumstances. Delay or cost overruns may result in lower profits or losses on these contracts. We cannot assure you that we will always be able to accurately estimate the resources and time required to complete our fixed-price contracts.

Most of our revenue is derived from competitive tendering or quotation.

We derive most of our revenue from contracts awarded through a competitive tender or quotation process. The growth of our business depends on our tendering or quoting successfully. Our existing customers are not under any contractual obligation to give us the first right for any future projects nor are they obliged to enter into any contracts with us or engage our services for their subsequent projects. We have to go through a new tender or quotation process with them for each new project. Even if we are awarded with the contract in the end, there is no assurance that the terms and conditions of the new contract will be substantially the same as the old one. New tender or quotation is more challenging as we are not familiar with the working style and underlying requirements of the new customers, thus our chances of success are more uncertain. For each new tender or quotation, there is no assurance that (i) we are able to meet the prerequisite requirements for tendering or quotation; (ii) we would be invited to or made aware of the tender or quotation process; (iii) the terms and conditions of the new contracts would be comparable to the existing contracts or commercially acceptable to us; and (iv) our tender or quotation would ultimately be selected by our existing or potential customer. In order to enhance our competitiveness in the tender or quotation process, we may have to agree to a contract price which is lower than our proposed tender price or quotation and/or offer more favorable terms to our customers. Even if we are prepared to do so, there is still no assurance that we will be awarded with the contract, thus we cannot guarantee that there will be sufficient new and sizeable projects in our pipeline to sustain our business and maintain or improve our current results of operations and financial conditions.

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We provide healthcare IT solutions and services to our customers on a project-by-project basis which exposes us to the risk of uncertainty and potential volatility with respect to our revenue.

We provide healthcare IT solutions and services to our customers on a project-by-project basis and this is not recurring in nature. The duration of our implementation projects ranges from six months to three years, and our customers typically engage us to provide technical and maintenance services for the solutions we delivered to them for two to ten years (including the warranty period). However, we cannot guarantee that our customers will continue to engage us for the technical and maintenance services or continue to provide us with new businesses. In general, we do not have long-term contracts with our customers that they will deploy our services for all their healthcare IT solutions needs, which create uncertainty to our future revenue streams. Our business and future revenue will likely be adversely affected if we are unable to secure new engagements from new customers or our existing customers do not continue to engage us.

It is also difficult to forecast future businesses from our customers. We provide customized healthcare IT solutions to meet the specific needs of our customers on a project-by-project basis. The contract sum is determined by various factors including complexity of the solutions, technical specification requirements, system configurations and our expected workload. As such, the revenue generated from each customer is different for each contract. The sustainability of our financial performance, including the number of projects undertaken, the total revenue contributed from the projects and revenue from each customer, is uncertain. Our financial performance may therefore fluctuate from year to year, and can be unpredictable.

We rely on our technical staff to develop, test, maintain and enhance our healthcare IT solutions.

Our technical team, including programmers, test engineers, and application support specialists, is responsible for developing, testing, and maintaining our core software-driven healthcare IT solutions, which generate substantially all of our profits. We are therefore heavily dependent on retaining our technical talents.

However, experienced technical talents in the healthcare IT solution industry are in high demand in Hong Kong, the PRC, and globally. Our competitors, as well as our customers, may solicit our technical employees. This could lead to a high turnover rate, which could be disruptive to our business.

Replacing departing technical staff or hiring new talents to support our growth plans could be difficult, costly and time-consuming. In addition, our customers may require us to maintain a stable technical team during the project execution. A failure to maintain the required technical team could be considered a contractual breach, damaging our relationships and requiring renegotiation or compensation.

If any of the foregoing happens, we may lose our customers, have to compensate our customers under relevant contract provisions or re-negotiate our existing contracts with our customers. As a result, our business may be severely disrupted and we may have to incur additional expenses to recruit, train and retain our technical staff.

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Our business depends substantially on the continuing efforts of our management and other key personnel, as well as a competent workforce that supports our existing operations and future growth.

Our future success is heavily dependent on the continued contributions of our executive leadership, particularly the CEO, as well as our senior management team and key technical personnel. In particular, we rely on the expertise, experience and vision of our Executive Director and Chief Executive Officer, Mr. Yu, as well as other Executive Directors and members of our senior management team, who collectively possesses expertise across healthcare IT solutions and services, strategic planning, management, project management, tendering, business development, sales and marketing, customer relationship management, human resources and financial control. We also rely on the technical know-how and skills of other key personnel, including our key technical staff and technology supervisors. If any of our senior management or key personnel becomes unable or unwilling to continue to contribute their services to us, we may be unable to replace them easily or at all. As a result, our business may be severely disrupted and we may have to incur additional expenses to recruit, train and retain key personnel. All these may adversely affect our results of operations and financial condition. See “Management” for more details.

Our existing operations and future growth require a sizeable and competent workforce. We rely on our experienced business development staff, business analysts and health informatics analysts for our business aspects of technology and solution design as well as to anticipate and effectively respond to changing customer preferences and market trends. The effective operation of our own IT system and other back-office functions depends in part on our professional employees. However, our industry is characterized by high demand and intense competition for talents. In order to attract and retain talents, we may need to offer higher compensation, better training and more attractive career trajectory and other benefits to our employees, which may be costly and burdensome. We cannot assure you that we will be able to attract or retain qualified workforce necessary to support our current operation and future growth. We may fail to manage our relationship with our employees, and any disputes between us and our employees, or any labor-related regulatory or legal proceedings may divert management and financial resources, negatively impact staff morale, reduce our productivity as well as harm our reputation and future recruiting efforts. Moreover, as our business has grown rapidly, our ability to train and integrate new employees into our operations may not meet the increasing demands of our business.

We rely on our IT system and technological infrastructure.

Our business operations and success depend on the stable performance of our IT system and technological infrastructure, which are used to, among others, communicate with our customers and vendors, develop healthcare IT solutions and monitor the performance of our healthcare IT solutions. Our IT system and technological infrastructure are vulnerable to a variety of events, including but not limited to telecommunication failures, power shortages, malicious human acts and natural disasters. If we experience any breakdown, malfunction or failure of our IT system and technological infrastructure, our services to our customers may be interrupted, thereby adversely affect our reputation, operation and financial results. If such interruption is frequent, it may diminish the demand for our healthcare IT solutions, which in turn will also affect our business and results of operations. As such, an extended breakdown or failure of our information technology systems could disrupt our operations and have an adverse effect on our business, financial condition and results of operations.

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We may implement business strategies and future plans that may not be successful.

The successful implementation of our business strategies and future plans depends on a number of factors including general market conditions, government policies, the availability of funds, competition and our ability to retain and recruit competent employees. There is no assurance that our business strategies and future plans can be implemented effectively and successfully as some of these factors are beyond our control. If any implementation of these strategies and plans fails or is delayed, we may be adversely affected by investment expenses that have not led to the anticipated results, by the distraction of management from our core business or by damage to our brand or reputation. Moreover, if we fail to secure adequate funds in a timely manner, we may also be unable to pursue opportunities to expand our business. All these could adversely affect our business, results of operations and financial condition.

We may be unable to sustain our rapid growth or effectively manage our growth.

Our revenue increased significantly by approximately 29.3% from approximately HK$57.3 million in the fiscal year ended March 31, 2024 to approximately HK$74.1 million in the fiscal year ended March 31, 2025. However, our growth during this period may not be indicative of our future performance. Although we plan to continue to expand our scale of operations through investments in the research and development of new technologies and solutions, we may not grow at a rate comparable to our historical growth rate, either in terms of revenue or profit, and we may not be successful in maintaining or increasing overall profitability or generating positive cash flow going forward. Our future growth and our ability to sustain profitability are dependent on many factors, including, among others, growth of the healthcare IT solution industry in Hong Kong and the overseas market which we plan to expand into (such as Asia-Pacific Economic Cooperation (APEC) countries and the United Arab Emirates (UAE)), the market acceptance of our solutions, the profitability and strategic focuses of our customers and our ability to implement our business strategies, to effectively compete against existing and potential competitors and to improve our operational, financial, accounting and other internal systems and controls. Expansion of our business also requires capital commitments and could divert management resources away from our current business. There is no assurance that we can successfully implement our expansion plans or do so without straining our management resources.

 If we fail to compete effectively, we may lose customers, which could materially and adversely affect our business, results of operations and financial condition.

We face competition from other companies that focus on developing and commercializing IT solutions for healthcare institutions. We also compete with traditional IT providers that offer more general corporate software and services

We may face potential competition from global IT solution providers seeking to enter the Hong Kong market, whether independently or through strategic alliances and acquisitions of local software companies. While we have established a significant market presence in Hong Kong, we operate in a competitive industry. Some of our competitors and potential new entrants are larger companies with greater resources, and they may also choose to enter the healthcare IT sector. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, customer demands, industry standards and regulatory requirements. Moreover, our competitors may offer solutions that address customer needs at lower prices or with greater depth than our offerings. They could also develop and market new technologies with comparable functionality to our healthcare IT solutions, potentially compelling us to lower our prices in order to remain competitive.

If we are unable to effectively compete against these rivals, our customer base may decrease. To increase our competitiveness, we may be required to divert additional resources to promote our solutions and brand awareness, and such additional spending could adversely affect our profitability.

15

Overall, the competitive landscape poses significant risks that we must navigate skillfully to maintain our market position and financial performance.

Our operating margin may decline as a result of increasing labor, subcontracting, material and other indirect costs.

Our cost of sales is mainly comprised of project-related expenses, including employee benefit expenses, cost of computer hardware and software and subcontracting costs. We also incur indirect costs such as selling and administration costs, management costs and finance costs. These indirect costs can be affected by, among other things, increasing overhead for administration purposes and rising interest rates.

If labor, material, or other indirect costs increase, our subcontractors may pass on those higher costs to us by raising their subcontracting fees. These cost components are subject to unpredictable increases that are beyond our or our vendors’ control.

Our work with public hospitals exposes us to additional risks inherent in the government contracting environment.

Our customers include public hospitals which are governmental entities. Our government work carries various risks inherent in the government contracting process. These risks include, but are not limited to, the following:

●	Government contracts are subject to heightened reputational and contractual risks compared to contracts with commercial clients. For example, government contracts and the proceedings surrounding them are often subject to more extensive scrutiny and publicity. Negative publicity, including an allegation of improper or illegal activity, regardless of its accuracy, may adversely affect our reputation.

●	Terms and conditions of government contracts also tend to be more onerous and are often more difficult to negotiate. For example, these contracts often contain high or unlimited liability for breaches and feature less favorable payment terms and sometimes require us to take on liability for the performance of third parties.

●	Government entities typically fund projects through appropriated monies. While these projects are often planned and executed as multi-year projects, government entities usually reserve the right to change the scope of or terminate these projects for lack of approved funding and/or at their convenience. Changes in government or political developments, including budget deficits, shortfalls or uncertainties, government spending reductions or other debt constraints could result in our projects being reduced in price or scope or terminated altogether.

●	Political and economic factors, such as pending elections, the outcome of recent elections, changes in leadership among key executive or legislative decision makers, revisions to governmental tax or other policies and reduced tax revenues, can affect the number and terms of new government contracts signed or the speed at which new contracts are signed, decrease future levels of spending and authorizations for programs that we bid, shift spending priorities to programs in areas for which we do not provide services and/or lead to changes in enforcement or how compliance with relevant rules or laws is assessed.

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The occurrences or conditions described above could affect not only our business with public hospitals, but also our business with certain private hospitals which obtain funding from the government, and could have a material adverse effect on our business or our results of operations.

We are generally required to provide cash deposits or bank guarantees to secure our performance under contracts with public hospitals which could affect our liquidity.

For projects awarded by public hospitals, we are generally required to provide cash deposits or bank guarantees in favor of our customers (which typically have to be backed by cash or other collateral and/or guarantees) to secure our performance under such contracts. The amount of cash deposit or bank guarantee required for each project is generally 2.0% to 6.0% of the total contract price for the implementation of the healthcare IT solutions under such project. As of March 31, 2025, we had provided cash deposits in the amount of HK$5.3 million to our customers for this purpose.

A high amount of cash collateral to secure our performance under contracts may adversely affect our liquidity position. If we fail to provide the cash deposits or bank guarantees required under the contracts with our customers, our customers will have the right to terminate such contracts with us. The termination of such contracts could materially and adversely affect our business, results of operations, and financial condition.

Furthermore, if we fail to perform any of our obligations under the contracts, our customers have the right to deduct any amount which they wish to claim from us, even if we believe they have no grounds for such deductions. Under such circumstances, we may have to divert attention to claim back the deducted amount, which may hurt our relationship with such customers and reduce their demand for our services.

Our customers may omit certain contract works by variation orders which can cause the total contract sum of that project to be reduced.

Our project contracts generally have provisions empowering our customers to give instructions to vary the contract works by the issuance of variation orders, which we are obliged to follow. Such variation orders could relate to the addition, modification or omission of the contract works. For any cancellation of contract works, the total contract sum of that project will be reduced based on the relevant contract terms. If a customer omits or reduces a substantial amount of contract works resulting in a significant reduction of the total contract sum of a high-value sizeable project accounting for a significant portion of our revenue, our business, results of operations and financial conditions may be adversely affected.

Our contracts may be suspended, modified or terminated by our customers at their discretion and our contract value may not be recognized timely, or at all.

The contract value of a project represents the amount that we expect to receive under the terms of the contract, assuming such contract is performed in accordance with its terms. We determine the amount of our contract value based on this assumption, but it may not accurately reflect our actual future earnings.

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Our project contracts typically provide our customers have the right to change or delay the project timetables, as well as to suspend or terminate the contract in whole or in part by giving us one-month prior written notice at their own discretion. We cannot assure you that we will not be subject to any material suspension, modification, termination or cancellation of contracts by our customers in the future. Such material suspension, modification, termination or cancellation may have a material adverse effect on our results of operations.

Moreover, we also cannot guarantee that our contract value will be recognized timely, or at all, or that the recognized amount will result in profits. Given these uncertainties, we caution you not to fully rely on our contract value information presented herein as an indicator of our future results of operations and earnings.

Our independent registered public accounting firm expressed substantial doubt regarding our ability to continue as a going concern, which requires that we obtain sufficient funding to finance our operations.

Our financial statements appearing at the end of this prospectus have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of these uncertainties related to our ability to operate on a going concern basis.

Our independent registered public accounting firm included an explanatory paragraph in its audit report on our financial statements as of and for the year ended March 31, 2025, stating that we recorded net current liabilities and a working capital deficit of US$1,159,337 and an operating cash outflow of US$1,423,851. These events raised substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends on our ability to raise additional capital and negotiate with our banks and other borrower for them not to exercise repayment on demand clauses with respect to bank borrowings of US$1,581,590 and US$1,060,125, and other borrowings of US$2,056,000, out of total bank and other borrowings of US$4,787,267, which are otherwise scheduled to mature in 2028, 2034 and 2026, respectively.

We are exposed to the risk of leakage of customers and their patients’ information and data.

We do not collect or store any confidential information regarding our customers or their patients.  However, we may have access to certain proprietary or confidential information pertaining to our customers or their businesses and patients while performing duties for them. We enter into confidentiality agreements with our employees who have access to such information and data. The confidentiality agreements legally obligate the employees not to reveal any of our confidential information, including information related to our customers, their businesses, or their patients, to any third parties. We also generally require our customers to desensitize any data they provide us for data analysis, further processing, or research and development purposes.

Despite our efforts to safeguard customers’ and their patients’ information and data, there is no guarantee that we can successfully prevent information and data leakage. Any failure or perceived failure of our privacy-related obligations to customers, their patients, or other third parties or under any privacy laws or regulations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other customer data, may result in governmental enforcement actions, litigation or public statements against us by our customers, their patients or other third party.

We are exposed to credit risks of our customers and our outstanding trade receivables remain at a relatively high level.

Our business operations are subject to the risk of payment deferrals and/or defaults by our customers. For our software development services, most of our contracts provide for progress payments from our customers based on project milestones, such as delivery, installation and testing of our healthcare IT solutions. Although some contracts include deposits or advance payments, others, particularly those with public hospitals, generally do not provide for any advance payment after the signing of contracts.

However, we incur costs associated with a project, primarily including labor and overhead cost, professional indemnity insurance fees, costs of hardware and software costs, and subcontracting fees in advance of the first milestone payment from our customers during the first three to four months following the commencement of a project. As a result, we are required to make prepayments for certain project costs and expenses before receiving sufficient payments from our customers.

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During the fiscal years ended March 31, 2024 and 2025, our trade and other receivables amounted to approximately HK$19.6 million and HK$27.1 million, respectively. We are thus exposed to the risk that customers may delay or maybe unable to pay us when milestones are reached or upon completion of contracts, which may put our cash flow and working capital under pressure.

We cannot assure you that we will be able to fully recover the outstanding amounts due from our customers in a timely manner pursuant to the payment schedules listed in our contracts, or at all. If we fail to receive such outstanding amounts from our customers in full or in a timely manner, or at all, our liquidity may be adversely affected. This, in turn, will hamper our ability to (i) invest in the research and development of healthcare IT solutions and/or to pursue our other growth strategies as planned; and (ii) meet our payment obligations.

Our business may be subject to seasonal effects, which may adversely affect our liquidity and results of operations in certain seasons.

Our business generally experiences some effects of seasonal variations. Some of our customers tend to enter into contracts with us and/or conduct the inspection and other procedures for acceptance of our services in the fourth quarter of their fiscal year. This is often due to their internal procurement procedures and approval and payment process. As a result, we may experience a fluctuation in our revenue, with higher revenue generated in the fourth quarter compared to other quarters. This seasonality factor may cause seasonal fluctuations in our financial results, which may adversely affect our liquidity and results of operations in certain seasons.

Social, economic, political and legal developments or instability, as well as any changes in government policies, in Hong Kong and the PRC could materially and adversely affect our business, results of operations, financial condition and business prospects.

Our business operations are located in Hong Kong with our back office for program and software development in the PRC, and all our customers being public and private hospitals in Hong Kong. Consequently, our business, results of operations, financial condition and business prospects are significantly exposed to the social, economic, political and legal developments in Hong Kong and the PRC. The uncertainties in these areas include, but are not limited to, the risks of war, regional conflicts, terrorism, extremism, nationalism, contract nullification, changes in interest rates, imposition of capital controls, foreign ownership restrictions and international sanctions. Additionally, changes in government policies or introduction of new rules or regulations concerning our industry (such as minimum wage) and tax methods pose risks.

Particularly, events with adverse impact on investors’ confidence and risk appetites, such as general deterioration of the economy in Hong Kong and/or the PRC, mass civil disobedience movements (such as strikes and industrial actions), significant fluctuations in the stock exchange, deterioration of political relations or tightening of foreign investment may lead to a reduction in investment/development in the healthcare sector.

Our directors anticipate that Hong Kong will continue to be the bases of our business operations in the near future and our back office for program and software development continue to be located in the PRC, and we may expand into Asia-Pacific Economic Cooperation (APEC) countries and the United Arab Emirates (UAE). As open economies, these countries’ domestic economics are affected by many other unpredictable factors such as global economic, social, legal and political developments and changes in local and international economic and political situations.

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Changes in the existing government policies, economic conditions, social and political situations, and the business environment in Hong Kong, the PRC, Asia-Pacific Economic Cooperation (APEC) countries, and the United Arab Emirates (UAE), some of which are beyond our control, may pose risks to our operations and might lead our customers to reduce, delay or eliminate spending on existing projects. These scenarios would have a negative effect on our business operations. Specifically, our business and results of operations could be materially and adversely affected by changes in laws and regulations concerning the healthcare and IT industries, foreign investment, foreign labor, taxation and ownership and expropriation of property, as well as environmental or health and safety matters in these regions.

Any deterioration in the market conditions in the healthcare IT solution industry in Hong Kong may affect our business, results of operations, financial condition and business prospects.

All of our projects are currently located in Hong Kong. The future growth and level of profitability of the healthcare IT solution industry in Hong Kong depend primarily upon the continuation of investment in the healthcare industry, the nature, extent and timing of which will be determined by the interplay of a variety of factors. These factors include the level of investment in both public and private hospitals, as well as the general conditions and prospects of the local economy.

There are also many other factors affecting the healthcare IT solution industry in Hong Kong, including (i) general political, economic, financial and social developments in Hong Kong; (ii) fluctuations in interest rates; (iii) availability of skilled labor; (iv) local government policies; and (v) cyclical trends of the regional and global economies. If the healthcare IT solution industry in Hong Kong declines for any reason, our business, results of operations, financial condition and future prospects could be adversely affected.

Given the significant concentration of our operations in Hong Kong, we are highly exposed to the risks and uncertainties associated with the local market. Our performance is closely tied to the overall health and growth dynamics of the Hong Kong healthcare sector and the broader economic environment.

We depend on third party vendors.

We rely on third party vendors to provide us with hardware and software products and technical support services to support our business operation. In the fiscal year ended March 31, 2024, our five largest venders included Technergy Solutions Limited, Hangzhou Century Company Limited, Agilizing Limited, Tri-soft Media Company Limited and Qingdao E-Lianhome Technology Company Limited. Collectively, purchases attributed to these vendors accounted for approximately 74.9% of our total purchases during such year. In the fiscal year ended March 31, 2025, our five largest venders included Technergy Solutions Limited, Mass Modules Limited, Vesta Technology and System Limited, Tri-soft Media Company Limited and Hangzhou Century Company Limited. Collectively, purchases attributed to these vendors accounted for approximately 76.8% of our total purchases during such year. Furthermore, purchases attributed to our largest vendor, Tri-soft Media Company Limited accounted for approximately 28.4% and 59.3% of our total purchases during the fiscal years ended March 31, 2024 and 2025, respectively.

We have not entered into any long-term contract with our vendors, and we generally do not carry significant inventories. As a result, we do not have a guaranteed supply of these products and services. If any of our vendors were to cease, suspend or limit production or shipment of these products to us, or cease, suspend or limit their services provided to us, or adversely modify supply terms or pricing, our ability to successfully implement solutions or provide our services may be materially impaired. We cannot assure you that we will be able to obtain these products and services or acceptable substitutes from alternative suppliers on commercially reasonable terms or at all.

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Moreover, there may be design or manufacturing defects in third party products, or the services provided may be incompetent, all of which may adversely affect the performance of our healthcare IT solutions. We cannot assure you that all such defects and incompetency could be detected and resolved before we deliver our solutions to our customers. If we deliver substandard solutions to our customers, our customers may require us to extend the warranty period, reduce our fees or indemnify them. They may also initiate legal proceedings against us. These issues could increase our costs and damage our market reputation.

Our operating results could be materially harmed if we are unable to accurately forecast consumer demand for our healthcare IT solutions and services and adequately manage our inventory.

To ensure adequate inventory supply, we must forecast inventory needs and expenses and place orders sufficiently in advance with our suppliers based on our estimates of future demand for our healthcare IT solutions and services. Our ability to accurately forecast demand for our healthcare IT solutions and services could be affected by many factors, including an increase or decrease in customer demand for our healthcare IT solutions and services or for healthcare IT solutions and services of our competitors, healthcare IT solutions and services introduced by our competitors, unanticipated changes in general market conditions, effects of any pandemic and the weakening of economic conditions or consumer confidence in future economic conditions.

If we fail to accurately forecast customer demand, we may experience excess inventory levels or a shortage of hardware or software for use in our healthcare IT solutions. Inventory level in excess of customer demand may result in inventory write-downs or write-offs and the sale of excess inventory at discounted prices, which would cause our gross margin to suffer. Conversely, if we underestimate client demand for our healthcare IT solutions and services, our suppliers may not be able to timely deliver products to meet our requirements and may cause delays in the delivery of our healthcare IT solutions and services, and this could result in damage to our brand and customer relationships and adversely affect our reputation, revenue and operating results.

Any failure to protect our intellectual property rights may adversely affect our business and reputation.

We regard our copyrights, patents, trademarks and other intellectual properties as critical to our success. We rely on a combination of copyright, patent and trademark laws, trade secrets protection, restrictions on disclosure and other agreements that restrict the use of our intellectual properties to protect these rights. As of the date of this prospectus, we have registered three domain names, three trademarks and two patents in Hong Kong; and one software copyright in the PRC. Although we have included confidentiality provision in the employment contracts with our technical staff, we cannot assure you that these confidentiality agreements will not be breached, that we will have adequate remedies for any breach, or that our proprietary technology, know-how or other intellectual properties will not otherwise become known to third parties. Despite our efforts to protect our intellectual properties, third parties may still manage to acquire or otherwise misappropriate our intellectual properties without authorization. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors.

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Implementing a mechanism to monitor and detect unauthorized use of our intellectual properties typically requires a high cost, and this mechanism may be inadequate to fully detect all intellectual property misappropriations. We will not be able to protect our intellectual properties if we are unable to enforce our rights or if we do not detect unauthorized use of our intellectual properties. Furthermore, defending ourselves against intellectual property infringements through litigations can be costly and may involve intensive work. There is no guarantee that we may obtain favorable judgments in these actions. Even if we manage to obtain such favorable judgments, there is no guarantee that our intellectual property rights will be enforced effectively to prevent any unauthorized use by others. Moreover, for those proprietary technologies not yet protected by intellectual property rights registered with the relevant competent governmental authorities in Hong Kong or other relevant jurisdictions, third parties may obtain and use these technologies. In addition, any intellectual property rights that we obtain may be challenged by others or invalidated through administrative processes or litigations.

Our inability to protect our proprietary technologies against unauthorized copying or use could delay further sales or the implementation of our healthcare IT solutions, impair the functionality of our solutions, delay introductions of new solutions or result in the use of inferior or more costly technologies in our solutions as substitutes, which may adversely affect our reputation, business, financial condition and results of operations.

Third parties may claim that we infringe their intellectual property rights, which could cause us to incur significant legal expenses and prevent us from promoting our healthcare IT solutions.

As we face increasing competition, we also face a higher risk of being the subject of intellectual property infringement claims. Our customers are entitled to the intellectual property rights for the customized healthcare IT solutions we develop for them. We also rely on intellectual properties owned by third parties for some software development through licensing arrangements. We have used our best efforts to implement many procedures to ensure compliance with intellectual property laws, and we were not involved in any intellectual property infringement actions brought by third parties in Hong Kong and/or the PRC that would have a material adverse effect on our results of operations during the fiscal years ended March 31, 2024 and 2025 and up to the date hereof. However, there is no guarantee that third-party right holders will not assert intellectual property infringement or other related claims against us in the future.

Defending against intellectual property claims is costly and can impose a significant burden on our ability to develop, launch and sell our healthcare IT solutions. While we have taken measures to avoid infringement, we cannot provide assurance that our use of third-party intellectual property or our own proprietary technology does not and will not infringe on the rights of others. Any intellectual property litigation or claims brought against us, whether successful or not, could be extremely costly to defend, divert our management’s attention and other resources.

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We rely on data collected from the databases of our customers to operate the customized healthcare IT solutions we develop for them, and any severe limitation in permission to access to their databases could diminish the functions of our solutions.

Our customized healthcare IT solutions, in particular our Internet of Medical Things solutions, rely on the medical data acquired from the hospital information systems or other databases of our customers. As such, if our customers forbid or severely limit our access to their hospital information systems or other databases or if the quality of the medical data acquired from the existing databases are not as good as expected, our solutions may not function well or even fail. Any failure that interrupts our ability to provide solutions to customers could significantly reduce the attractiveness of our solutions to customers and reduce the demand for our solutions.

We may be unable to receive the full amount of contract assets.

Contract assets represent our right to the consideration in exchange for goods and services transferred to our customers. These contract assets are recognized as revenue earned from our healthcare IT solutions and services at the time our work is performed, however our actual receipt of consideration from our customers is conditioned on our customers’ acceptance of our work.

As of March 31, 2024 and 2025, we had contract assets of US$570,533 and US$4,849,924, respectively. During the four months ended July 31, 2025, US$1,147,955 of the contract assets we held as of March 31, 2025 were billed and reclassified as trade receivables during four months ended July 31, 2025 and, as of the date of this prospectus, 100% of such trade receivables have been paid. However, we cannot assure you that we will always be able to receive payments for the full amount of contract assets for our work because our healthcare IT solutions may not be fully accepted by our customers.

Negative publicity about us, our healthcare IT solutions, operations and our management may adversely affect our reputation and business.

We may from time to time receive negative publicity about our Group, our business, our management or our healthcare IT solutions. Such negative publicity may result from malicious harassment or unfair competition actions by third parties. We may even be subject to government or regulatory investigation due to this third-party conduct, which could require us to spend significant time and incur additional costs to defend ourselves against the allegations, without being able to conclusively refute each of the allegations within a reasonable period of time, or at all.

Our reputation and customer confidence in our healthcare IT solutions may also be damaged due to the misconduct of our employees or any third parties with whom we conduct business. As a result of such negative publicity, our reputation may be materially and adversely affected as a result of any negative publicity, which in turn may cause us to lose market share, customers and business partnerships.

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Future strategic alliances or investments may have a material and adverse effect on our business, reputation and results of operations.

In order to implement our growth strategies, we may pursue investments and strategic alliances (including joint ventures or minority equity investments) from time to time. These acquisitions and alliances could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by our business partners and increased expenses in establishing new strategic alliances, any of which may materially and adversely affect our business. We may have limited ability to monitor or control the actions of these business partners and, to the extent any of these business partners attracts negative publicity, our association with them may also harm our reputation.

We may acquire additional assets, products, technologies or businesses that will complement or have synergistic benefit on our current business. However, future acquisitions and the subsequent integration of such new assets and businesses into our own may divert the attention of our management and result in a diversion of resources from our existing business. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.

In addition to potential shareholder approvals, we may need to obtain approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable laws and regulations in which the acquired targets operate.

Our current insurance coverage may not sufficiently protect us against all the risks we are exposed to and the insurance premium may increase.

There can be no assurance that our current insurance will cover all our risks or adequately protect us against all liabilities arising from claims and litigation against us. We will have to bear any losses, damages or liabilities in the course of our operations arising from events for which we do not have adequate insurance coverage. Further, the insurance premium payable by us depends on various factors, including the scope and contract sum of the projects undertaken by us and our insurance claim track record. There is no assurance that the insurance premium payable by us will not increase or that our insurance coverage will not be reduced in the future. If we were held liable for uninsured losses, the amounts of claims for insured losses exceed the limits of our insurance coverage or the insurance premium payable by us increases significantly, our business, results of operations and financial condition may be materially and adversely affected.

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Natural disasters and other catastrophic events beyond our control could adversely affect our business operations and financial performance.

The occurrence of one or more other natural disasters, such as fires, hurricanes, tornados, tsunamis, floods and earthquakes; geo-political events, such as civil unrest in a country in which our suppliers are located or terrorist or military activities disrupting transportation, communication or utility systems, or other highly disruptive events, such as nuclear accidents, pandemics, unusual weather conditions or cyberattacks, could adversely affect our operations and financial performance. These events could result in, among other things, operational disruptions, physical damage to or destruction or disruption of one or more of our properties or properties used by third parties in connection with the supply of products or services to us, the lack of an adequate workforce in parts or all of our operations and communications and transportation disruptions. These factors could also cause consumer confidence and spending to decrease or result in increased volatility in the United States, Hong Kong and global financial markets and economy. Such occurrences could have a material adverse effect on us and could also have indirect consequences such as increases in the costs of insurance if they result in significant loss of property or other insurable damage.

We may need to raise additional capital required to grow our business, and we may be unable to raise capital on terms acceptable to us or at all.

Growing and operating our business will require significant cash outlays and capital expenditures and commitments. Although we expect that our current cash and cash equivalents, anticipated cash flows from operating activities and the proceeds from this offering will be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for at least 12 months following this offering, there is a risk that we may need additional cash resources to fund our growth plans or if we experience adverse changes in business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for new investments, acquisitions, capital expenditures or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we will need to seek additional capital, potentially through equity or debt financing, to fund our growth. Our ability to access the credit and capital markets in the future as a source of liquidity, and the borrowing costs associated with such financing, are dependent upon market conditions. In the event of a sustained market deterioration, and continued declines in revenues, we may need additional liquidity, which would require us to evaluate available alternatives and take appropriate actions. We cannot provide any assurance that we will be able to obtain additional sources of financing or liquidity in amounts or on terms acceptable to us, or at all.

In addition, we have agreed with the underwriter, for a period of 180 days from the date of this prospectus, subject to certain exceptions not to (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares (other than the registration statement containing the resale prospectus), or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (y) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ordinary shares or any such other securities, whether any such transaction described in clause (x) or (y) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise, without the prior written consent of the underwriter. The existence of this provision may delay or prevent us from raising additional capital for the 180-day period following this offering. In addition, any equity securities we issue, including any preferred stock, may be on terms that are dilutive or potentially dilutive to our stockholders, and the prices at which new investors would be willing to purchase our securities may be lower than the offering price per share of our shares in this offering. The holders of any equity securities we issue, including any preferred stock, may also have rights, preferences or privileges which are senior to those of existing holders of our shares. If new sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans based on available funding, if any, which would harm our ability to grow our business.

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Our executive officers have no prior experience in operating a U.S. public company, and their inability to operate the public company aspects of our business could harm us.

Our executive officers have no experience in operating a U.S. public company, which makes our ability to comply with applicable laws, rules and regulations uncertain. Our failure to comply with all laws, rules and regulations applicable to U.S. public companies could subject us or our management to regulatory scrutiny or sanction, which could harm our reputation and share price.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our ordinary shares may be materially and adversely affected.

Prior to the completion of this offering, we have been a private company with limited accounting personnel resources. Furthermore, prior to this offering, our management has not performed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

Our internal controls relating to financial reporting have not kept pace with the expansion of our business. Our financial reporting function and system of internal controls may be less developed in certain respects than those of similar companies that operate in Hong Kong and the PRC and may not provide our management with as much or as accurate or timely information. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis.”

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of our ordinary shares.

Upon the completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

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During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may be unable to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our ordinary shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under securities laws and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions.

We will be subject to changing laws, rules and regulations in the U.S. regarding regulatory matters, corporate governance and public disclosure that will increase both our costs and the risks associated with non-compliance.

Following this offering, we will be subject to rules and regulations by various governing bodies and self-regulatory organizations, including, for example, the SEC and the NASDAQ, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, as these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalties and our business may be harmed.

We may be subject to currency fluctuation risk. The functional currency (HK$) and reporting currency (US$) may not represent the actual foreign exchange conversion rate.

Our revenue and business operations are denominated in Hong Kong dollars. Whilst the Hong Kong dollar and the U.S. dollar are pegged, there is no assurance that the Hong Kong dollar and U.S. dollar peg will remain unchanged, or such exchange rates will not fluctuate widely against Hong Kong dollar, U.S. dollar or any other foreign currency in the future. The figures presented in US$ in this prospectus is based on a theoretical conversation rate of Hong Kong dollar to U.S. dollar. This does not represent or imply any guarantee that Hong Kong dollar can be converted into U.S. dollar on such exchange rate.

Further, our two subsidiaries are in Mainland China. Fluctuations in the exchange rate of Renminbi against Hong Kong dollar, U.S. dollar and other foreign currencies are affected by, among other things, the policies of the PRC Government and changes in China’s and international political and economic conditions. The conversion and remittance of foreign currencies are subject to PRC foreign exchange regulations. As we may convert our revenue in Hong Kong dollar into other currencies to meet our foreign currency obligations, such as payments of our costs and operations, there is no assurance that we will have sufficient foreign exchange to meet these requirements.

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The economic, political and social conditions of the PRC as well as its government policies may adversely affect our business and results of operations.

We have two subsidiaries in Mainland China, which provide us, with internal program and software development without any other substantial operations, and have not generated any other income domestically in Mainland China. As such, our business and results of operations may indirectly be adversely affected by changes in political, economic and social conditions or the relevant policies of the PRC government, such as changes in laws and regulations (or the interpretations thereof), measures which might be introduced to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and the imposition of additional export restrictions. We can offer no assurance that the PRC government will continue to pursue a policy of economic and social reform. The policies and other measures taken by the PRC government to regulate the PRC economy and social condition may affect our operating and financial results.

There are political risks associated with conducting business in Hong Kong and in the PRC that could adversely impact our business operations, our financial position, our liquidity, our ability to fund and expand our business and the market price of our ordinary shares.

Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and adversely affect the business operations of Ultra High Point (HK), Grandwon, Thingsocket and Sun Pacific. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since the operation of Ultra High Point (HK), Grandwon, Thingsocket and Sun Pacific are based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong is exclusively in charge of its internal affairs and external relations, while the PRC government is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent developments, including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from Mainland China and at the time President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, Mainland China and Hong Kong, which could potentially harm our business to the extent that any such changes impact tourism to the venues where we now or in the future operate our business.

Given the relatively small geographical size of Hong Kong, any of such incident may have a widespread effect on Ultra High Point (HK), Grandwon, Thingsocket and/or Sun Pacific’s business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our ordinary shares could be adversely affected.

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The Company may rely on dividends and other distributions on equity paid by Ultra High Point (HK), Grandwon, Thingsocket, Sun Pacific and/or Clinic First to fund any cash and financing requirements it may have, and any limitations or restrictions, prohibitions, interventions or limitations by the PRC government on the ability of the Company or Ultra High Point (HK) or Grandwon or Thingsocket or Sun Pacific or Clinic First to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund operations or for other uses outside of Hong Kong, which could affect the ability of Ultra High Point (HK) or Grandwon or Thingsocket or Sun Pacific or Clinic First to make payments to the Company, which in turn could have a material and adverse effect on our business.

Within our structure, funds from foreign investors can be directly transferred to their incorporation place of subsidiaries by way of capital injection or in the form of a shareholder loan from the Company following this offering. As a holding company, we may rely on dividends and other distributions on equity paid by our Operating Subsidiaries for our cash and financing requirements. We are permitted under the laws of the Cayman Islands and our Amended and Restated Memorandum and Articles of Association to provide funding to our Operating Subsidiaries through loans and/or capital contributions. Our Operating Subsidiaries are permitted under the laws of their place of incorporation (as the case may be) to issue cash dividends to us without limitation on the size of such dividends. However, if any of our Operating Subsidiaries incur debt on their own behalf, the instruments governing such debt may restrict their ability to pay dividends. We do not maintain cash management policies or procedures with respect to the size or means of such transfers.

Hangzhou Lianxuntong and Hangzhou Jigaodian, our subsidiaries in Mainland China, are subject to restrictions on paying dividends or making other payments to us or our Operating Subsidiaries. Currently and in the foreseeable future, Hangzhou Lianxuntong and Hangzhou Jigaodian solely serve and will continue to solely serve for our system development, and do not and will not have substantial operations nor generate any revenue. However, if Hangzhou Lianxuntong and Hangzhou Jigaodian engage in any revenue generating activities in the future, the PRC regulations permit our Hangzhou Lianxuntong and Hangzhou Jigaodian to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, Hangzhou Lianxuntong and Hangzhou Jigaodian are required to set aside at least 10% of its accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital. Hangzhou Lianxuntong and Hangzhou Jigaodian, our Mainland China subsidiaries, may also, at the respective subsidiary’s discretion, allocate a portion of its after-tax profits based on its articles of association and PRC accounting standards to certain reserve funds. These reserves are not distributable as cash dividends. Furthermore, if our Operating Subsidiaries in the PRC incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our Mainland China subsidiary to distribute dividends or to make payments to us may restrict our ability to satisfy our future liquidity requirements.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

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If Hangzhou Lianxuntong and Hangzhou Jigaodian would have engaged in any revenue generating activities in the future, and if we or our subsidiaries are deemed by the PRC tax authorities as a PRC tax resident enterprise for tax purposes, any dividends we pay to our non-PRC resident shareholders may be regarded as China-sourced income and as a result, may be subject to PRC withholding tax at a rate of up to 10.0%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be reduced to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot be certain that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends to be paid by Hangzhou Lianxuntong and Hangzhou Jigaodian to our Operating Subsidiaries in Hong Kong. Moreover, our Operating Subsidiaries in Hong Kong may be subject to additional restrictions and government regulations if the Chinese government were to impose new laws and regulations or exert more control over our Hong Kong’s business activities.

PRC regulation on loans to, and direct investment in, PRC entities by offshore holding companies and governmental control in currency conversion may delay or prevent us from making loans to or making additional capital contributions to our Hangzhou Lianxuntong and Hangzhou Jigaodian, our Mainland China subsidiaries. Any funds we transfer to Hangzhou Lianxuntong and Hangzhou Jigaodian, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign invested enterprises in China, capital contributions to Hangzhou Lianxuntong and Hangzhou Jigaodian are subject to the registration with the State Administration for Market Regulation or its local counterpart and registration with a local bank authorized by the SAFE. In addition, (i) any foreign loan procured by Hangzhou Lianxuntong and Hangzhou Jigaodian are required to be registered with the SAFE or its local branches and (ii) any of Hangzhou Lianxuntong and Hangzhou Jigaodian may not procure loans which exceed the difference between its total investment amount and registered capital or, as an alternative, only procure loans subject to the calculation approach and limitation as provided by the People’s Bank of China. Additionally, any medium or long-term loans to be provided by us to Hangzhou Lianxuntong and Hangzhou Jigaodian must be registered with the National Development and Reform Commission and SAFE or its local branches. We may not be able to obtain these government approvals or complete such registrations in a timely manner, or at all, with respect to future capital contributions or loans by us to Hangzhou Lianxuntong and Hangzhou Jigaodian. Moreover, Hangzhou Lianxuntong and Hangzhou Jigaodian may be subject to additional restrictions and government regulations if the Chinese government were to impose new laws and regulations or exert more control over Hong Kong’s business activities. If we fail to receive such approvals or complete such registration or filing, our ability to use the proceeds of future offerings to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

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SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or SAFE Circular 19, effective on June 1, 2015 and was amended on December 30, 2019, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. According to SAFE Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of bank loans that have been transferred to a third party. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within the PRC, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether the SAFE will permit such capital to be used for equity investments in the PRC in actual practice. The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to grant loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency it holds, including the net proceeds from the offering to Hangzhou Lianxuntong and Hangzhou Jigaodian, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC. On October 23, 2019, SAFE issued the Notice of the State Administration of Foreign Exchange on Further Facilitating Cross-border Trade and Investment, or “SAFE Circular 28,” which, among other things, expanded the use of foreign exchange capital to domestic equity investment area. Non-investment foreign-funded enterprises are allowed to lawfully make domestic equity investments by using their capital if (i) such investments do not violate the current Negative List and (ii) the domestic investment projects are authentic and are in compliance with relevant regulations. However, since SAFE Circular 28 is newly promulgated, it is unclear how SAFE and competent banks will carry it out in practice.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans or future capital contributions by us to Hangzhou Lianxuntong and Hangzhou Jigaodian. If we fail to complete such registrations or obtain such approvals, our ability to capitalize or otherwise fund our PRC subsidiary may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

The HFCA Act, which was enacted on December 18, 2020, stated that if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

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On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB determinations relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in the PRC and dependency of the PRC, because of a position taken by one or more authorities in the PRC. The PCAOB determinations provide that if the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in the PRC and dependency of the PRC, because of a position taken by one or more authorities in the PRC, it could result in the prohibition of trading in our securities by not being allowed to list on a U.S. exchange, and as a result an exchange may determine to delist our securities, which would materially affect the interest of our investors.

On August 26, 2022, the PCAOB signed a Statement of Protocol, or the SOP, Agreement with the CSRC and China’s Ministry of Finance. The SOP, together with two protocol agreements governing inspections and investigations, or the SOP Agreements, establish a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in Mainland China and Hong Kong, as required under U.S. law. Under the SOP Agreements the PCAOB shall have independent discretion to select any firms for inspection or investigation and has the unfettered ability to retain any information as needed. On December 15, 2022, the PCAOB announced that it has completed a test inspection of two selected auditing firms in Mainland China and Hong Kong and has voted to vacate its previous Determination Report, which concluded in December 2021 that the PCAOB could not inspect or investigate completely registered public accounting firms based in Mainland China or Hong Kong. However, if in the future the PCAOB is prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in Mainland China and Hong Kong, then the companies audited by those registered public accounting firms could be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act.

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In December 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) took effect, which, among other things, amended the HFCAA to reduce from three to two the number of consecutive years an issuer can be identified as having a “non-inspection year” before the SEC must impose trading prohibitions on the issuer’s securities

Our auditor, WWC, the independent registered public accounting firm that issued the audit report included in this prospectus, is registered with the PCAOB and subject to inspections by the PCAOB on a regular basis with the last inspection in November 2021. WWC’s office is headquartered at 2010 Pioneer Court, San Maleo, CA 94403, USA.

We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year, which would increase the burden on us to comply with the requirements, assuming we are able to comply.

During the prior fiscal years ended March 31, 2024 and 2023, including through the date of this prospectus, our auditor does not have any documentation related to their audit reports located in the PRC. However, to the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for the Company may be located in the PRC, the PCAOB may not be able to inspect such audit documentation and, as a result, you may be deprived of the benefits of such inspection.

Although our auditors are not located in Mainland China or Hong Kong, if we change auditors and they are subsequently located in Mainland China or Hong Kong and the PCAOB is unable to inspect or investigate completely our auditor, it could result in the prohibition of trading in our securities by not being allowed to list on a U.S. exchange, and as a result an exchange may determine to delist our securities, which would materially affect the interest of our investors.

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The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region, or the Hong Kong National Security Law, could impact our Hong Kong subsidiary.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, the former U.S. President, Donald Trump, signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020 the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including HKSAR chief executive Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If Ultra High Point (HK), Grandwon, Thingsocket, Sun Pacific or Clinic First are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected. Given our operations in Hong Kong, it is possible that we may, in the future, be negatively impacted by these regulations if deemed to apply to us, or are otherwise changed in such a way as to encompass our business or operations.

The Hong Kong legal system is subject to uncertainties which could limit the legal protections available to Ultra High Point (HK), Grandwon, Thingsocket and Sun Pacific.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, the PRC assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system and parliamentary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed may be compromised, it could potentially impact Hong Kong’s common law legal system and may, in turn, result in uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

Risks Related to Regulatory Development in the PRC

The possibility of the intervention and influence to our current and future operations in Hong Kong by the PRC government or PRC laws could negatively impact such operations.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”.

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Accordingly, we believe PRC laws and regulations do not currently have any material or adverse impact on our business, financial condition or results of operations. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. If there was a significant change to current political arrangements between Mainland China and Hong Kong, companies operating in Hong Kong might face similar regulatory risks as those operated in Mainland China, including their ability to offer securities to investors, list their securities on a U.S. or other foreign exchange, and conduct their business or accept foreign investment. In light of China’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in China can change quickly with little or no advance notice. The PRC government may intervene or influence the current and future operations in Hong Kong at any time or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers like us.

Recent regulatory actions taken and statements made by the PRC government with little advance notice regarding regulation of business operations in certain areas in Mainland China could have a material adverse effect on our business operations, our ability raise capital in the future and the value of our securities.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over Mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China” or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (1) such processing is for the purpose of providing products or services for natural persons within Mainland China, (2) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in Mainland China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (collectively to be referred as the “Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that a Mainland China domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant Mainland China domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations.

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On December 28, 2021, the CAC jointly with the relevant authorities formally published the Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures for Cybersecurity Review (2021) provide that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which came effect on March 31, 2023. The Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

Ultra High Point Holdings Limited is a holding company incorporated in the Cayman Islands with operating entity based in Hong Kong. It does not have any VIE structure and has only immaterial, non-substantive operations in Mainland China, nor is it controlled by any companies or individuals of Mainland China. Further, we are headquartered in Hong Kong with our officers and all members of the Board of Directors based in Hong Kong who are not Mainland China citizens and the main business income of the subsidiaries in Mainland China were derived from the sales to the Operating Subsidiaries in Hong Kong, which means that the income of the subsidiaries in Mainland China did not come from the domestic market in Mainland China. In other words, we have not generated revenues or profits from Mainland China in the most recent accounting year that accounts for more than 50% of the corresponding figure in our audited consolidated financial statements for the same period. Therefore, as confirmed and advised by our PRC Counsel, Guangdong Wesley Law Firm, based on PRC laws and regulations effective as of the date of this prospectus, (i) neither we, nor our Hong Kong subsidiaries, are “PRC domestic companies” the issuance and listing of share of which would be deemed to be an “Indirect Overseas Issuance and Listing” that is would be subject to the Trial Administrative Measures; and (ii) neither we, nor our Hong Kong subsidiaries and PRC subsidiaries are required to obtain regulatory approval from the CSRC or go through the filing procedures under the Trial Administrative Measures before our ordinary shares can be listed or offered in the U.S. As such, we do not believe PRC laws and regulations have any material impact on our and our subsidiaries’ business, financial condition and results of operations.

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Our Operating Subsidiaries in Hong Kong, may not collect and store certain data from our customers, and the data used by PRC subsidiaries to develop systems is simulated data. As advised by Guangdong Wesley Law Firm, our counsel with respect to PRC legal matters, we and our Operating Subsidiaries will not be deemed to be an “operator of critical information infrastructure,” any “data processor” carrying out data processing activities, and neither we or our subsidiaries are subject to cybersecurity review by the CAC for this Offering or required to obtain regulatory approval from the CAC nor any other PRC authorities for our and our subsidiaries’ operations in Hong Kong, since (i) our Operating Subsidiary is incorporated in Hong Kong and operates in Hong Kong. Neither the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law, nor the Draft Overseas Listing Regulations clearly provide whether they shall be applied to a Hong Kong company; (ii) as of date of this prospectus, our Operating Subsidiary may not collect and store certain data from our customers; (iii) the data used by PRC subsidiaries to develop systems is simulated data, we do not currently process any customer data, personal information, or data from third parties other than collecting and storing certain personal information relating to local employees in Mainland China for payroll; (iv) neither we or our subsidiaries rely on personal data collection and processing to maintain our or our subsidiaries’ operations; (v) data processed in our business should not have a bearing on national security nor will the data affect or may affect national security; (vi) all of the data that our Operating Subsidiary has collected is stored in servers located in Hong Kong and such data is not accessible by our subsidiary in Mainland China; (vii) as of the date of this prospectus, neither we nor our Operating Subsidiary has been informed by any PRC governmental authority of being classified as an “Operator” or a “data processor” subject to CAC cybersecurity review or a CSRC review; and (viii) pursuant to the Basic Law of the Hong Kong Special Administrative Region of the PRC, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

However, given the uncertainties arising from the legal system in Mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of PRC laws and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of, relevant Mainland China cybersecurity laws and other regulations. Since these laws, regulations and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our subsidiaries’ daily business operation and the listing of our ordinary Shares on a United States or other foreign exchanges. As the Trial Administrative Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that when and whether we or our subsidiaries will be subject to such filing requirements, or whether we or our subsidiaries will be able to get clearance from the CSRC in a timely manner, or at all, even though we believe that none of the situations that would clearly prohibit overseas listing and offering applies to us.

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Furthermore, if the Trial Administrative Measures, the Measures for Cybersecurity Review (2021), and the PRC Personal Information Protection Law (the “PIPL”) become applicable to us or our Operating Subsidiary in Hong Kong, our operation and the listing of our ordinary shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiary become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future.

Moreover, if there is a significant change to the current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we or our subsidiaries are required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary approval or permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us or our subsidiaries to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, confiscating our and/or our Operating Subsidiary’s income, revoking our or our Operating Subsidiary’s business licenses or operating licenses, discontinuing or placing restrictions or onerous conditions on our operations, requiring us to undergo a costly and disruptive restructuring, restricting or prohibiting our use of proceeds from our Offering to finance our business and operations, and other forms of sanctions or enforcement actions that could be harmful to our business. Any of these actions could cause significant disruption to our or subsidiaries’ business operations, restrict our ability to offer or continue to offer ordinary Shares to investors or list on the U.S. or other overseas exchange, the value of our ordinary Shares may also significantly decline or be worthless, and our business, reputation, financial condition, and results of operations may be materially and adversely affected. In addition, if the CSRC, the CAC, or other PRC regulatory authorities later promulgate new rules requiring that we or our subsidiaries must obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements. Any uncertainties and/or negative publicity regarding such an approval requirement could materially affect the interests of the investors and have a material adverse effect on the possibility of completion of the Offering.

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Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in the PRC could adversely affect us and limit the legal protections available to you and us.

Our PRC Subsidiaries were formed under and are governed by the laws of the PRC. The Company Law of the People’s Republic of China was formulated in 1993. On December 29, 2023, the Seventh Meeting of the Standing Committee of the 14th National People’s Congress revised and passed the Company Law of the People’s Republic of China, which will come into force on July 1, 2024. The newly revised Company Law stipulates that the registered capital of a limited liability company is the amount of capital subscribed by all shareholders registered with the company registration authority. The subscribed capital of all shareholders shall be fully paid within five years from the date of establishment of the company in accordance with the provisions of the company’s articles of association. At the same time, it is stipulated that for companies registered and established before the implementation of the newly revised Company Law, if the investment period exceeds the period stipulated in this Law, except as otherwise provided by laws, administrative regulations or the State Council, it shall be gradually adjusted to within the period stipulated in this Law; for companies with obvious abnormalities in the investment period and amount, the company registration authority may require them to make timely adjustments in accordance with the law. The specific implementation measures shall be separately formulated by the State Council. At the same time, Article 252 of the new Company Law stipulates that if the initiators or shareholders of a company make false capital contributions, fail to deliver, or fail to deliver monetary or non-monetary property as capital contributions on time, the company registration authority shall order them to make corrections and may impose a fine of not less than 50,000 yuan but not more than 200,000 yuan. If the circumstances are serious, a fine of not less than 5% but not more than 15% of the amount of false investment or non-investment shall be imposed; impose a fine of not less than 10,000 yuan but not more than 100,000 yuan on the directly responsible supervisors and other directly responsible personnel. Due to the fact that the registered capital of our PRC subsidiary has not been fully paid and the contribution period has exceeded the prescribed deadline, if shareholders fail to pay the registered capital in full within the prescribed time, we may face various liability risks including breach of contract liability, liquidation liability, criminal liability, administrative penalties, and civil compensation. As of the date of this prospectus, the registered capital of the domestic subsidiary has not been fully paid, and the subscription period stated in the company’s articles of association exceeds 5 years. According to the new Company Law, if the domestic subsidiary fails to adjust its registered capital and subscription period during the transition period and makes actual payments according to the adjusted registered capital and subscription period, it may face penalties from administrative authorities, including fines, revocation of business license, etc. The enterprise may enter the abnormal credit system list, and the legal representative may also be subject to corresponding restrictions. In addition, under the subscribed capital system, if a company is unable to fully repay its due external debts, creditors may demand that shareholders who have not fully paid their contributions use their assets to repay the due debts. This means that shareholders’ personal assets may face the risk of being pursued.

Furthermore, as advised by our PRC Counsel, Guangdong Wesley Law Firm, as of the date of this prospectus, based on PRC laws and regulations effective as of the date of this prospectus, we are not required to obtain permissions or approvals from any PRC authorities before listing in the United States and to issue the ordinary Shares to foreign investors, including the CSRC, the CAC, or any other governmental agency, because (i) our Operating Subsidiaries were established and operating in Hong Kong. We are not a “PRC domestic company” and the issuance and listing of shares of our subsidiaries in Mainland China would not be deemed to be “Indirect Overseas Issuance and Listing” under the Trial Measures.

As further advised by Guangdong Wesley Law Firm, although our Operating Subsidiary had set up Hangzhou Lianxuntong and Hangzhou Jigaodian in Mainland China for developing program and system software for the use by the Operating Subsidiaries in Hong Kong, as Hangzhou Lianxuntong and Hangzhou Jigaodian have not actively engaged in any revenue-generating activities since its incorporation, the main business income of Hangzhou Lianxuntong and Hangzhou Jigaodian were derived from the sales to the Operating Subsidiaries in Hong Kong. In other words, the income of Hangzhou Lianxuntong and Hangzhou Jigaodian did not come from the domestic market in Mainland China and we have not generated revenue or profits from Mainland China in the most recent accounting year that account for more than 50% of the corresponding figure in our audited consolidated financial statements for the same period. The operating income, total profit and total assets of our two Chinese subsidiaries in the most recent accounting year did not account for more than 50% of the audited consolidated financial statements of the Group for the same period. At the same time, in the fiscal year ended March 31, 2025, the net asset data of Ultra High Point Holdings Limited was positive, while the total net asset data of the two Mainland China subsidiaries in the most recent fiscal year was negative. Therefore, it is evaluated that the net asset indicators of the two Mainland China subsidiaries do not account for more than 50% of the audited consolidated statements of the issuer. Considering that the two PRC subsidiaries do not have any business in the PRC other than providing support to Ultra High Point Limited in Hong Kong, do not generate income from the PRC, and the executives are not Mainland Chinese citizens residing in the PRC, we consider that the main business and operations of Ultra High Point Limited and Ultra High Point Holdings Limited, are in Hong Kong. According to the Trial Measures, only when both conditions are met can it be considered as an indirect overseas listing. We do not believe that we would be deemed as “Indirect Overseas Issuance and Listing” under the Trial Measures.

Apart from the business registration certificate of Hangzhou Lianxuntong and Hangzhou Jigaodian, we are not required to obtain any permissions or approvals from any PRC authorities to operate as of the date of this prospectus, and no additional permissions or approvals have been applied for by us or denied by any relevant PRC authorities.

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However, there is no assurance that there will not be any changes in the economic, political and legal environment in PRC in the future. Uncertainties still exist, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future. In the event that the operation of us or our Operating Subsidiary in Hong Kong were to become subject to the PRC laws and regulations, the legal and operational risks associated in Mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in the Mainland China, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our Operating Subsidiary and us, given the substantial operations of our Operating Subsidiary in Hong Kong and PRC government may exercise significant oversight over the conduct of business in Hong Kong.

In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we were required to obtain such permissions or approvals, (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we not receive or maintain relevant permissions or approvals required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face regulatory risks those operated in Mainland China, including the ability to offer securities to investors, list our securities on a U.S. or other foreign exchanges, conduct our business or accept foreign investment or sanctions by the CSRC, the CAC, or other PRC regulatory agencies. Any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability and to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

The PRC Governmental Authority’s control of foreign currency conversion may limit our foreign exchange transactions, including dividend payments on our Shares.

The PRC Governmental Authority imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of PRC. For the PRC Subsidiaries, we receive all of our net revenue in Renminbi. Under our current corporate structure, the Company in the Cayman Islands would rely on dividend payments from the PRC Subsidiaries, to fund any cash and financing requirements we may have outside of the PRC. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, the PRC Subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE by complying with certain procedures under PRC foreign exchange regulation. However, approval from, or registration with, appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of the PRC to pay capital expenses, such as the repayment of loans denominated in foreign currencies. The PRC Governmental Authority may, at its discretion, further restrict access to foreign currencies in the future for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may be unable to pay dividends in foreign currencies to our shareholders.

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Risks Related to Our Securities and This Offering

An active trading market for our ordinary shares may not be established or, if established, may not continue and the trading price for our ordinary shares may fluctuate significantly.

We cannot assure you that a liquid public market for our ordinary shares will be established. If an active public market for our ordinary shares does not occur following the completion of this offering, the market price and liquidity of our ordinary shares may be materially and adversely affected. The public offering price for our ordinary shares in this offering was determined by negotiation between us and the underwriter based upon several factors, and we can provide no assurance that the trading price of our ordinary shares after this offering will not decline below the public offering price. As a result, investors in our ordinary shares may experience a significant decrease in the value of their shares.

The trading price of our ordinary shares may be volatile, which could result in substantial losses to investors

The trading price of our ordinary shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in Hong Kong that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our shares may be highly volatile for factors specific to our own operations, including the following:

●	fluctuations in our revenues, earnings and cash flow;

●	changes in financial estimates by securities analysts;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

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Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our ordinary shares.

In addition to the risks addressed above in “The trading price of our ordinary shares may be volatile, which could result in substantial losses to investors,” our ordinary shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our ordinary shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our ordinary shares. In addition, investors of our ordinary shares may experience losses, which may be material, if the price of our ordinary shares declines after this offering or if such investors purchase shares of our ordinary shares prior to any price decline.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our ordinary shares, the market price for our ordinary shares and trading volume could decline.

The trading market for our ordinary shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade our ordinary shares, the market price for our ordinary shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our ordinary shares to decline.

The sale or availability for sale of substantial amounts of our ordinary shares, including the ordinary shares held by our Resale Shareholders that are being registered concurrently for resale in the resale prospectus, could adversely affect the market price

Sales of substantial amounts of our ordinary shares in the public market after the completion of this offering and from the sale of shares held by our Resale Shareholders through the resale prospectus, or the perception that these sales could occur could adversely affect the market price of our shares and could materially impair our ability to raise capital through equity offerings in the future. This is notwithstanding that certain Resale Shareholders are subject to a 60-day lock up period with respect to the ordinary shares that may be sold pursuant to the resale prospectus. See “Underwriting” for more details. Prior to the sale of our shares in this offering, we have 38,600,000 ordinary shares outstanding. The shares sold in this offering will be freely tradable without restriction or further registration under the U.S. Securities Act of 1933, as amended, or Securities Act, and, subject to the terms of any lock-up agreements, shares held by the Resale Shareholders may also be sold in the public market subject to the restrictions in Rule 144 and Rule 701 under the Securities Act. There will be 40,000,000 ordinary shares outstanding immediately after this offering. In connection with this offering, our directors and officers named in the section “Management,” have agreed not to sell any shares until 180 days after the date of this prospectus without the prior written consent of the underwriter, subject to certain exceptions, unless the underwriter releases these securities from these restrictions. The Resale Shareholders may be willing to accept a lower sales price than the price investors pay in this offering, which could substantially lower the market price of our ordinary shares. We cannot predict what effect, if any, market sales of securities held by the Resale Shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our shares. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

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Short selling may drive down the market price of our ordinary shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Because our public offering price per ordinary share is substantially higher than our net tangible book value per ordinary share, you will experience immediate and substantial dilution.

If you purchase ordinary shares in this offering, you will pay substantially more than our net tangible book value per ordinary share. As a result, you will experience immediate and substantial dilution of US$4.40 per ordinary share, representing the difference between our as adjusted net tangible book value per ordinary share of US$0.10 as of March 31, 2025, after giving effect to the net proceeds to us from this offering, assuming no change to the number of ordinary shares offered by us as set forth on the cover page of this prospectus and an assumed public offering price of US$4.50 per ordinary share (being the mid-point of the initial public offering price range). See “Dilution” for a more complete description of how the value of your investment in our shares will be diluted upon the completion of this offering.

You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price.

We intend to use the net proceeds of this offering due to us as set out in “Use of Proceeds.” However, our management will have considerable discretion in the application of the net proceeds received by us in this offering. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds due to us from this offering may be placed in investments that do not produce income or that lose value.

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If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

We are a non-U.S. corporation and, as such, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

It is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations.”

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq or another national securities exchange corporate governance listing standards. If relied upon, these practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq or another national securities exchange corporate governance listing standards.

As a foreign private issuer intending to apply to list our ordinary shares on the Nasdaq or another national securities exchange, we are permitted to rely on a provision in the Nasdaq or another national securities exchange corporate governance listing standards that allow us to follow Cayman Islands law with regard to certain aspects of corporate governance. At the time of effectiveness of this registration statement, we intend to reply on the home country exemption, which would allow us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq or another national securities exchange.

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For example, we are exempt from Nasdaq or another national securities exchange regulations that require a listed U.S. company to:

●	have regularly scheduled executive sessions with only independent directors; and

●	seek shareholders’ approval for (i) the implementation and material revisions of the terms of share incentive plans, (ii) the issuance of more than 1% of our outstanding ordinary shares or more than 1% of our outstanding voting power to a related party, (iii) the issuance of more than 20% of our outstanding ordinary shares, and (iv) an issuance that would result in a change of control.

While as a foreign private issuer, we are permitted to follow home country practice in lieu of the above requirements, our audit committee is required nonetheless to comply with the provisions of Rule 10A-3 of the Exchange Act, which is applicable to U.S. companies listed on the Nasdaq or another national securities exchange. Therefore, we intend to have a fully independent audit committee upon effectiveness of the registration statement of which this prospectus is a part, in accordance with Rule 10A-3 of the Exchange Act.

As a “controlled company” within the meaning of the Nasdaq Capital Market or another national securities exchange Rules, we may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are and, upon the completion of this offering, will continue to be a “controlled company” as defined under the Nasdaq Capital Market or another national securities exchange Rules, because one of our shareholders, Maxway, holds more than 50% of our voting power. As a result, for so long as we remain a controlled company as defined under that rule, we are permitted to elect to rely, and in the future may rely, on certain exemptions from corporate governance rules of the Nasdaq Capital Market or another national securities exchange Rules including:

●	an exemption from the rule that a majority of our Board must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

The exemption we intend to rely on is that our director nominees need not be selected or recommended solely by independent directors. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

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You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act, and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors, officers and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law. Decisions of the English courts are generally of persuasive authority but are not binding on the courts of the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and provides significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the U.S. federal courts. The Cayman Islands courts are also unlikely to impose liabilities against us in original actions brought in the Cayman Islands, based on the civil liability provisions of U.S. securities laws, so far as the liabilities imposed by those provisions are penal in nature.

Currently, all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Economic substance legislation of the Cayman Islands may impact us or our operations.

The Cayman Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. Effective January 1, 2019, the International Tax Co-operation (Economic Substance) Act (as amended) (the “Substance Act”), and issued Regulations and Guidance Notes came into force in the Cayman Islands introducing certain economic substance requirements for “relevant entities” which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, will apply in respect of fiscal years commencing July 1, 2019, onwards. A “relevant entity” includes an exempted company incorporated in the Cayman Islands; however, it does not include an entity that is tax resident outside the Cayman Islands. Accordingly, for so long as we are a tax resident outside the Cayman Islands, we are not required to satisfy the economic substance test under the Substance Act. Although it is presently anticipated that the Substance Act will have little material impact on us or our operations, as the legislation is new and remains subject to further clarification and interpretation it is not currently possible to ascertain the precise impact of these legislative changes on us.

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Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company with limited liability and substantially all of our assets are located outside of the United States. In addition, all of our current directors and executive officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. Service of court documents on a Cayman Islands company can be effected by serving the documents at the company’s registered office in the Cayman Islands and it may be possible to enforce foreign judgments in the Cayman Islands against a Cayman Islands company, subject to some exceptions. However, if investors wish to serve documents on and/or enforce foreign judgments against our directors and executive officers, they will need to ensure that they comply with the rules of the jurisdiction where our directors and executive officers are located. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and executive officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforceability of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our executive officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States, depending on where our directors and executive officers are located.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

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We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a quarterly basis through press releases distributed pursuant to the rules and regulations of the Nasdaq or another national securities exchange. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

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We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on [●], 2025. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements, and our officers, directors and 10% shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq or another national securities exchange. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

We will incur significantly increased costs and devote substantial management time as a result of the listing of our ordinary shares on the Nasdaq or another national securities exchange.

We will incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq or another national securities exchange rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

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If we fail to meet applicable listing requirements, Nasdaq or another national securities exchange may delist our shares from trading, in which case the liquidity and market price of our shares could decline.

Assuming our shares are listed on Nasdaq or another national securities exchange, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq or another national securities exchange in the future. If we fail to comply with the applicable listing standards and Nasdaq or another national securities exchange delists our shares, we and our Shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our shares;

●	reduced liquidity for our shares;

●	a determination that our shares are “penny stock”, which would require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our shares;

●	a limited amount of news about us and analyst coverage of us; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

As long as our ordinary shares are listed on the Nasdaq or another national securities exchange, U.S. federal law prevents or preempts the states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on the Nasdaq or another national securities exchange, we would be subject to regulations in each state in which we offer our shares.

Our existing shareholders will be able to sell their shares after completion of this offering subject to restrictions under Rule 144.

Our existing shareholders may be able to sell their Ordinary Shares pursuant to Rule 144 under the Securities Act after completion of this offering. Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of our Ordinary Shares following completion of the offering, to the detriment of participants in this offering. Under rule 144, before our existing shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering.

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ENFORCEABILITY OF CIVIL LIABILITIES

The Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our operations are conducted outside of the United States and all of our assets are located outside of the United States, with the majority of our operations and assets being located in Hong Kong and the Mainland China. All of the directors and executive officers of the Company and the auditors of the Company reside outside the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

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We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Harney Westwood & Riegels, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would: (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

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Hong Kong

Neo Solicitors LLP, our counsel as to Hong Kong law, has advised us that there is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States, as such judgments of United States courts will not be directly enforced in Hong Kong. However, under common law, a foreign judgment (including one from federal or state court in the United States) obtained against the Company may generally be treated by the courts of Hong Kong as a cause of action in itself and sued upon as a debt between the parties. In a common law action for enforcement of a foreign judgment, the judgment creditor has to prove that (a) the judgment is in personam; (b) the judgment is in the nature of a monetary award; (c) the judgment is final and conclusive on the merits and has not been stayed or satisfied in full; and (d) the judgement is from a court of competent jurisdiction. The defenses available to the defendant in a common law action for enforcement of a foreign judgment include breach of natural justice, fraud and contrary to public policy of Hong Kong. In order to enforce the foreign judgement at common law, fresh proceedings must be initiated in Hong Kong, which involves issuing a Writ of Summons and Statement of Claim attaching the foreign judgment as proof of the debt.

There is uncertainty as to whether the courts of Hong Kong would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is: (i) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (ii) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

PRC

Guangdong Wesley Law Firm, our counsel with respect to PRC law, have advised us that there is uncertainty as to whether the courts of PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Guangdong Wesley Law Firm have further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between PRC and the country where the judgment is made or on principles of reciprocity between jurisdictions. PRC does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. It will be, however, difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding the ordinary shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

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USE OF PROCEEDS

We expect to receive approximately US$4,419,800 of net proceeds from this offering after deducting underwriting discounts and commissions of US$504,000 and estimated offering expenses of approximately US$1,376,200 payable by us. We will not receive any proceeds from the sale of the ordinary shares by the Selling Shareholder.

We currently intend that:

(i)	Approximately 40.0%, or US$1,767,920, will be used to enhance the fundamental research on our key technologies, improve the development of our standardized solutions and iteratively launch diverse commercialization applications and functions for more business scenarios;

(ii)	Approximately 20.0%, or US$883,960, will be used to strengthen our technological infrastructure and research and development capabilities;

(iii)	Approximately 20.0%, or US$883,960, will be allocated to expand our solution offerings, build our brand and enhance our commercialization capabilities. By leveraging our go-to-market strategies and accumulated industry insights proven to be successful in serving our key end-customer industries, we will conduct careful evaluation and analysis on the expected market size, competitive landscape and potential challenges before entering into other new end-customer industry;

(iv)	Approximately 10.0%, or US$441,980, will be used to pursue domestic and overseas strategic investment and acquisition opportunities, so as to implement our long-term growth strategy to optimize our solutions and expand and penetrate the end-customer industries; and

(v)	The balance for general working capital and corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe herein.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

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CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2025:

●	on an actual basis; and

●	on a pro forma as adjusted basis to reflect (i) the above; (ii) the issuance and sale of 1,400,000 ordinary shares by us in this offering at an assumed initial public offering price of US$4.50 per ordinary share (being the mid-point of the initial public offering price range), after deducting underwriting discounts and estimated offering expenses payable by us.

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of March 31, 2025
	Actual	Pro forma As Adjusted
	USD	USD
Shareholders’ Equity
Share capital (ordinary shares authorized, $0.000125 par value per share; 4,000,000,000 ordinary shares authorized; 38,600,000 ordinary shares issued and outstanding as of March, 31, 2025)	4,825	4,825
Shares to be issued (1,400,000 ordinary shares as of March 31, 2025)	-	175
Additional paid-in capital	987,006	5,406,631
Accumulated losses	(863,128)	(863,128)
Accumulated other comprehensive loss	(34,920)	(34,920)
Equity attributable to shareholders of the Company	93,783	4,513,583
Non-controlling interests	52,753	52,753
Total Shareholders’ Equity	146,536	4,566,336

Indebtedness
Bank and other borrowings	4,787,267	4,787,267
Total Indebtedness	4,787,267	4,787,267
Total Capitalization	4,933,803	9,353,603

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DIVIDEND POLICY

During the financial year ended March 31, 2024, we declared a constructive dividend in an amount of US$5,256,169, which was fully settled during such financial year by offsetting the amount of the constructive dividend against the amount due from a related party controlled by Mr. Yu, the Controlling Shareholder. We have no intention to declare or pay any dividend in the near future on the ordinary shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. The constructive dividend exceeds the earning for year ended March 31, 2024, the proforma earning per shares disclosed as below:

Net income attributable to shareholders of the Company	US$
For year ended March 31, 2024 (audited)	862,659
Less: Constructive dividend declared	5,256,169
Dividend in excess of the net income for year ended March 31, 2024	4,393,510

Initial Public Offering
Issuance and sale of ordinary shares under initial public offering	1,400,000
Assumed initial public offering price per ordinary share	4.50
Proceed from IPO before deducting listing expenses	6,300,000

Preexisting weighted average shares outstanding	38,600,000
IPO shares required to fund dividend	976,336
Pro forma shares	39,576,336

Preexisting earnings per share for year ended March 31, 2024	0.02
Proforma earnings per share for year ended March 31, 2024	0.02

Our board of directors will take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our board of directors may consider relevant. The payment of dividends, in certain circumstances is also subject to the approval of our Shareholders, the Companies Act, our Amended and Restated Memorandum and Articles of Association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio and we may not declare any dividends for the foreseeable future.

Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profits, retained earnings, or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. If our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our ordinary shares.

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DILUTION

Investors purchasing our ordinary shares in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their ordinary shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the initial public offering price of our ordinary shares and the pro forma as adjusted net tangible book value per share of our ordinary shares immediately after the offering.

Historical net tangible book value per ordinary share represents our total tangible assets (total assets excluding goodwill and other intangible assets, net) less total liabilities, divided by the number of outstanding ordinary shares. After giving effect to the sale of ordinary shares in this offering by the Company at an assumed initial public offering price of US$4.50 per ordinary share (being the mid-point of the initial public offering price range), after deducting US$504,000 in underwriting discounts and commissions and estimated offering expenses payable by the Company of approximately US$1,376,200, the pro forma as adjusted net tangible book value as of March 31, 2025 would have been approximately US$3,957,318 or US$0.10 per ordinary share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.13 per ordinary share to our existing shareholders and an immediate dilution of US$4.40 per ordinary share to new investors purchasing ordinary shares in this offering.

The following table illustrates this dilution on a per ordinary share basis to new investors.

US$
Assumed initial public offering price per ordinary share	4.50
Historical net tangible book value per ordinary share as of March 31, 2025	(0.03)
Increase in as adjusted net tangible book value per ordinary share attributable to the investors in this offering	0.13
Pro forma net tangible book value per ordinary share after giving effect to this offering	0.10
Dilution per ordinary share to new investors participating in this offering	4.40

The following table illustrates our pro forma proportionate ownership, upon completion of this offering, by (i) the Pre-IPO investors, (ii) senior management and (iii) investors purchasing ordinary shares in this offering, together with the total price and average price per Ordinary Share paid by each of these groups of shareholders.

	Shares purchased			Total consideration
	Number	Percent(1)		Amount (US$)	Percent	Average price per share (US$)
Pre-IPO investors(2)	7,835,800	19.6%		$525,473	5.0%	$0.067
Senior management(3)	3,088,000	7.7%		$386	0.0%	$0.000125
Public investors	2,200,000	5.5%		$9,900,000	95.0%	$4.5
Total	12,323,800	32.8	%(4)	$10,425,859	100.0%

(1) Represents the percent ownership after this offering. Prior to the offering, the Pre-IPO Investors, together, own an aggregate of 20.3% of the outstanding ordinary shares of the Company.

(2) Includes Supreme One, Prestige Unison, Grow Ace, Zone Wise and World Oasis, which own 1,891,400 ordinary shares, 1,891,400 ordinary shares, 1,158,000 ordinary shares, 1,544,000 ordinary shares and 1,351,000 ordinary shares, respectively.

(3) Includes Mr. Cheng Wing Keung, a director and chief financial officer of the Company; Conford, which is wholly-owned by Ms. Tam Ching Ni Jenny, the chief operating officer of the Company; and Clouds Top, which is wholly-owned by Mr. Ng Lung Ngai, the chief technology officer of the Company. These entities own 1,544,000, 772,000, and 772,000 ordinary shares, respectively.

(4) The remaining 26,876,200 ordinary shares, or 67.2% of the outstanding ordinary shares following this offering, are owned by Maxway, which is indirectly wholly-owned by Mr. Yu Chi Tat, Dennis (our executive director). Maxway is selling 800,000 ordinary shares in this offering. The 2,200,000 ordinary shares being purchased by the public investors include the 800,000 ordinary shares being sold by Maxway in this offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We have over 15 years of experience in providing customized and comprehensive healthcare IT solutions and services to public and private hospitals in Hong Kong. We have worked with approximately 25.5% of the public hospitals and approximately 50% of the private hospitals in the region. The healthcare IT solution industry is a specialized niche within the IT solution industry in Hong Kong, requiring in which thorough understanding of the intricacy and regulation of the healthcare system in Hong Kong. We are fully dedicated to the provision of healthcare IT solutions and services and have established a significant presence in the healthcare IT solution industry in Hong Kong.

The current trend is for hospitals to conduct their clinical, financial and administrative operations by means of a set of informatics tools, collectively known as a hospital information system (“HIS”). In short, a hospital’s HIS is an intelligent platform composed of one or several software components with a conglomeration of several specialized sub-systems that manage different functions of the hospital’s operations. Through a secure and high-fidelity hospital intranet, an HIS operates online and integrates with the already existing hospital network to support all hospital activities. The HIS integrates seamlessly with various third-party systems, enabling comprehensive data flow across the hospital. It supports hospital operations by collecting, storing, and managing critical data. The data is then analyzed to ensure accuracy and timeliness, transforming it into actionable insights for patient care, resource management, and decision-making.

From an operational perspective, the HIS enhances efficiency by streamlining processes which have a direct impact on the hospital’s financial performance. By reducing administrative errors, improving resource allocation, and ensuring timely billing and payments, the HIS contributes to the hospital’s overall cost efficiency and operational effectiveness.

In recent years, the Internet of Medical Things (“IoMT”) has emerged as a transformative technology in healthcare, enhancing connectivity between patients, doctors, and medical devices over a secure platform. IoMT links individuals with a range of healthcare devices and systems, including diagnostic instruments like CT and MRI machines, traditional hospital equipment, and wearable technology, all of which collect, analyze, and transmit health data over secure networks. This connectivity enables innovations such as remote patient monitoring, diagnosis, and treatment, transforming healthcare delivery. For example, IoMT facilitates contact tracing for infection control by equipping infected patients with real-time location tracking system (“RTLS”) wristbands, hospital staff with RTLS staff cards, and hospital equipment with RTLS asset tags. Supported by ultra-wideband (“UWB”) and Bluetooth low energy (“BLE”) technologies and connected through RTLS tracking stations installed throughout hospital premises, IoMT solutions allow customers to generate detailed contact tracing reports that pinpoint locations visited by infected patients and identify which staff, equipment, and visitors were in contact with them. This functionality is integrated with our communication platform, which connects with various hospital systems, including security control, access control, CCTV, nurse stations, and visitor management, thereby enabling a unified approach to hospital operations and enhancing infection control measures.

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We specialize in utilizing information and communication technology, digital technology and mobile technology to help our customers, which includes both public and private hospitals in Hong Kong, set up the suitable infrastructure for their hospitals to enable “smart care” (i.e. using technology to improve health outcomes and reduce the need for in-hospital care) and enhance operational efficiency. We pride ourselves on being the pioneer in the field in Hong Kong and have helped one of our major customers design and build the HIS for the first fully digitalized smart hospital in the New Territories, Hong Kong, as well as developing its full functionality. We are now helping another major customer with the design and building of the HIS for the first Chinese medicine hospital in Hong Kong, which will be the first HIS in Hong Kong that combines Chinese and Western medicine.

Key Factors Affecting Our Results of Operations

We believe that our future performance and future success is dependent on multiple factors that both present themselves as significant opportunities and pose risks and challenges, including those discussed below and in the section of this prospectus titled “Risk Factors”

Economic Impact on Healthcare IT Spending

The healthcare industry is generally known for its stability but is not isolated from the economic pressures that affect other sectors. Variations in IT spending can be driven by economic downturns or upswings in key markets such as Hong Kong, the PRC, and other significant Asian economies. These fluctuations can alter the financial capabilities and procurement strategies of our healthcare clients, impacting their investment in IT solutions. We continuously analyze economic trends to adjust our healthcare IT offerings, ensuring they are both relevant and financially viable for our clients under varying economic conditions. Nevertheless, a failure to adequately anticipate or respond to these economic changes could result in our solutions not meeting the budgetary constraints of hospitals, potentially resulting in reduced sales and negatively impacting our overall business health and operational outcomes.

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Ensuring Excellence in Healthcare IT Innovation and Infrastructure

In the dynamic healthcare IT sector, the integration of continuous innovation and product updates with robust infrastructure is crucial for meeting customer expectations and maintaining our competitive advantage. We are committed to developing technologically advanced solutions that align with current and future industry trends. Concurrently, we recognize the critical importance of ensuring the reliability and security of our IT systems and technological infrastructure. However, vulnerabilities such as telecommunication failures, power shortages, and natural disasters present ongoing risks. Should any disruption occur, it could impair our delivery of IT solutions, tarnish our reputation, and potentially decrease demand for our products. To mitigate these risks, we prioritize rigorous testing and proactive updates to our offerings. Nevertheless, if our solutions experience errors or disruptions and we fail to address these issues swiftly, the impact on our clients’ operations could be significant, and our ability to maintain their trust could be compromised. Our strategic focus on seamlessly blending product innovation with infrastructure integrity aims to support our operational stability but does not eliminate all potential risks. By acknowledging these challenges and preparing for them, we strive to differentiate ourselves in a competitive market. This approach is essential not only for sustaining customer satisfaction but also for ensuring long-term business resilience.

Development and Retention of Talented Technical Staff and Key Personnel

Our operations heavily depend on the expertise and commitment of our technical staff and key personnel. Given the complexity of healthcare IT, possessing technical skills and a deep understanding of healthcare operations are both essential. We believe that continuous development and training of our team are crucial for keeping pace with technological advancements and driving innovation, which in turn enhances our business performance. To maintain our competitive edge, we actively encourage both external and internal training for our team members. We also cultivate a workplace culture that values innovation, collaboration, and a proactive response to the challenges within healthcare IT. However, if we fail to attract, develop, or retain qualified staff, our ability to innovate and meet client needs could be compromised, adversely affect our service delivery and overall operational effectiveness, potentially leading to project delays, decreased customer satisfaction, and a diminished competitive position in the market.

Effectiveness of Sales and Marketing Efforts

In the competitive healthcare IT landscape, the effectiveness of our sales and marketing efforts is paramount to achieving sustainable growth and market penetration. Our strategy is intricately designed not only to reach but also to engage potential clients through targeted campaigns, in-depth market analysis, and personalized sales approaches. We focus on understanding the unique needs of each client, enabling our sales teams to tailor their pitches and demonstrate the specific benefits of our solutions in addressing those needs. Our marketing efforts are closely integrated with our sales strategies, employing a mix of traditional and digital marketing tools to generate leads and build brand awareness. Key activities include participating in healthcare forums and targeted online Search Engine Marketing (SEM), which are essential for capturing the attention of decision-makers within the industry.

However, the rapidly changing healthcare environment and varied client expectations pose continual challenges to our sales and marketing dynamics. If our efforts are not adaptive and proactive, there is a risk that our outreach may become misaligned with market needs, resulting in ineffective lead generation and potential revenue losses. Therefore, we believe that continuous evaluation and adaptation of our sales and marketing strategies are crucial. By leveraging data analytics and customer feedback, we refine our approaches to ensure alignment with evolving market conditions and client requirements. This not only helps in maintaining a strong market presence but also supports our overall goal of enhancing customer satisfaction and loyalty, which are essential for long-term business success.

Competitive Market Position and Strategic Investment

Operating in the dynamic healthcare IT market, we recognize the necessity of continuously strengthening our competitive positioning to sustain long-term growth. This requires strategic investments in product development, marketing initiatives, and brand enhancement. These investments are critical not only for staying ahead of competitors but also for responding proactively to the rapid changes in healthcare technology and client expectations. While such investments increase our operational costs and impact our profit margins, they are essential for long-term sustainability. The timing and scale of these investments are carefully managed to balance the need for competitive advantage with the necessity of maintaining healthy profit margins, ensuring our business remains robust and responsive to market dynamics.

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Basis of Presentation

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and financial reporting requirements under the SEC rules. They include the financial statements of the Company and its subsidiaries. All transactions and balances among these entities have been eliminated upon consolidation.

In preparing our consolidated financial statements, our board of directors has given careful consideration to our future liquidity in light of the fact that our current liabilities exceeded our current assets as of March 31, 2025 and the Company had a working capital deficit of US$1,159,337 and an operating cash outflow of US$1,423,851 for year ended March 31, 2025. We had cash and cash equivalents of US$213,508 as of March 31, 2025. This circumstance gave rise to substantial doubt that the Company would continue as a going concern subsequent to March 31, 2025. In the near-term, the Company plans to raise additional funds through debt financing and to negotiate with its banks and other borrower for it not to exercise the repayment on demand clauses on bank borrowings of US$1,581,590 and US$1,060,125 and other borrowings of US$2,056,000 which are otherwise scheduled to mature in 2028, 2034 and 2026, respectively. In respect of a US$3,855,000 other borrowing facility, the Company has unused facility of US$1,799,000 as of March 31, 2025. Additionally, the Company plans to raise capital via private placement or public offering in the event that the Company does not have adequate liquidity to meet its current obligations.

The Company also expects that the demand for healthcare information technology solution services and maintenance service will grow stably and that the Company will continue to focus on improving its operational efficiency and reducing costs, resulting in increased operating cash inflow to the Company. The Company mainly uses cash for working capital purposes and repayment of bank and other borrowings.

Our ability to continue as a going concern is dependent upon obtaining the necessary financing or negotiating the terms of our existing short-term liabilities to meet our current and future liquidity needs. Taking into account the present availability of our banking facilities and our internal financial resources, we believe that we have sufficient working capital to meet our financial obligations as they become due for the foreseeable future. As a result, our consolidated financial statements have been prepared on going concern basis.

Critical Accounting Policies, Judgments and Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities as at the date of the consolidated financial statements and reported amounts of income and expenses during the reporting periods. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Significant accounting estimates reflected in the consolidated financial statements include allowance for expected credit losses, the useful lives of property and equipment, and interest rate of lease and impairment assessment of property and equipment. Actual results may differ from these estimates.

We believe the following critical accounting policies reflect the more significant judgments and estimates we used in the preparations of our consolidated financial statements.

Revenue recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, and subsequently issued additional related Accounting Standards Updates (collectively, “ASC 606”). The Company derives revenue principally from (i) healthcare information technology solution services; (ii) software support and maintenance services and (iii) sale of hardware and software. The Company enters into agreements with customers that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services are transferred to the customer. It is a customary practice for the Company to have written agreements with its customers and revenue on oral or implied arrangements is generally not recognized. The Company recognizes revenue based on the consideration specified in the applicable agreement.

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Revenue from contracts with customers is recognized using the following five steps:

1.	identify the contract(s) with a customer;

2.	identify the performance obligations in the contract;

3.	determine the transaction price;

4.	allocate the transaction price to the performance obligations in the contract; and

5.	recognize revenue when (or as) the entity satisfies a performance obligation.

Generally, revenue is recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or the price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

The Company currently generates its revenue by the below sources:

(a) Healthcare information technology solution services

The Company generates revenue from healthcare information technology solution service. The Company is a main contractor and the customers mainly include private and public hospitals and clinics in Hong Kong. The business process entails: review and design the software system installation plan, procurement of materials and consumables, engagement and supervision of subcontractors, on-site inspection and installation, and testing and commissioning. The Company is typically contracted by submitting a tender to private and public hospitals and clinics in Hong Kong. The Company recognizes revenue using the percentage-of-completion method, based primarily on contract costs incurred to date compared to total estimated contract costs. Revenue generated from healthcare information technology solution service is recognized over time during the period that services are provided. The percentage-of-completion method (an input method) is the most representative depiction of the Company’s performance because it directly measures the value of the services transferred to the customer. A performance obligation is a promise in a contract to transfer control of a distinct good or service (or integrated package of goods and/or services) to a customer. The performance obligation to implement the software system is not separately identifiable, as evidenced by the fact that the Company provides a significant service of integrating different software into a system for which the customer has contracted. As such, the Company’s contracts typically contain one single performance obligation to complete a defined system according to the contract with customers.

The transaction price is clearly identifiable within contracts. Historically, any contract acquisition costs have been considered immaterial; in the event that such costs arose, the Company would treat the costs incurred as periodic cost.

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Recognition of revenue and cost of revenue for projects requires significant judgment by management, including, among other things, estimating total costs expected to be incurred to complete a project and measuring progress toward completion. Management reviews contract estimates regularly to assess revisions of estimated costs to complete a project and measurement of progress toward completion. Management believes it maintains reasonable estimates based on prior experience; however, many factors contribute to changes in estimates of contract costs. Accordingly, estimates made with respect to uncompleted projects are subject to change as each project progresses and better estimates of contract costs become available. All contract costs are recorded as incurred, and revisions to estimated total costs are reflected as soon as the obligation to perform is determined. In the event that an estimated losses on uncompleted contracts may occur based on evidence that indicates that the estimated total cost of a contract exceeds its estimated total revenue, regardless of the stage of completion, a provision for the loss of the full amount will be recognized to the result of operations. Contract costs consist of (i) direct costs on contracts, including labor, materials, and amounts payable to subcontractors and (ii) indirect costs.

Healthcare information technology solution services are provided with the use of employees and independent vendors that contract with the Company. The Company evaluate whether its businesses promise to transfer services to the customer (as the principal) or to arrange for services to be provided by another party (as the agent) using a control model. Based on the Company’s evaluation of the control model, the Company determined that the Company is the principal to the transaction for its services and revenue is recognized on a gross basis based on the transfer of control to the customer.

The Company’s contracts set forth payment terms that require the customer to make payment within 30 days of billing which is triggered by the Company reaching the milestone to bill the customer. Management does not believe that its contracts include a significant financing component because the period between delivery or the contracting services to the customer and the time of payment does not typically exceed one year.

The Company generally provides limited warranties for work that it has performed under its engineering and construction management contracts; these warranty periods are known as the defect liabilities period. The defect liabilities period typically extends for a duration of one year from the substantial completion of the project for the customer. Contracts will include a provision whereby the customer will withhold 5% to 10% of the total contract value until the end of the defect liabilities period at which point the customer will release the retention amounts to the Company. Historically, warranty claims have not resulted in significant costs. The Company determines that such a warranty is not a separated performance obligation because the nature of warranty is to provide assurance that a product will function as expected and in accordance with the customer’s specification and the Company does not sell the warranty separately. As of March 31, 2025 and 2024, the provisions for warranty cost were $3,054 and $1,045, respectively, and included in the accrued expenses and other payables of consolidated balance sheets.

(b) Software support and maintenance services

The Company generates revenue from the provision of software support and maintenance services. The customers include private and public hospitals in Hong Kong. The Company typically applies tender to new or existing customers, which will set forth the terms and conditions including the transaction price, services provided and terms of payments. Revenue generated from software support and maintenance services is recognized over time during the period that services are provided. The service period generally lasts for one year. The terms serve as the basis of the performance obligations that the Company must fulfil in order to recognize revenue. The key performance obligation is the on-going support and maintenance services provided to the customer. The completion of this process is by a lapse of time predetermined in the contract. Typical payment terms set forth in the contract is 30 days from monthly invoice date.

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Software support and maintenance services are provided with the use of employees and independent vendors that contract with the Company. The Company determined that the Company is the principal to the transaction for its services and revenue is recognized on a gross basis based on the transfer of control to the customer.

The transaction price is determined and agreed with customers before performing any service and does not include variable consideration related to returns or refunds as the contracts do not include provisions that allow for refunds or returns of services. For the years ended March 31, 2025 and 2024, the Company is not aware of any material claims against the Company in relation to repair and inspection services.

(c) Sale of hardware and software

The Company recognizes revenue from sale of hardware and software when the customer obtains control of the Company’s product, which the performance obligation is the completion of delivery and installation of hardware and software. Sale of hardware and software services are provided with the use of employees and inventories purchased by the Company from vendors. The Company determined that the Company is the principal to the transaction for its goods and services and revenue is recognized on a gross basis based on the transfer of control to the customer. The Company is primarily responsible for fulfilling the promise to deliver and install the product and bears risk of loss while the inventory is in-transit to the customer. The respective revenue is recognized at a point in time.

The Company only accepts the return of products that are defective or non-conforming due to defects in manufacturing and/or workmanship within 10-30 days upon the receipt of products by the customers. For the years ended March 31, 2025 and 2024, the Company is not aware of any material claims against the Company in relation to the goods sold. As of March 31, 2025 and 2024, the provisions for warranty cost were immaterial.

Accounts receivable, net

Accounts receivable mainly represent amounts due from customers for provision of hospital information systems from tenders and contracts which are recorded net of allowance for the Company’s expected credit losses. The Company generally grants credit terms of 30 days to the clients. In evaluating the collectability of receivable balances, the Company considers specific evidence including aging of the receivable, the client’s payment history, its current creditworthiness and current economic trends and customer specific quantitative and qualitative factors that may affect our customers’ ability to pay. The Company regularly reviews the adequacy and appropriateness of the allowance for expected credit losses. The Company charges off receivables from allowance for credit losses after all collection efforts have ceased. If the receivables charged off the excess amounts are directly charged off in the consolidated statements of income and comprehensive income. As of March 31, 2024 and 2025, allowance for expected credit losses was zero.

Lease

ASC 842 supersedes the lease requirements in ASC 840 “Leases,” and generally requires lessees to recognize operating and finance lease liabilities and corresponding right-of-use assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements. All leases in the Company and its subsidiaries (“Group”) are accounted for as operating leases.

We determine if an arrangement is a lease at inception. On our balance sheet, our corporate office lease is included in operating lease right-of-use (ROU) asset, current portion of operating lease liability and operating lease liability, net of current portion.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. For leases that do not provide an implicit rate, we use our incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. We use the implicit rate when readily determinable. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Significant judgment may be required when determining whether a contract contains a lease, the length of the lease term, the allocation of the consideration in a contract between lease and non-lease components, and the determination of the discount rate included in our office lease. We review the underlying objective of each contract, the terms of the contract, and consider our current and future business conditions when making these judgments.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU assets and lease liabilities on the consolidated balance sheets. Consistent with all other operating leases, short-term lease expense is recorded on a straight-line basis over the lease term.

The Financial Accounting Standards Board (“FASB”) issued a Q&A in March 2020 that focused on the application of lease guidance in ASC 842 for lease concessions related to the effects of COVID-19. The FASB staff has said that entities can elect to not evaluate whether concessions granted by lessors related to COVID-19 are lease modifications. Entities that make this election can then apply the lease modification guidance in ASC 842 or account for the concession as if it were contemplated as part of the existing contract. The Company has elected to not treat the concessions as lease modifications and will instead account for the lease concessions as if they were contemplated as part of the existing leases. The Company has recorded negative variable lease expense and adjusted lease liabilities at the point in which the rent concession has become accruable.

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The Company evaluates the impairment of its right-of-use assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of finance and operating lease liabilities in any tested asset group and include the associated lease payments in the undiscounted future pre-tax cash flows. For the years ended March 31, 2024 and 2025, the Group did not have any impairment loss against its operating lease right-of-use assets.

Income taxes

Cayman Islands

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments.

BVI

CareQuartz is incorporated in the BVI and is not subject to tax on income or capital gains under current BVI law. In addition, upon payments of dividends by these entities to their shareholders, no BVI withholding tax will be imposed.

Hong Kong

Ultra High Point Limited is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. From year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000 (approximately US$255,470), and 16.5% on any part of assessable profits over HK$2,000,000 (approximately US$255,470). Under Hong Kong tax law, the above-mentioned Hong Kong company is exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

For the years ended March 31, 2024 and 2025, the Company generated substantially all of its taxable income in the Hong Kong. The tax expenses recorded in the Company’s result of operations are almost entirely attributable to income earned in the Hong Kong. Should the Company’s operations expand or change in the future, where the Company generates taxable income in other jurisdictions, the Company’s effective tax rates may substantially change.

Recently issued accounting pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the consolidated financial statements, “Summary of Significant Accounting Policies and Practices.”

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Results of Operations

The following table sets forth a summary of our consolidated results of operations for the periods indicated:

	Years ended March 31,
	2025	2024

Revenues	$9,504,745	$7,328,509
Cost of revenues	(5,473,368)	(4,058,899)
Gross profit	4,031,377	3,269,610

Operating expenses
Selling and marketing expenses	(33,177)	(36,340)
Staff salaries and welfares	(1,423,305)	(1,289,460)
Lease expenses	(148,714)	(151,792)
Legal and professional fees	(340,769)	(24,443)
Legal and professional fees – related party	(38,490)	(127,800)
Depreciation expenses	(99,347)	(118,382)
Other general and administrative expenses	(464,893)	(525,257)
Total expenses	(2,548,695)	(2,273,474)

Other (expenses) income
Bank interest income	6,116	93,788
Interest expense	(304,982)	(79,810)
Other (expenses) income, net	1,314	(32,252)
Total other (expenses) income, net	(297,552)	(18,274)

Income before income tax expense	1,185,130	977,862

Income tax expense	(256,135)	(129,824)

Net income	$928,995	$848,038
Add: net loss attributable to non-controlling interests – related party	5,066	14,621
Net income attributable to the shareholders of the Company	$934,061	$862,659

Comparison of Fiscal Years Ended March 31, 2025 and 2024

Revenue

The Company primarily derives revenue principally from (i) healthcare information technology solution services; (ii) software support and maintenance services and (iii) sale of hardware and software to our customers.

We recognize all our revenue on a gross basis, comprising from (i) healthcare information technology solution services; (ii) software support and maintenance services and (iii) sale of hardware and software to our customers.

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Our total revenues increased by US$2,176,236 or 29.7% to US$9,504,745 for the year ended March 31, 2025 from US$7,328,509 for the year ended March 31, 2024. Such increase was mainly attributable to the increase in revenue generated from our provision of healthcare information technology solutions by US$1,694,828 or 38.4%, increase in revenue generated from our provision of software support and maintenance services by US$410,590 or 19.9% and increase in revenue generated from our provision of sale of hardware and software to our customers by US$70,818 or 8.3%. Details of further explanation are discussed below.

(i) Revenue by product categories

	For the years ended March 31,
	2025		2024
Healthcare information technology solution service – over a period of time	$6,107,078	64.3%	$4,412,250	60.2%
Software support and maintenance services – over a period of time	2,472,267	26.0%	2,061,677	28.1%
Sale of hardware and software – at a point in time	925,400	9.7%	854,582	11.7%
Total	$9,504,745	100.0%	$7,328,509	100.0%

Healthcare information technology solutions services

For the years ended March 31, 2024 and 2025, revenue generated from our provision of customized software solutions accounted for approximately 60.2% and 64.3% of our total revenues, respectively. We provide healthcare information technology solutions based on customers’ specifications. The significant increase in the revenues from healthcare information technology solutions by US$1,694,828 or 38.4% from US$4,412,250 for the year ended March 31, 2024 to US$6,107,078 for the year ended March 31, 2025 was principally attributable to proficiencies gained from experience in providing healthcare information technology solution that resulted in a shortening of the completion time frame for delivering products to customers.

Software support and maintenance services

For the years ended March 31, 2024 and 2025, revenue generated from our provision of software support and maintenance services accounted for 28.1% and 26.0% of our total revenues, respectively. We provide support and maintenance services to our customers and had an increase in revenue of US$410,590, or 19.9%, from US$2,061,677 for the year ended March 31,2024 to US$2,472,267 for the year ended March 31,2025. The increase in revenue during the year ended March 31, 2025 is attributable to an increase in the number of healthcare information technology solutions and other software projects completed that led to higher demand for software support and maintenance service on those systems.

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Sale of hardware and software services

For the years ended March 31, 2024 and 2025, revenue generated from the provision of sale of hardware and software services accounted for 11.7% and 9.7% of our total revenues, respectively. We provide sale of hardware and software services to our customers. We experienced an increase in revenues for the sale of hardware and software of US$70,818, or 8.3%, from US$854,582 for the year ended March 31,2024 to US$925,400 for the year ended March 31,2025. The increase is mainly driven by the expansion of our customer base, which grew from 9 customers during the year ended March 31, 2024 to 18 customers in comparable 2025 period, as the Company established a solid industry reputation by providing high-quality services and products to customers.

Cost of revenues

	For the years ended March 31,
	2025		2024
Healthcare information technology solution service	$4,332,297	79.2%	$2,667,873	65.7%
Software support and maintenance services	643,417	11.7%	747,678	18.4%
Sales of hardware and software	497,654	9.1%	643,348	15.9%
Total	$5,473,368	100.0%	$4,058,899	100.0%

Cost of revenues mainly consists of cost of hardware, subcontracting costs and IT personnel staff cost. For the years ended March 31, 2024 and 2025, cost of revenues was US$4,058,899 and US$5,473,368, respectively, reflecting an increase in cost of revenues by US$1,414,469, or 34.8%, which is in line with the increase in revenues. The increase in cost of revenues was mainly due to the increase in subcontracting costs and IT personnel staff cost during the year ended March 31, 2025.

Gross profit

	For the years ended March 31,
	2025				2024
Category	Revenue	Cost of revenue	Gross profit	Gross profit margin	Revenue	Cost of revenue	Gross profit	Gross profit margin
Healthcare information technology solution service	$6,107,078	$(4,332,297)	$1,774,781	29.1%	$4,412,250	$(2,667,873)	$1,744,377	39.5%
Software support and maintenance services	2,472,267	(643,417)	1,828,850	74.0%	2,061,677	(747,678)	1,313,999	63.7%
Sales of hardware and software	925,400	(497,654)	427,746	46.2%	854,582	(643,348)	211,234	24.7%
Total	$9,504,745	$(5,473,368)	$4,031,377	42.4%	$7,328,509	$(4,058,899)	$3,269,610	44.6%

For the years ended March 31, 2024 and 2025, gross profit was US$3,269,610 and US$4,031,377, respectively, and gross profit margin was 44.6% and 42.4%, respectively, of operating revenue.

For healthcare information technology solution services, the gross profit increased by US$30,404 or 1.7% from US$1,744,377 for the year ended March 31, 2024 to US$1,774,781 for the year ended March 31, 2025. The increase in gross profit is mainly due to proficiencies gained from experience in customized computer solutions that shortened the completion time frame for delivering products to customers. However, the gross profit margin decreased by 10.4%, from 39.5% for the year ended March 31, 2024 to 29.1% for the year ended March 31, 2025, as new healthcare information technology projects that involved higher hardware costs resulted in higher overall project costs.

For software support and maintenance services, the gross profit increased by US$514,851 or 39.2% from US$1,313,999 for the year ended March 31, 2024 to US$1,828,850 for the year ended March 31, 2025. The increase in gross profit and gross profit margin was mainly driven by a higher volume of completed software projects, which in turn increased demand for support and maintenance services. Because minimal additional costs were required for such increased support and maintenance, the increase in revenue contributed to an improvement in the overall gross profit margin.

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For sale of hardware and software, the gross profit increased by US$216,512 or 102.5% from US$211,234 for the year ended March 31, 2024 to US$427,746 for the year ended March 31, 2025 and the gross profit margin increased by 21.5%, from 24.7% for the year ended March 31, 2024 to 46.2% for the year ended March 31, 2025. The increase is mainly due to the enhancement of supply chain efficiencies that reduced procurement costs.

Operating expenses

	Years ended March 31,
	2025	2024	Increase/(decrease)
	US$	US$	US$	%
Selling and marketing services	33,177	36,340	(3,163)	(8.7)%
Staff salaries and welfare	1,423,305	1,289,460	133,845	10.4%
Lease expenses	148,714	151,792	(3,078)	(2.0)%
Legal and professional fees	379,259	152,243	227,016	149.1%
Depreciation of property and equipment	99,347	118,382	(19,035)	(16.1)%
Building management fee	48,082	67,998	(19,916)	(29.3)%
Computer expenses	15,405	54,898	(39,493)	(71.9)%
Insurance	29,972	30,809	(837)	(2.7)%
Travelling expenses	68,035	96,199	(28,164)	(29.3)%
Other general and administrative expenses	303,399	275,353	28,046	10.2%
TOTAL OPERATING EXPENSES	2,548,695	2,273,474	275,221	12.1%

Operating expenses include selling expenses and administrative expenses for the daily operations of the Company. For the years ended March 31, 2024 and 2025, total operating expenses were US$2,273,474 and US$2,548,695, respectively. The increase of operating expenses by US$275,221 or 12.1% was mainly due to the increase in legal and professional fees and other general and administrative expenses for the year ended March 31, 2025. Legal and professional fees increased by US$227,016 or 149.1% from US$152,243 for the year ended March 31, 2024 to US$379,259 for the year ended March 31, 2025. Such increase was mainly due to auditor fees of US$223,800 incurred in furtherance of preparation for this initial public offering, which were partially offset by a US$19,916 decrease in building and management fees, from US$67,998 for the year ended March 31, 2024 to US$48,082 for the year ended March 31, 2025. Such decrease is attributable to the termination of one of our corporate office leases at end of 2024 which required the Company to pay a building management fee, a US$39,493 decrease in computer expenses, from US$54,898 for the year ended March 31, 2024 to US$15,405 for the year ended March 31, 2025, as the Company reduced hardware procurement and implemented cost-saving measures in IT maintenance during the during the 2025 period, a US$28,164 decrease in travelling expenses from US$96,199 for the year ended March 31, 2024 to US$68,035 for the year March 31, 2025 due to less travel between Hangzhou and Hong Kong being required as the IT team in Hangzhou has been well established for its healthcare information technology solution service projects.

Other general and administrative expenses increased by US$28,046 from US$275,353 for the year ended March 31, 2024 to US$303,399 for the year ended March 31, 2025, mainly due to due to cleaning, transportation, fire safety inspection costs associated with our moving offices in Hangzhou.

Staff salaries and welfare in operating expenses comprised of marketing personnel and administrative personnel for years ended March 31, 2024 and 2025. The staff costs and employee benefits for administrative personnel mainly represent finance department, administrative department and senior management which was increased by US$133,845 or 10.4% from US$1,289,460 for the year ended March 31, 2024 to US$1,423,305 for the year ended March 31, 2025. The increase was mainly due to salary increments awarded for employee performance and inflationary adjustments.

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Other expense, net

For the years ended March 31, 2024 and 2025, the Company accounted for other expenses, net of US$18,274 and US$297,552, respectively. The increase in other expenses, net was mainly due to an increase in bank and other borrowings from US$2,143,878 as of March 31, 2024 to US$4,787,267 as of March 31, 2025, resulting in a US$225,172 increase in interest expenses and a US$87,672 decrease in interest income as the expiration of the term deposit during the year.

Income tax

We are subject to income tax on an entity basis on profit arising in or derived from the jurisdiction in which members of our Group domicile or operate.

Our income tax increased by US$126,311, or 97.3%, from income tax expenses of US$129,824 for the year ended March 31, 2024 to US$256,135 for the year ended March 31, 2025, primarily due to an increase in the net income before tax by approximately US$207,268, or 21.2%, from approximately US$977,862 for the year ended March 31, 2024 to approximately US$1,185,130 for year ended March 31, 2025.

Our effective tax rate increased by 8.3%, from 13.3% in fiscal year 2024 to 21.6% in fiscal year 2025, primarily as a result of tax losses not recognized of US$219,718 generated by the Company’s PRC subsidiaries during fiscal 2025. Such tax losses were mainly attributable to the absence of recharge income from intercompany IT staff costs incurred by our PRC subsidiaries to support healthcare information technology solutions, software support, and maintenance services of our Hong Kong subsidiaries, thereby reducing overall project costs by transferring certain expenses to subcontractors and allocating them to staff costs. As a result, no such losses were recognized in 2023. In fiscal year 2025, a valuation allowance of US$54,930 was derived from our two PRC subsidiaries, however the Company determined that the deferred tax assets would more than likely not be realized because the PRC subsidiaries have no assessable profit generating activities in the PRC. The tax loss of US$48,919 incurred by the Company for audit fee expense, share-based transaction cost, and other administrative expenses (approximately US$296,000) was not taxable during the fiscal year 2025, and no such cost was borne or incurred by our Group in the Cayman Islands in fiscal year 2024. The tax loss for fiscal year 2024 was derived from our Hong Kong subsidiaries, not our PRC subsidiaries. Consequently, the effective tax rate for fiscal 2025 increased by 8.3% over fiscal 2024. We anticipate that our effective tax rate will remain stable in forthcoming years because we anticipate that the operating expenses of the Company and our PRC subsidiaries will remain stable in such years.

Net income

Our net income for the years ended March 31, 2024 and 2025, was US$848,038 and US$928,995 respectively. The increase of net income by US$80,957 or 9.5% was mainly due to the increase in our overall revenues in 2025.

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Liquidity and Capital Resources

The following table sets forth a breakdown of our current assets and liabilities as of the dates indicated.

	As of March 31,
	2025	2024
	US$	US$
ASSETS
Current assets:
Cash and cash equivalents	213,508	46,928
Term Deposit	-	127,800
Contracted receivable, net	271,657	195,792
Retention receivables, net	69,409	163,720
Contract assets, net	4,849,924	570,533
Deposits, prepayments and other receivables, net	1,480,166	1,747,337
Inventories, net	-	66,209
Due from a related party	82,318	-
Total current assets	6,966,982	2,918,319

Current liabilities:
Bank and other borrowings	4,787,267	2,143,878
Account payables	863,923	852,231
Accrued expenses and other payables	250,085	179,276
Contract liabilities	1,631,874	469,579
Due to a related party	-	229,288
Income tax payable	391,301	166,114
Operating lease liabilities	189,423	32,129
Financial lease liabilities	12,446	11,625
Total current liabilities	8,126,319	4,084,120
Net current liabilities	(1,159,337)	(1,165,801)

Liquidity Risk and Going Concern

Typically, the Company aims to have sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations, which excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters. Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

The Company had a working capital deficit of US$1,159,337 as of March 31, 2025 and an operating cash outflow of US$1,423,851 during the year ended March 31, 2025. These events increased the liquidity risk of the Company and raised substantial doubt about our ability to continue as a going concern, and our independent registered public accounting firm included explanatory paragraphs to such effect in its audit report on our financial statements as of and for the year ended March 31, 2025 and its report delivered in connection with its audited consolidated financial statements as of and for the year ended March 31, 2025. Our ability to continue as a going concern depends on our ability to generate sufficient cash flow to sustain our operations, raise additional capital and negotiate with our banks and other borrower for them not to exercise repayment on demand clauses with respect to bank borrowings of US$1,581,590, US$1,060,125 and other borrowings of US$2,056,000, which are otherwise scheduled to mature in 2028, 2034 and 2026, respectively.

Our management is taking initiatives to mitigate the liquidity risk of the Company. In the near-term, (i) the Controlling Shareholder, Mr. Yu, provided an undertaking to provide financial assistance to the Company to enable us to meet our ordinary course financial obligations for the next 12 months, (ii) the Company plans to raise additional funds through debt financing and to negotiate with its banks for them not to exercise their repayment on demand clauses, (iii) the Company plans to raise capital pursuant to a private placement or public offering and (iv) in respect of a US$3,855,000 other borrowing facility, the Company has unused facility of US$1,799,000 as of March 31, 2025. However, there is no assurance that the Company will be successful in implementing the foregoing initiatives. Although the Controlling Shareholder has provided an undertaking to provide us with financial assistance, there is no agreement regarding the structure and terms of any such assistance. In addition, although our Hong Kong legal adviser has indicated to us that the existence of repayment on demand clauses are common in bank facility documents and such clauses are generally not exercised by banks unless there is an event of default, we cannot provide assurance that our banks will not do so. Our ability to access the credit and capital markets in the future as a source of liquidity, and borrowing costs associated with debt financing, are dependent upon market conditions. Additional capital may not be available on terms acceptable to us, or at all.

In the long-term, the Company expects that the demand for healthcare information technology solution services and maintenance service will grow stably and the Company intends to continue to focus on improving its operational efficiency and reducing costs, resulting in increased cash flow from operations. However, these expectations are forward-looking in nature and involve risks, uncertainties and assumptions. Our actual results may differ materially from our expectations as a result of many factors, including those discussed in this prospectus under the caption “Risk Factors.”

If we are unable to generate sufficient cash flow to fund our operations and adequate additional funds are not available if and when required, we may need to curtail our business operations, which would adversely affect our business prospects, or we may be unable to continue operations.

Cash Flow Sufficiency

The Company mainly uses cash for  (i) strengthening and expanding our healthcare information technology solution service business in Hong Kong and oversea market and expanding presence in other international markets, (ii) enhancing industry position and strengthening business developments, (iii) strengthening operational efficiency by improving our operational process as well as adopting technological development on both software and hardware; (iv)  working capital and other general corporate purposes and (v) repayment of bank debt and other borrowings.

In order to meet the debt obligations and operating needs of our business, our management expects to satisfy the cash flow needs through (i) maintaining stable relationships with banks in order to renew the bank borrowings upon maturity or to arrange for additional banking facilities for use when necessary; (ii) maintaining stable cash inflows and avoiding breaching any debt covenants attached in the existing bank borrowings which has original maturity of five years; (iii) closely monitoring the collection status of accounts receivable and actively following up with our customers for settlements; (iv) diversifying and broadening our customer base to avoid reliance on particular customers and to expand our sources of revenue and cash flow; (v) effectively managing accounts payable and negotiating for longer credit periods from suppliers, when necessary; (vi) obtaining financial support from our Controlling Shareholder and investors to meet short-term operating expenses; and (vii) continuing to focusing on improving operational efficiency and cost reductions and enhancing efficiency.

Contract receivable, net

Contract receivable mainly represents amounts due from customers for provision of healthcare information technology solution services and sale of hardware and software services and net of allowance for the Company’s expected credit loss. The Company generally grants credit terms of 30 days to its clients. In evaluating the collectability of receivable balances, the Company considers specific evidence including aging of the receivable, the client’s payment history, its current creditworthiness and current economic trends and customer specific quantitative and qualitative factors that may affect our customers’ ability to pay. The Company regularly reviews the adequacy and appropriateness of the allowance for expected credit loss. The Company charges off receivables from allowance for credit losses after all collection efforts have ceased. If the receivables charged off the excess amounts are directly charged off in the consolidated statements of income and comprehensive income. As of March 31, 2024 and 2025, allowance provided for expected credit losses on accounts receivable aged within one year was US$13,173 and US$121, respectively.

Our contract receivable balance increased by US$75,865, or 38.7% from US$195,792 as of March 31, 2024 to US$271,657 as of March 31, 2025. The increase was mainly due to amounts billed to a major customer upon the completion of certain healthcare information technology solution service projects for the year ended March 31, 2025.

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Contract assets, net

Contract assets, net consisted of the following:

	As of March 31,
	2025	2024
	US$	US$
Balance, beginning of the year	$570,533	$152,573
Addition	4,851,121	570,713
Contract assets reclassify to contract receivables	(570,674)	(152,612)
Allowance for expected credit losses	(1,056)	(141)
Balance, end of the year	$4,849,924	$570,533

Changes in allowance for expected credit loss were as follows:

	As of March 31,
	2025	2024
	US$	US$
Balance, beginning of the year	141	39
Net addition	915	102
Balance, end of the year	1,056	141

Our contract assets, net increased significantly from US$570,533 as of March 31, 2024 to US$ 4,849,924 as of March 31, 2025. The increase was mainly attributable to an increase in unbilled revenue from healthcare information technology solution service resulting from our practice of billing customers upon the achievement of milestones specified in our customer contracts and not at the time that the service we provide is rendered. According to these agreements, billing will be issued upon the customers’ acceptance. Since the customers primarily consist of public and private hospitals governed by local governments, the regulatory approval process involved with their acceptance can give rise to longer time periods between providing our services and our issuance of billing. Up to July 31, 2025, the Company had billed approximately US$1,100,000 of our contract assets as of March 31, 2025, with anticipated additional billings of US$2,400,000 in September 2025 and remaining balance expected to be billed during October 2025 to December 2025.

During years ended March 31, 2025 and 2024, the contract assets created and transferred to contract receivables of US$3,728,224 and US$5,903,214, respectively, at the same year in presenting the movement of contract assets.

The schedule of changes in contract assets, net excludes US$3,728,224 and US$5,903,214 of contract assets created during the fiscal years ended March 31, 2025 and 2024, respectively, because such contract assets were transferred to contract receivables during the same year.

Deposits, prepayments and other receivables, net

Deposits, prepayments and other receivables, net consisted of the following:

	As of March 31,
	2025	2024
	US$	US$
Project deposits	$681,789	$678,073
Utility deposits	3,776	3,954
Prepayments to suppliers	731,379	1,033,153
Other receivables	63,615	32,634
Sub-total	1,480,559	1,747,814
Allowance for expected credit losses	(393)	(477)
Deposits, prepayments and other receivables, net	$1,480,166	$1,747,337

Our deposits, prepayments and other receivables, net decreased by US$267,171 or 15.3% from US$1,747,337 as of March 31, 2024 to US$1,480,166 as of March 31, 2025. The decrease was primarily attributable to decreases in prepayments to suppliers for development of the healthcare information system as of March 31, 2025.

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Accruals and other payables

Accruals and other payables primarily include accrued staff costs, accrued professional fee, and subcontracting fee that the Group is offering and other accrual and payable for the operation of the ordinary course of business.

Our accruals and other payables as of March 31, 2025 increased by US$70,809 or 39.5% from US$179,276 as of March 31, 2024 to US$250,085 as of March 31, 2025. The increase is mainly due to the increase in accrued staff salaries and welfares which is in line with the increase in staff salaries and welfares recognized in our statement of consolidated income.

Bank and other borrowings

Bank and other borrowings are initially recognized at fair value, net of upfront fees incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in statements of operations over the period of the borrowings using the effective interest method. All bank borrowings were classified as short term due to repayment on demand clauses attached on the borrowings. As of March 31, 2024 and 2025, the bank borrowings were US$2,143,878 and US$4,787,267, respectively.

The increase in bank and borrowings during the year ended March 31, 2025 was primarily used for working capital and to fund expenses incurred in preparing for the intended initial public offering.

Operating Lease liabilities

Our operating lease liabilities represented the current position of our non-cancellable lease agreement of our corporate office in Hong Kong, and were reduced by amortization charge and lease payments were made, respectively.

Operating lease liabilities increased by US$547,726 (including the non-current portion of operating lease liabilities) or 1,704.8% as of March 31, 2025 from US$32,129 as of March 31, 2024 to US$579,855 (including the non-current portion of operating lease liabilities) as March 31, 2025. Such increase was mainly due to a new lease entered for corporate office in Hangzhou commenced from May 2024.

Contract liabilities

Contract liabilities are recorded when consideration is received from a customer prior to transferring the services to the customer or other conditions under the terms of a service contract. These payments are non-refundable and are recognized as revenue when our performance obligation is satisfied. As of March 31, 2024 and 2025, the Company recorded contract liabilities of US$469,579 and US$1,631,874, respectively.

The year-over-year increase in contract liabilities by US$1,162,295 or 247.5% was primarily due to upfront deposits received from customers for software support and maintenance services as of March 31, 2025.

Amounts due from (to) a related party

The following table sets forth the breakdown of our balances due to a related party as of the dates indicated:

		As of March 31,
Name	Relationship	2025	2024
		US$	US$
Mr. Yu Chi Tat Dennis	The Controlling Shareholder and Chief Executive Officer of the Company	82,318	(229,288)
		82,318	(229,288)

The balance with a related party is unsecured, interest-free with no specific repayment terms and non-trade nature. Amounts due to related party was US$229,288 as of March 31, 2024 and amount due from related party was US$82,318 as of March 31, 2025.

During the year ended March 31, 2025, the Company advanced US$82,318 to a related party. The amounts due from a related party of US$82,318 was fully settled in July 2025. From the period of April 1, 2025 to July 31, 2025, there was no advance payment made by the Company to Mr. Yu or the entities controlled by Mr. Yu.

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Cash Flows for the Years Ended March 31, 2025 and 2024

	Years Ended March 31,
	2025	2024
	US$	US$
Net cash used in operating activities	(1,423,851)	(541,038)
Net cash provided by investing activities	53,665	1,618,121
Net cash provided by (used in) financing activities	1,529,012	(2,614,671)
Net decrease in cash and cash equivalents	(166,580)	(1,526,928)
Cash and cash equivalents at beginning of year	46,928	1,573,856
Effect of foreign exchange differences	7,754	10,660
Cash and cash equivalents at end of year	213,508	46,928

Cash flows used in operating activities

During the years ended March 31, 2024 and 2025, the cash inflows from our operating activities were primarily derived from the revenues generated from our provision for healthcare information technology solution services, software support and maintenance services and sale of hardware and software services; whereas the cash outflows for our operating activities mainly comprised staff salaries and welfare, subcontracting costs, and other operating expenses including rental and office expenses and legal and professional fees.

Our net cash generated from operating activities primarily reflected our net income, as adjusted for non-cash items, such as depreciation and effects of changes in operating assets and liabilities such as increase or decrease in accounts receivable, deferred tax assets, rental deposit, accruals and other payables, deferred government subsidy, contract liabilities and deferred tax liabilities.

For the year ended March 31, 2024, our net cash used in operating activities was US$541,038, primarily arising from our net income from operation of US$848,038, as adjusted from non-cash items and changes in operating assets and liabilities. Adjustments for non-cash items mainly consisted of (i) depreciation of property and equipment of US$118,382 (ii) property and equipment write-offs of US$31,283 and (iii) provision of expected credit losses of US$4,014 and (iv) changes in operating assets and liabilities that included (A) an increase in contract assets of US$418,062, (B) an increase in retention receivables of US$2,540, (C) an increase in deposits, prepayments and other receivables of US$31,331, (D) a decrease in accounts payable of US$31,398, (E) a decrease in operating lease liabilities of US$3,783, (F) a decrease in contract liabilities of US$1,521,817, (G) a deferred tax assets of US$1,526, partially offset against (v) a decrease in contract receivables of US$23,174, (w) a decrease in inventories of US$134,993, (x) a decrease in rental deposit of US$37,471, (y) an increase in accrued expenses and other payables of US$140,603 and (z) an increase in income tax payable of US$131,461.

For the year ended March 31, 2025, our net cash used in operating activities was US$1,423,851, primarily arising from our net income from operation of US$928,995, as adjusted from non-cash items and changes in operating assets and liabilities. Adjustments for non-cash items mainly consisted of (i) depreciation of property and equipment of US$99,347, (ii) reversal of expected credit losses of US$12,246, (iii) share based compensations of US$40,000, and (iv) changes in operating assets and liabilities that included (A) an increase in contract receivables of US$62,813, (B) an increase in contract assets of US$4,280,306, (C) an increase in rental deposit of US$6,957, (D) a decrease in operating lease liabilities of US$17,773, (E) a deferred tax assets of US$9,066, partially offset by (s) a decrease in retention receivables of US$94,336 , (t) a decrease in deposits, prepayments and other receivables of US$267,255, (u) a decrease in inventories of US$66,209, (v) an increase in accounts payable of US$11,692, (w) an increase in accrued expenses and other payables of US$70,809 (x) an increase in contract liabilities of US$1,162,295, (y) an increase in income tax payable of US$225,187 and (z) deferred tax liabilities of US$815.

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Cash flows provided by investing activities

Our cash flows used in investing activities primarily consisted of (i) the purchase of property and equipment, (ii) proceeds from maturity of term deposit and (iii) purchase of term deposit.

For the year ended March 31, 2024, net cash provided by investing activities was US$1,618,121, mainly provided by the proceeds from maturity of term deposit of US$1,911,000 and partially offset by our purchase of office equipment and leasehold from third party for US$165,079 and the purchase of term deposit of US$127,800 during the year.

For the year ended March 31, 2025, net cash used in investing activities was US$53,665, mainly comprised of the proceeds from maturity of term deposit of US$127,800 and partially offset by the purchase of office equipment and leasehold from third party of US$74,135.

Cash flows provided by (used in) financing activities

Our cash flows generated from (used in) financing activities primarily consisted of (i) proceeds from bank and other borrowings (ii) repayment of bank and other borrowings; (iii) repayment of finance lease liabilities; (iv) constructive dividend; (v) repayment (to) from related parties; (vi) advances to related parties and payment of deferred offering cost.

For the year ended March 31, 2024, net cash used in financing activities was US$2,614,671, mainly arising from (i) repayment for bank borrowing of US$101,692, (ii) repayment of financial lease liabilities US$5,529 and (iii) payment of constructive dividend of US$5,256,169, partially offset by (A) proceeds from bank borrowings US$2,245,570 and (B) repayment from related parties of US$503,149.

For the year ended March 31, 2025, net cash provided by financing activities was US$1,529,012, mainly arising from proceeds from bank and other borrowing US$3,207,500, partially offset by (i) repayment of bank and other borrowing of US$579,950, (ii) repayment of financial lease liabilities of US$11,670, (iii) repayment to related parties of US$229,288, (iv) advance to related parties of US$82,318 and (v) payment of deferred offering cost of US$775,262.

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Commitments

Operating lease commitment as a lessee

The maturity analysis of the Company’s undiscounted non-cancellable operating lease obligations as of March 31, 2024 is as follows:

Operating leases
US$
Year ending March 31, 2025	32,169
Total undiscounted lease obligations	32,169
Less: imputed interest	(40)
Operating lease liabilities recognized in the consolidated balance sheet	32,129

The maturity analysis of the Company’s undiscounted non-cancellable operating lease obligations as of March 31, 2025 is as follows:

Operating leases
Year ending March 31, 2026	$206,505
Year ending March 31, 2027	208,553
Year ending March 31, 2028	113,788
Year ending March 31, 2029	83,609
Total undiscounted lease obligations	612,455
Less: imputed interest	(32,600)
Operating lease liabilities recognized in the consolidated balance sheet	$579,855

Capital commitments

As of March 31, 2024 and 2025, the Company did not have any capital commitments.

Capital Expenditure

Historical capital expenditures

Our capital expenditures during the years ended March 31, 2024 and 2025 were mainly related to the addition of leasehold improvement, the purchase of server for storage of all data of software and computer equipment and the purchase of a motor vehicle. For the years ended March 31, 2024 and 2025, our capital expenditures in relation to property and equipment were US$165,079 and US$74,135 respectively. We principally funded our capital expenditures through cash flows from operations and borrowings during the years ended March 31, 2024 and 2025.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, and credit risk support or other benefits.

Quantitative and Qualitative Disclosure About Market Risk

Credit risk

The Company’s assets that are potentially subject to a significant concentration of credit risk primarily consist of bank balances and accounts receivable.

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Bank balances

The Company believes that there is no significant credit risk associated with cash in Hong Kong, which were held by reputable financial institutions in the jurisdiction where the Company’s Hong Kong subsidiary is located.

Contract receivables

The Company has designed credit policies with the objective of minimizing its exposure to credit risk. The Company’s contract receivables are short term in nature and the associated risk is minimal. The Company conducts credit evaluations of customers and generally does not require collateral or other security from its customers. The Company periodically evaluates the creditworthiness of existing customers in determining an allowance for expected credit losses primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

Other receivables

The Company is exposed to risk from other receivables. These assets are subject to credit evaluations. An allowance, where applicable, is made for estimated unrecoverable amounts that have been determined by reference to past default experience and the current economic environment.

Customer concentrations

Information as to the revenue derived from those customers that accounted for more than 10% of total revenue for years ended March 31, 2025 and 2024 are as follows:

	Years ended March31,
	2025	2024

Percentage of total revenue
Customer A	35.7%	66.6%
Customer B	50.9%	13.1%
Customer C	*	11.1%

*Customer C accounted for less than 10% of total revenue for the year ended March 31, 2025.

The following table sets forth information as to each customer that accounted for more than 10% for contract receivables as of March 31, 2025 and 2024.

	As of March 31,
	2025	2024
Percentage of contract receivables
Customer A	*	54.8%
Customer B	73.8%	*
Customer D	*	30.6%
Customer E	23.6%	*

*As of March 31, 2025, customer A and D accounted for less than 10% of the total balance of contract receivables and as of March 31, 2024, customer B and E accounted for less than 10% of the total balance of contract receivables.

Contract assets and retention receivables concentrations

The following table sets forth information as to each customer that accounted for more than 10% for contract assets as of March 31, 2025 and 2024.

	As of March 31,
	2025	2024
Percentage of contract receivables
Customer A	16.0%	55.1%
Customer B	83.9%	44.9%

As of March 31, 2025, customer A accounted for 100% of the total balance of retention receivables.

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Vendor concentrations

The concentration on purchase generated by vendors comprised of the following:

	Years ended March 31,
	2025	2024
Percentage of total purchases
Vendor A	59.3%	28.4%
Vendor B	-	19.0%
Vendor C	*	11.3%
Vendor D	-	8.3%
Vendor E	-	6.8%

*Vendor C accounted for less than 10% of total purchases for the year ended March 31, 2025.

The following table sets forth information as to each vendor that accounted for more than 10% for accounts payable as of March 31, 2025 and 2024.

	As of March 31,
	2025	2024
Percentage of account payables
Vendor F	48.6%	49.0%
Vendor G	47.8%	48.2%

Interest rate risk

The Company is exposed to cash flow interest rate risk through changes in interest rates related mainly to the Company’s bank and other borrowings and bank balances. The Company currently does not have any interest rate hedging policy in relation to fair value interest rate risk and cash flow interest rate risk. The directors monitor the Company’s exposures on an ongoing basis and will consider hedging the interest rate should the need arise.

Foreign currency risk

Currency risk arises from the possibility that fluctuations in foreign exchange rates will impact on the financial instruments. The Company is not exposed to significant transactional foreign currency risk since almost all of its transactions, assets and liabilities are denominated in HK$ which is the functional currency of the operating subsidiary.

Market and geographic risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

Trend Information

Other than as disclosed in “Risk Factors — Risks Related to Our Business — The occurrence of force majeure events and natural disasters may adversely affect our business, financial condition and results of operations” in this prospectus, we are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our operating revenue, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

78

HISTORY AND CORPORATE STRUCTURE

Corporate Structure

The Company was incorporated in the Cayman Islands on June 11, 2024 under the Companies Act as an exempted company with limited liability. Upon incorporation, our authorized share capital was US$500,000 divided into 500,000,000 ordinary shares, par value of US$0.001 each. Immediately following incorporation, our share capital, comprised of one issued and outstanding ordinary share, was held by Maxway.

On July 13, 2024, Maxway, Supreme One and Prestige Unison, subscribed for and were allotted and issued 4,509,998, 245,000 and 245,000 ordinary shares for cash at par representing approximately 90.20%, 4.90% and 4.90% of the issued share capital of the Company respectively.

On August 28, 2024, Maxway transferred 200,000 ordinary shares representing 4.00% of the entire issued share capital of the Company to Zone Wise, for a consideration of US$200,000.

On August 28, 2024, Maxway transferred 150,000 ordinary shares representing 3.00% of the entire issued share capital of the Company to Grow Ace, for a consideration of US$150,000.

On August 28, 2024, Maxway transferred 175,000 ordinary shares representing 3.50% of the entire issued share capital of the Company to World Oasis, for a consideration of US$175,000.

On October 2, 2024, Maxway transferred 200,000 ordinary shares representing 4.00% of the entire issued share capital of the Company to Mr. Cheng Wing Keung for cash at par. Mr. Cheng Wing Keung is an existing employee, director and the CFO of our Group.

On October 2, 2024, Maxway transferred 100,000 ordinary shares representing 2.00% of the entire issued share capital of the Company to Conford Global Limited, or Conford, for cash at par. Conford is wholly-owned by Ms. Tam Ching Ni, Jenny, who is an existing employee and the COO of our Group.

On October 2, 2024, Maxway transferred 100,000 ordinary shares representing 2.00% of the entire issued share capital of the Company to Clouds Top Enterprises Limited, or Clouds Top, for cash at par. Clouds Top, is wholly-owned by Mr. Ng Lung Ngai, who is an existing employee and the CTO of our Group.

On May 2, 2025, Maxway transferred the entire issued share capital of Ultra High Point (HK) to CareQuartz Limited, or CareQuartz, as the Company’s nominee, in consideration of the Company allotting and issuing one ordinary share to Maxway, credited as fully paid; and CareQuartz allotting and issuing one ordinary share to the Company.

On May14, 2025, for purposes of recapitalization in anticipation of the initial public offering, the Company effected a 1:8 sub-division of its shares (a “forward stock split”). Following the forward stock split, the Company’s authorized share capital remains US$500,000 divided into 4,000,000,000 ordinary shares with a par value of US$0.000125 each. On May 15, Maxway surrendered 1,003,800 ordinary shares, Prestige Unison surrendered 68,600 ordinary shares, Supreme One surrendered 68,600 ordinary shares, Grow Ace surrendered 42,000 ordinary shares, Zone Wise surrendered 56,000 ordinary shares, World Oasis surrendered 49,000 ordinary shares, Cheng Wing Keung surrendered 56,000 ordinary shares, Conford surrendered 28,000 ordinary shares and Clouds Top surrendered 28,000 ordinary shares each to the Company, respectively or 3.50% of their shareholdings each. None of these shareholders surrendering their ordinary shares received any consideration for surrender of their ordinary shares, nor are there any agreements or arrangements in place under which any of these shareholders will surrender their remaining ordinary shares. Unless otherwise indicated, all references to ordinary shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the 1:8 forward stock split and the shares surrendered by our existing shareholders on May 15, 2025 as if they had occurred at the beginning of the earliest period presented. Following the forward stock split and surrenders and prior to this offering, there are 38,600,000 ordinary shares issued.

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Organization Chart

The chart below sets out our corporate structure as at the date of this prospectus where the internal group reorganization has been completed with percentages held pre- and post-offering.

Conford (BVI)
Mr. Cheng Wing Keung
Clouds Top (BVI)
Maxway (Hong Kong)
Supreme One (BVI)
Prestige Unison (BVI)
Grow Ace (BVI)
Zone Wise (BVI)
World Oasis (BVI)
Pre-Offering: 2.00% Post-Offering: 1.93%
Pre-Offering: 4.00% Post-Offering: 3.86%
Pre-Offering: 2.00% Post-Offering: 1.93%
Pre-Offering: 71.70% Post-Offering: 67.19%
Pre-Offering: 4.90% Post-Offering: 4.73%
Pre-Offering: 4.90% Post-Offering: 4.73%
Pre-Offering: 3.00% Post-Offering: 2.90%
Pre-Offering: 4.00% Post-Offering: 3.86%
Pre-Offering: 3.50% Post-Offering: 3.38%
Public
Pre-Offering: 0% Post-Offering: 5.50%
The Company (Cayman Islands)
100%
CareQuartz (BVI)
100%
Ultra High Point (HK) (Hong Kong)
100%
51%*
Mr. Choi Ho Chong
Sun Pacific (Hong Kong)
100%
Grandwon (Hong Kong)
Thingsocket (Hong Kong)
60%
40%
Clinic First (Hong Kong)
100%
100%
Hangzhou Lianxuntong (PRC)
Hangzhou Jigaodian (PRC)
* (The remaining 49% is held by Maxway)

(1)	Supreme One, a company incorporated in the BVI and is 100% owned by Cheung Siu Ning, an Independent Third Party.
(2)	Prestige Unison, a company incorporated in the BVI and is 100% owned by Cheung Sai Ho, an Independent Third Party.
(3)	Grow Ace, a company incorporated in the BVI and is 100% owned by Yip Sum Yu, an Independent Third Party.
(4)	Zone Wise, a company incorporated in the BVI and is 100% owned by Liu Tung Wah, an Independent Third Party.
(5)	World Oasis, a company incorporated in the BVI and is 100% owned by Choi Ming Hei, an Independent Third Party.
(6)	Maxway, a company incorporated in Hong Kong and is indirectly 100% owned by Mr. Yu.
(7)	Mr. Cheng Wing Keung is an existing employee, director and the CFO of our Group.
(8)	Conford is wholly-owned by Ms. Tam Ching Ni, Jenny, who is an existing employee and the COO of our Group.
(9)	Clouds Top is wholly-owned by Mr. Ng Lung Ngai, who is an existing employee and the CTO of our Group.

*	Principal operating subsidiaries in our Group

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Entities

A description of our principal operating subsidiaries and our associate is set out below.

Ultra High Point (HK)

On April 6, 2009, Ultra High Point (HK) (formerly known as Ewell Hong Kong Limited) was incorporated in Hong Kong as a private company with limited liability. Ultra High Point (HK) is principally engaged in the provisions of Healthcare IT solutions. As part of a group reorganization effective May 2, 2025, Ultra High Point (HK) became an indirect wholly-owned subsidiary of the Company.

Thingsocket

On April 1, 2005, Thingsocket (formerly known as UniNet Infosystem Limited) was incorporated in Hong Kong as a private company with limited liability. Thingsocket is held as to 51% by Ultra High Point (HK) and 49% by Maxway. Thingsocket is principally engaged in the business of provision of healthcare information technology solution services. As part of a group reorganization effective May 2, 2025, Thingsocket became an indirect non wholly-owned subsidiary of the Company.

Grandwon

On March 23, 2020, Grandwon was incorporated in Hong Kong as a private company with limited liability. Grandwon is an investment holding company of our subsidiaries in the PRC and principally engaged in the business of subcontracting IT solutions.

Hangzhou Lianxuntong

On August 28, 2023, Hangzhou Lianxuntong was established in the Mainland China as a private company with limited liability and indirectly wholly-owned by Ultra High Point (HK) through Grandwon. Hangzhou Lianxuntong principally engages in the provision of internal program and software development for the Group.

Hangzhou Jigaodian

On July 26, 2023, Hangzhou Jigaodian was established in the Mainland China as a private company with limited liability and indirectly wholly-owned by Ultra High Point (HK) through Grandwon. Hangzhou Jigaodian principally engages in the provision of internal program and software development for the Group.

Sun Pacific

On November 17, 2015, Sun Pacific was incorporated in Hong Kong as a private company with limited liability. Sun Pacific is an investment holding company of our associate, Clinic First.

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BUSINESS

Our Mission

Our mission is to offer customized and comprehensive healthcare IT solutions and services to public and private hospitals in Hong Kong, which aim to (i) enhance clinical operation and improve efficiency through workflow standardization; (ii) offer better patient experience; and (iii) improve patient safety through closed-loop management. We also endeavor to adapt and scale our current healthcare IT solutions developed for the Hong Kong market to fit overseas markets which are more open to digital transformations/innovations and have started to invest, grow and develop their healthcare IT solutions, such as Asia-Pacific Economic Cooperation (APEC) countries and the United Arab Emirates (UAE).

Overview

We, through our Operating Subsidiaries, have over 15 years of experience in providing customized and comprehensive healthcare IT solutions and services to public and private hospitals in Hong Kong. We have worked with approximately 25.5% of the public hospitals and approximately 50% of the private hospitals in Hong Kong during our operating history. The healthcare IT solution industry is a niche sector of the IT solution industry in Hong Kong, requiring a thorough understanding of the intricacies and regulation of the healthcare system in Hong Kong. We are fully dedicated to providing healthcare IT solutions and services, and we believe we have established a significant presence in this industry in Hong Kong.

During the fiscal years ended March 31, 2024 and 2025, one of our most significant projects involved the development and deployment of the Hospital Information System (HIS) for CUHK Medical Centre Limited, the first smart hospital in Hong Kong. The hospital features 516 inpatient beds, 90 day beds, and spans 14 floors with a total construction floor area of 100,000 square meters, including 28 operating rooms and 56 consultation rooms. Under the tender awarded in 2017, we were responsible for designing, building, and installing the HIS, which integrates specialized systems such as the Patient Administration System (PAS), Electronic Medical Record (EMR), Pharmacy Management System (PMS), and Mobile Applications (MOB). The project also included a five-year maintenance agreement, with the option for renewal upon mutual agreement.

The current trend is for hospitals to manage their clinical, financial and administrative operations through the use of an advanced and intelligent healthcare IT solution known as a hospital information system, or HIS. An HIS generally consists of one or several specialized systems, such as (i) patient administration system, or PAS, for managing patient details and hospital logistics; (ii) electronic medical record, or EMR, for keeping digital records of patient clinical histories; (iii) pharmacy management system, or PMS, for overseeing pharmacy operations; and (iv) mobile applications, or MOB, for providing mobile access to hospital services. The HIS connects all these systems and their respective sub-systems through a secure hospital network, allowing them to work together seamlessly. It also integrates with other third-party systems, such as laboratory information system, radiology information system and picture archiving and communication system. Everyone in the hospital, from patients to clinicians and public health officials, interacts with the HIS, which collects, stores, and manages patient and clinical data to ensure accuracy, relevance, and timeliness before sharing it with authorized users for patient care, planning, and decision-making.

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In recent years, the Internet of Medical Things, or IoMT, has become a pivotal technology in healthcare, significantly enhancing the connectivity and communication among patients, clinicians and medical devices over a secure platform. This network gathers, analyzes and transmits health data in real-time, facilitating comprehensive healthcare management and revolutionizing the delivery of healthcare services. As IoMT (i) connects a variety of components, including diagnostic tools (such as computed tomography machines and magnetic resonance imaging machines), medical instruments (such as infusion pumps and electrocardiogram devices) and wearable technology (like wristbands and smartwatches); (ii) allows smart medical devices to communicate with the HIS; and (iii) enables the generation of detailed contact tracing reports through tracking the movements of patients, staff and medical equipment and by integrating data across security, access control and visitor management systems, it supports remote patient monitoring as well as enhances asset tracking and telemedicine services. In short, IoMT connects various hospital systems and devices into an integrated network, improving the connectivity and flow of information within the healthcare environment. As an illustration, contact tracing in infection control is achieved by equipping infected patients with real-time location tracking system, or RTLS, wristband, requiring hospital staff to carry RTLS staff cards, attaching RTLS asset tags to medical equipment and installing RTLS tracking station throughout the hospital premises, all of which are supported by ultra-wideband, or UWB, and Bluetooth low energy, or BLE, technologies. By implementing this IoMT solution, our customers can generate contact tracing reports that detail the locations visited by infected patients and the interactions they had with staff, equipment, and visitors, all from an integrated communication platform that connects security control, access control, closed-circuit television, nurse stations and visitor management systems.

We specialize in utilizing information and communication technology, digital technology and mobile technology to help our customers, which includes both public and private hospitals in Hong Kong, to set up the suitable infrastructure for their hospitals to enable “smart care” (i.e. using technology to improve health outcomes and reduce the need for in-hospital care) and enhance operational efficiency. We pride ourselves on being the pioneer in this field in Hong Kong. We have assisted one of our major customers in Hong Kong in designing and building the HIS for the first fully digitalized smart hospital in Hong Kong.  We also developed its comprehensive IoMT solutions, some of which were unprecedented in Hong Kong, such as a full coverage RTLS that utilizes the dual technology of UWB and BLE, our patented smart pick-to-light pharmacy solution and our patented smart drug kit management solution. We are currently helping another major customer with the design and installation of the HIS for the first Chinese medicine hospital in Hong Kong, which will be the first HIS in Hong Kong to integrate Chinese and Western medicine.

Our Services

Our comprehensive range of healthcare IT solutions and services include (i) designing and building customized HIS for our customers; (ii) developing customized IoMT solutions for our customers; (iii) integrating our customers’ HIS with third-party systems and devices via our proprietary medical integration platform; (iv) maintaining the healthcare IT solutions we design/build/install for our customers; and (v) upgrading the healthcare IT solutions we design/build/install for our customers. These services are designed to help our healthcare customers provide “smart care” and enhance their operational efficiency.

HIS

The current trend is for hospitals to look for digital solutions to enable “smart care” and enhance their operational efficiency, and HIS is the backbone to such digital solutions. The Hong Kong Hospital Authority, or HA, is the statutory body that manages all public hospitals in Hong Kong. It is part of the HA’s Strategic Plan 2022-2027 to enhance sustainability by changing their service models towards the provision of “smart care”, which will be implemented with support and commitment of a “smart workforce” and with “smart hospitals” as a key enabler. The first fully digitalized smart private hospital was opened in Hong Kong in early 2021. As such, there is expected to be an increasing demand for HIS from the hospitals in Hong Kong.

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We can assist our customers to develop their HIS and to maintain and upgrade the HIS for them on an on-going basis. The technology infrastructure of the HIS we develop for our customers is built on a micro-service design, which enhances scalability and supports the use of enterprise-grade database management tools, such as Oracle, MS SQL and MongoDB. The architecture of the HIS is further reinforced by a robust continuous integration and continuous deployment, or CI/CD, pipeline. This pipeline encompasses everything from source management and code merging to quality checks, security scanning and deployment scripting.

The HIS we build for our customers typically include the following four major integrated systems (and each with their own integrated sub-systems) which are designed to streamline workflows, enhance patient care and improve overall operational efficiency:

Systems	Sub-systems		Description

PAS	●	patient profile	This system is integral to the HIS, handling all facet of patient administration from registration to discharge. It effectively manages the admission process, appointment scheduling and comprehensive record-keeping (which includes patients’ personal and demographic details, clinical documents, clinical results and visit history). It boosts both administrative efficiency and patient satisfaction by ensuring a seamless and integrated experience. Its key functionalities cover a wide range of administrative tasks, from patient registration, inpatient admission, nurse assessments, consultations with doctors, all aspects of patient billing (including the management of insurance plans and inpatient packages), dispensing of medications to discharge process.
	●	registration
	●	admission
	●	patient movement
	●	bed management
	●	check-in
	●	billing
	●	queueing

EMR	●	nurse’s assessment and chart	This system is engineered to manage comprehensive clinical documentation. The EMR system integrates patient data from the PAS to facilitate accurate and comprehensive clinical documentation. This system facilitates the documentation process from the initial stage of triage through nurse assessments, care planning, bed management (including bed booking), operating theatre logistics to pre-operative and post-operative care, ensuring that all relevant medical data are seamlessly captured and accessible. It supports outpatient services by collecting detailed doctor consultation notes and inpatient services through continuous progress notes. It also incorporates advanced functionalities like doctor medication order entries and expedited ordering for laboratory tests, radiology and allied health services. Verbal orders can also be seamlessly integrated. Through integration with the hospital’s clinical equipment and various third-party systems, the EMR system acts as the centralized record system for the hospital that provides a holistic view of each patient’s medical history and current treatment regimen.
	●	nurse’s medication administration record
	●	medication order entry
	●	clinical order entry
	●	clinical documentation
	●	incident response system
	●	clinical staff rostering
	●	operation and procedure

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PMS	●	dispensing	This system is designed as a comprehensive solution to streamline and optimize all aspects of the pharmacy’s operations, ensuring that every step from medication ordering to dispensing is handled with utmost precision and efficiency. At the core of the system lies an advanced drug database management feature that ensures the up-to-date and accurate tracking of all medications. The system efficiently manages outpatient pharmacy and inpatient pharmacy services, ensuring that medications are accurately dispensed and recorded. Moreover, the system oversees the main pharmacy inventory, facilitating robust inventory control and real-time stock updates, which helps to maintain adequate supply levels. The PMS minimizes medication errors, enhances prescription accuracy and maintains a secure audit trail for all pharmaceutical transactions, thereby ensuring patient safety and operational efficiency in the medication management process.
	●	inventory
	●	drug database
	●	queueing of pharmacy
	●	clinical decision support for medication

MOB	●	patient application	This system is designed to enhance healthcare accessibility and efficiency by providing tailored applications for different user roles, including patients, doctors and nurses. The patient application empowers patients with access to personal health records, appointment scheduling, medication reminders and payment settlement, ensuring real-time management of their healthcare. The doctor application equips doctors with patient information, electronic prescribing and clinical documentation, supporting informed treatment decisions and remote monitoring. The nurse application facilitates efficient patient care through point-of-care documentation, real-time communication and support for nursing assessments and medication administration. The clinical application enhances operational efficiency for all clinical staff by providing centralized access to critical patient data, streamlined communication tools and bedside assessment of clinical tasks. Lastly, the pharmacy application streamlines medication management and inventory control processes for pharmacists, enabling accurate medication dispensing, barcode scanning and seamless communication with healthcare providers. Together, these applications improve the overall efficiency and quality of healthcare services.
	●	doctor application
	●	nurse application
	●	clinical application
	●	pharmacy application

We have registered the copyright of our proprietary HIS in the PRC.

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IoMT

Using IoMT, through deploying Wi-fi network, radio-frequency identification, UWB and Bluetooth technologies into different areas (such as vital signs monitoring, drug management, material supplies, dispatch of uniforms, patient transfers, equipment management, patient location tracking and staff identification), the hospital operation workflows can be automated to reduce errors, assist in communication between healthcare professionals and patients as well as to improve efficiency. We have assisted our customers in developing the following IoMT solutions which can be seamlessly integrated into their HIS (whether developed by us or a third party) via our proprietary medical integration platform:

●	Smart drug solutions - Pharmacy management is streamlined by automating essential operations such as drug replenishment, picking, assembly, refill management and issuing. At the core of these solutions is an advanced automation system that ensures optimal inventory levels, reducing both stockouts and overstock situations through real-time data analytics, including the use of medication carts, drug cabinets, pick-to-light systems and automated dispensing machines. We have obtained the patent for our smart pick-to-light pharmacy solution and the smart drug kit management solution.

●	Specimen tracking solutions - Our solutions offer real-time tracking capabilities, ensuring that every specimen is monitored throughout its journey from collection to analysis. This continuous oversight facilitates accurate and timely handling of clinical specimens which supports timely medical decision-making, as well as significantly reducing the potential for errors, delays and misplacement that can impact diagnostic outcomes.

●	RTLS - This solution is specifically designed to enhance operational efficiency and patient safety as well as to facilitate resource management by accurately monitoring the real-time positions of patients, medical staff and medical equipment throughout the hospital premises. In addition to tracking, medical staff can use the system to reserve critical equipment, such as wheelchairs or infusion pumps, ensuring availability when needed.

●	Indoor navigation solutions - This navigation aid, which provides accurate, real-time and turn-by-turn navigation inside hospital premises, is accessible directly from patients’ mobile devices through hospital applications, enhancing their overall experience by guiding them through complex hospital layouts with ease.

●	Linen management solutions – Linens used in hospitals are frequently exposed to germs, bacteria, and other contaminants, requiring strict disinfection and handling protocols. Our linen management solution is designed to assist medical staff by automating the distribution of clean linens and the collection and tracking of soiled or contaminated ones. Through real-time data analytics, the system ensures that medical teams have consistent access to clean linens, preventing stockouts and overstocking. Additionally, our solution integrates with laundry centers to monitor inventory levels, ensuring timely replenishment. It also identifies contaminated batches immediately, enabling proper handling and enhancing infection control, ultimately improving both operational efficiency and patient care.

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●	Digital display solutions – We can set up digital display units that are linked to our customers’ HIS to serve as (i) patients’ real-time information displays at bedside and outside the ward, showing their respective name, patient status, operation plan, doctor-in-charge, allergies and other alerts and warnings (such as dietary reminder and risk of falling) as appropriate; (ii) consultation room display showing the medical practitioner’s name, qualifications and availability; (iii) digital self-service kiosks which are linked to digital queue displays; and (iv) digital displays in lifts, hallways and LED walls for emergency public announcements and health warnings, etc.

The operation of our IoMT solutions requires the support of a lot of hardware, including but not limited to medical devices, BLE beacons, different kinds of sensors and identification tags, dispensing machines and counting machines. We have developed some of the hardware that support our two patented IoMT solutions, namely smart pick-to-light pharmacy and smart drug kit management. We had obtained the exclusive right to distribute some of the hardware that support our smart drug solutions in Hong Kong, including a German automated storage and dispensing system and we currently hold the exclusive right to distribute an Italian robotic compounding system which automate the preparation of intravenous chemotherapeutic compounds.

Medical integration platform to integrate third-party systems and devices

We can assist our customers in integrating third-party systems and devices that are not developed by us, including (i) government platforms, such as Electronic Health Record Sharing System (or eHealth) and iAMSmart; (ii) hospital’s general administration platforms, such as enterprise resource planning system, accounting, human resources and office administration; and (iii) highly specialized medical platforms, such as intensive care unit system, surgical anesthesia system and blood transfusion management system, through our proprietary medical integration platform to ensure seamless interactions between different systems and services.

Our proprietary medical integration platform accommodates a diverse array of data formats (such as HL7, XML, JSON, Web services and Web Tokens) for seamless data exchange with different systems and services, and ensures standardized, secure and managed connectivity with third-party systems and devices. This platform plays a crucial role in enabling efficient data exchange and process integration across the diverse microservices architecture of an HIS. It ensures that all components of the HIS can communicate effectively, maintaining consistency and reliability in data handling and service delivery. It supports stringent policy enforcement on both inbound and outbound connections and offers comprehensive monitoring of all connection activities. This platform is also equipped with an artificial intelligence, or AI, logic that analyzes system logs to detect and alert on anomalies automatically. Users will also have the capability to establish custom alert parameters. As such, this structure not only facilitates rapid development and deployment, it also ensures high standards of quality and security across all processes. We can install our proprietary medical integration platform to our customers’ HIS to streamline the process of integrating third-party systems and devices to their HIS. With this comprehensive setup, we are able to swiftly accommodate and respond to rapid change requests from our customers while ensuring that the technology environment of the HIS remains both dynamic and resilient.

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Maintenance services

Apart from engaging us to design/build/install their healthcare IT solutions, our customers also typically engage us to technically support and maintain such solutions for at least two to ten years at the time they engage us to design/build/install them.

Upgrade services

While we provide ongoing technical and maintenance services to ensure the stability and functionality of the healthcare IT solutions we design/build/install for our customers, we also provide solution upgrade services in response to our customers’ evolving needs (such as the need to adapt to new business scenarios and regulatory requirements) to develop and deploy new function modules customized for our customers’ requirements. New contracts will be signed with our customers with respect to these upgrade services.

Our Operations

Identification of business opportunities

We provide healthcare IT solutions and services to our customers on a project-by-project basis as agreed in our project-based contracts, which typically comprise of two parts, one part with respect to designing, building and installing the healthcare IT solutions (the “implementation project”) and the other part deals with the maintenance of such solutions. Contracts with our customers for the delivery of healthcare IT solutions and services generally involve a tender process, where we are required to submit detailed bidding proposals in response to a tender offer. The tender offer typically sets out the conditions of tender, technical requirements, specifications of the project and submission criteria, as well as other details such as payment terms and delivery deadlines.

With an established market presence in in the healthcare IT solution industry in Hong Kong, most of our awarded contracts during the fiscal years ended March 31, 2023 and 2024 were obtained through invited tenders and quotations. Our repeat customers also send us requests for quotations to seek our services from time to time. We can also obtain information on open tenders from public hospitals on the HA’s website.

Tender/quotation

Our business development and marketing, or BDM, department takes the lead in the tender/quotation process. Once we receive an invitation to tender/quote from a potential customer or we identify an opportunity for open tender, they will conduct research and analysis of such project. They will, in consultation with the project division of our business and technical solution, or BTS, department, also assess the feasibility of the project based on the following points:

●	customer’s requirements, specifications and schedule of the project;
●	project complexity and scope of works required;
●	contractual risks and obligations;
●	budget, pricing and payment terms;

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●	competitive landscape and requirements on bidders (such as industry experience, track record and qualifications);
●	all other risks, including financial, operational, cash flows and regulatory; and
●	whether we can cumulate positive cash flows after we have commenced the project for a designated period and achieve at least the minimum gross profit margin we desire.

After the completion of such feasibility studies, our chief technology officer, or CTO, together with our Chief Executive Officer, or CEO, chief operating officer, or COO, and Chief Financial Officer, or CFO, will evaluate our existing commitments, available resources and competency and then assess, review and decide whether a detailed bidding proposal shall be prepared for such project based on the results of the feasibility studies.

Tender preparation

If we decide to proceed with the tender, we will set up a tender working team, headed by our CTO and comprising our COO and other select members of our BDM department and BTS department, to formulate a preliminary project design plan, based on which the detailed bidding proposal will be prepared and submitted.

Our COO will continue to maintain/develop a relationship with the potential customer to obtain budget and job intelligence and other market intelligence on competitors and forward the relevant information to the tender working team for pricing refinement. Our BDM department will also assist in the collection of market intelligence.

During tender preparation, the tender working team will ascertain the pricing of the tender by estimating internal costing and budgetary evaluation on costs such as labor and materials and, where applicable, work with the subcontractors and suppliers to obtain pricing for base price submission to the COO, who would then submit the base price together with the bidding proposal for the CEO and CFO’s approval. Once the CEO and CFO have agreed on and signed off on the final bid price and the bidding proposal, the tender will be submitted to the potential customer based on the final bid price, and the tender working team will follow up with all necessary requirements to increase the possibility of a successful tender (including attending tender interviews, giving presentations and explaining our bid, responding to queries, discussion on price and/or contract terms and if required, amending our submission and revising our tender price) and provide management updates.

The period from our receipt of tender documents to submission of tender proposal to potential customer is generally about four to six weeks.

Quotation

For small scale projects and simple upgrade works, our customers may request quotations from us and engage us directly if our quotations are acceptable to them. In these cases, our BDM department will be responsible for the preparation of the quotation and the review process will be similar to those described above for tender. As there are usually fewer formalities involved with a quotation, the period from our receipt of quotation documents to submission of quotation to potential customer is generally about two to four weeks.

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Tender/quotation pricing

We adopt a cost estimate plus mark-up pricing model for pricing our tenders/quotations. Contracts with our customers are generally fixed price with a pre-determined quantity and schedule for project completion which generally commits us to provide the resources required to complete a project for a fixed sum. As such, when deciding on our tender price/quotation, we will make reference to estimated project execution and delivery costs, estimated procurement costs for third-party hardware and software products after getting quotations from subcontractors and suppliers (if applicable), complexity of the project and other factors such as market demand, trends in the labor market, previous tender/quotation records, awarded tender price/quotation of previous similar jobs, customers’ acceptable price ranges and prices of competing products and services, and then we add on our desired profit margin before we propose a tender price/quotation. For projects that involve a tender process, we also take into consideration our competitors’ prices in order to secure a higher chance of success in the tender process.

Award of contract

The period for an invitation to tender and a request for quotation to become an award contract is generally three to six months. If the contract is awarded by tender, we will first sign a letter of acceptance and then enter into a formal contract with our customer. If the contract is awarded by quotation, our customers will either give us a confirmation or issue a purchase order to us.

Tender/quotation success rate

During the fiscal years ended March 31, 2023 and 2024, our tender/quotation success rate was approximately 73.0% and 75.0%, respectively. We attribute our consistent tender/quotation success rate to our ability to successfully deliver projects, our comprehensive understanding of customer needs, and our extensive experience in healthcare IT solutions. Our established market presence in Hong Kong, where our solutions are deployed in 50% of private hospitals and 25.5% of public hospitals, combined with our commitment to delivering customized and reliable solutions, has enabled us to consistently meet complex tender requirements and achieve this performance.

Project implementation

Formation of project team and handing over

After we have been formally awarded with the contract, the tender working team in charge of the tender will hand over the project to a project team comprised of representatives from the project division and the research and development division of our BTS department and the CTO or a person designated by him will be the project manager leading such project team. The handover to the project team is done over a kick-off meeting, and a representative from the finance department will also attend this meeting.

During the kick-off meeting, the project manager and CTO will brief the project team on the scope of work required, delivery phases, contract period, budget and cost structure and any other special requirements of the project. Our finance department will also set down the approval required for different types of project expenses and the system for budget control and for tracking real-time project costs.

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Project implementation

The project team will then prepare and submit a master program for the project setting out key milestone dates (e.g. software functional specification due date and planned installation, integration and user acceptance test dates, etc.) to the customer for approval. The master program will be reviewed and updated regularly during project implementation.

After the customer has approved the master plan, the project team will help the customer initiate preliminary solution development plans. After our solution designs and functional specifications are accepted by the customer, they will proceed to develop (by writing the code adhering to best practices and coding standards), test (by performing unit testing on the developed code and conduct peer reviews, as well as integrating the code into the staging environment and perform integration testing) and deliver the solutions to the customer. Depending on the complexity of the specific project, it normally takes six to 18 months for solution development after the customer has accepted the solution designs and functional specifications.

After the solutions have been developed, the project team will then help the customer with the implementation and integration processes, and may conduct certain adjustments to enable our solutions to seamlessly integrate into the customer’s existing systems. In addition, we conduct official testing on our solutions to ensure such solutions have met the specific requirements of the customer. Depending on the complexity of the specific project, the testing stage normally lasts three to six months.

Taking out performance bonds and insurance

For those contracts with public hospitals, we are generally required to provide cash deposits or performance bonds in the form of a bank guarantee in favor of our customers (which typically have to be backed by cash or other collaterals and/or guarantees) to secure our performance under such contracts, which is common in our industry. The amount of the cash deposit or bank guarantee required for each project is generally 2.0% to 6.0% of the total price for the implementation project. The cash deposit or the bank guarantee will normally be released six months after the issuance of the system acceptance certificate confirming completion of the implementation project or as otherwise specified in the contract.

Our customers typically require us to take out professional indemnity insurance against our liabilities to indemnify them under the terms of the contract (e.g. coverage against liability for data loss).

Procurement and selection of subcontractors and suppliers

The project officer in our BDM department is in charge of procurement for project execution, and he is also responsible for budget and supplier management to ensure that the project will meet contract specifications and schedule within the limit of the agreed budget. He maintains and regularly reviews and updates a list of qualified subcontractors and suppliers that meet our stringent requirements, including the ability to meet our design, quality and safety specifications and our time schedule for supply of services, hardware and/or software. He generally obtains quotations from at least two to three vendors to compare prices before he, in consultation with the CEO, makes decision on the choice of vendors and he has to seek CFO’s approval on all purchase orders in excess of HK$500,000. As of March 31, 2024, there were 20 qualified subcontractors and 30 qualified suppliers on the list and we select subcontractors and suppliers for our projects from this list unless there are other subcontractors and suppliers recommended by our customers.

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Project management

Where subcontractors are involved, the project team conducts regular meetings with subcontractors to ensure that their subcontracted work progresses according to schedule.

Internally, the project manager who is responsible for supervising the project conducts regular project reviews with members of the project team. The project manager also prepares bi-weekly project summary report for management’s review and presents and reviews project status with our CEO on a monthly basis. In terms of the financial management of the project, our CFO prepares 12-month cash flow forecasts for the project on a monthly basis and will review the financial report and forecast results of the project with our CEO on a monthly basis.

Quality assurance

The project team will have a team of test engineers to design and plan tests to match software features and functionalities and perform testing on the installed units, integration and system at various levels of project implementation to ensure that our software meets all requirements. The test engineers also identify, document and report bugs, and collaborate with software developers to fix identified defects and retest as necessary. Test engineers also perform regression testing to ensure resolved issues do not affect other parts of the application.

We also have a quality assurance working team within our BTS department, comprising five programmers, to oversee all quality assurance activities and ensure that our software solutions meet rigorous standards aligned with project requirements and industry best practices. Members of the quality assurance working team collaborates with software developers and the test engineers to review the backlog, CI/CD pipeline, code quality and test management (including unit test, performance testing and security testing) of our software solutions. They also monitor the infrastructure, application and security of our software solutions. All findings from these quality assurance activities will be recorded and reported to the relevant stakeholders, and the project team will address any issues found and verify that appropriate corrections have been made.

Progress payment and certification

Our customers generally pay us by progress payments pursuant to contracts with reference to the reaching of specified milestones. In contracts involving private hospitals, our customers will generally give us an advance payment after the signing of the contract but it is customary for public hospitals not to make any advance payments. We typically submit a payment application to our customer summarizing the work done after the specified milestone is reached. Our project manager is responsible for the preparation and submission of such payment applications. After our customer has assessed a payment application, they will issue an interim system acceptance certificate to us certifying the reaching of the specified milestone. Our finance department will then present our invoice to our customer after our receipt of the interim system acceptance certificate to request for payment. Our customer will generally make payment to us within 30 days from the date we present our invoice to them.

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Variation orders

Our customers generally have the right to order variations to the agreed healthcare IT solutions during the course of the project pursuant to the relevant contract terms. After receiving a variation order from our customers, we will conduct impact analysis on the variations and advise our customers whether the variations would result in changes to the project timetable and changes in contract price for the implementation and/or maintenance of the healthcare IT solutions. If our customers decide to go ahead with the variations, a supplementary agreement to the original project contract will be signed with respect to such variations.

Duration

Our customers fix an expected project duration at the tender/quotation stage and they typically have the right to change or delay their project timetables at their own discretion. They also typically have the right to suspend or terminate the contract in whole or in part by giving us one-month prior written notice at their own discretion. During the fiscal years ended March 31, 2023 and 2024, the duration of our implementation projects range from one to three years and the maintenance component generally lasts for two to ten years (including the warranty period), and none of our customers had suspended or terminated their contract with us (whether in whole or in part).

Project completion and post completion

User acceptance

After we have completed all system installation, integration and testing, we will arrange for the customer to conduct user acceptance tests. Once our customer officially signs off on the user acceptance tests, the project team will provide the customer’s staff with specific training and manuals related to the installation, usage and functionality of our healthcare IT solutions. At this stage, the implementation project will be deemed to be satisfactorily completed. The system will be handed over to our customer and our customer will issue a system acceptance certificate to us. The cash deposit or bank guarantee, if any, will be released within six months after the date of such system acceptance certificate or as otherwise specified in the contract.

Warranty period

Our project contracts typically comprise of two parts, one part with respect to the implementation project and the other part deals with the maintenance of the healthcare IT solutions. We normally provide the first year of maintenance for free to serve as a warranty period we provide to our customers. Generally, we require a back-to-back warranty period from our subcontractors and suppliers for risk management purpose so that they are generally responsible for rectifying the defects in their works or repairing and replacing the defective hardware or software supplied (as the case may be) at their costs.

System maintenance

Apart from developing healthcare IT solutions, the project contract typically provides that we also offer ongoing technical and maintenance services to the customer to ensure the stability and functionality of such solutions. After we have delivered the healthcare IT solutions to the customer, we continue to help them optimize system performance, keep their solutions running smoothly, and identify and resolve errors and defects. Where necessary, we may also deploy our technical staff to provide on-site support to deal with technical issues faced by the customer.

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During the maintenance phase, we will provide preventive and corrective maintenance for our customers. For preventative maintenance, we plan and announce regular maintenance windows to minimize disruption to our customers. We ensure all data and systems are backed up before any maintenance activities are carried out. During the maintenance exercise, we apply the latest security patches to the operating system and software applications, and we run a series of tests to ensure the application is functioning as expected post-update. After maintenance, we also verify that all systems are functioning correctly and record all maintenance activities and results in a maintenance log for our customer’s record.

Upgrade services

While we provide ongoing technical and maintenance services to ensure the stability of the healthcare IT solutions we develop for a customer, we may suggest solution upgrade services to develop and deploy new function modules customized for the customer’s requirements in response to the customer’s evolving needs, such as the need to adapt to new business scenarios and regulatory requirements. Any upgrade services will normally involve the signing of a new contract.

Competitive Landscape of the Healthcare IT Solution Industry in Hong Kong

The healthcare IT solution industry is one of the niche sectors of the IT solution industry in Hong Kong. This sector requires the players to have an in-depth knowledge in the unique characteristics of the operation and management system of the hospitals in Hong Kong, as well as the regulatory environment. Such specialized knowledge is crucial for providing customized solutions that meet the specific needs of hospitals.

The specialized nature of this industry has created high entry barriers, resulting in a market currently dominated by local players. Multi-national companies selling prototype IT solutions often find it challenging to enter this market due to their lack of specialized knowledge and expertise required to meet the unique demands of Hong Kong’s healthcare system.

To the best of our knowledge, as of March 31, 2025, there were not more than 35 healthcare IT solutions providers in Hong Kong. Notably, only two of these providers, including our company, were capable of designing, building and installing the HIS for hospitals. This limited number of full-service providers highlights the advanced technical expertise required in this field. Given our exclusive focus on healthcare IT solutions, we believe we have established a strong market presence in this sector. Industry players in Hong Kong generally compete with each other on market position, technical expertise, industry reputation, track record, relationship with hospitals, and financial standing.

Our Competitive Strengths

We believe the following competitive strengths have contributed to our success.

Established reputation and proven track record in the healthcare IT solution industry

We have over 15 years of experience in providing healthcare IT solutions and services in Hong Kong. As of March 31, 2025, there were a total of 57 hospitals in Hong Kong, of which 43 are public hospitals and 14 are private hospitals. Throughout our operating history, we have served 11 of these public hospitals and 7 of these private hospitals, demonstrating our significant market presence and deep industry expertise.

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We are fully dedicated to the healthcare IT solution industry in Hong Kong. We are the pioneer in the field and we had developed and built the HIS for the first fully digitalized smart hospital in Hong Kong. We also developed its comprehensive IoMT solutions and some of them were unprecedented in Hong Kong, such as a full coverage RTLS that utilize the dual technology of UWB and BLE, our patented smart pick-to-light pharmacy solution and our patented smart drug kit management solution. We are currently designing and building the HIS for the first Chinese medicine hospital in Hong Kong. This will be the first HIS in Hong Kong to integrate Chinese and Western medicine. We believe that these credentials as well as the depth and breadth of our comprehensive healthcare IT solutions showcase our design and engineering capabilities and skills, our technical know-how and our ability to consistently meet customers’ expectations and requirements, as well as our strength in providing bespoke and value-added integrated healthcare IT solutions and services to our customers.

Apart from having a team of technical staff providing backbone support to our operations, we maintain dedicated teams of health informatics analysts and business analysts, some of whom have prior working experience in the medical field. These teams help us to stay at the forefront of healthcare technology developments in Hong Kong by ensuring that our solutions evolve in response to changing hospital and patient care needs.

We believe all these facilitate us to provide customized healthcare IT solutions and services that align with the evolving needs of healthcare providers. Our industry expertise, established reputation, and good relationship with the hospitals in Hong Kong position us well to procure new engagements and capture emerging market opportunities.

Good technological capabilities

We are a technology-driven company. We have made substantial investments in strengthening our technological capabilities and building a dedicated and experienced technical team, which possessed technological capabilities in, among others, data analysis, data visualization, natural language processing, AI and machine learning. Our technical team has developed all core technologies used in our solutions, which have helped to (i) enhance information integrity, reduces transcription errors and reduces duplication of information entries; (ii) enhance clinical operation and improve efficiency through workflow standardization; (iii) offer better patient experience; and (iv) improve patient safety through closed-loop management. Our healthcare IT solutions empower us to proficiently manage and analyze hospital data, and such data analytics facilitate us to develop new functional modules customized for our customers’ requirements, thereby creating added value for our customers.

As of March 31, 2025, we have registered the copyright for our proprietary HIS in the PRC, along with two patents related to drug management and a trademark in Hong Kong. Our operations are supported by a technical team, alongside four health informatics analysts and eight business analysts, some of whom bring prior experience in the medical field. This expertise enables us to stay at the forefront of advancements in Hong Kong’s healthcare industry, facilitating ongoing enhancements to our current healthcare IT solutions and the development of new, innovative offerings. We believe these capabilities will strengthen our competitive position in the healthcare IT solutions market.

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Sustainable business model and good relationship with the hospitals in Hong Kong

During our over 15 years of operating history, we have worked with approximately 25.5% of the public hospitals and approximately 50% of the private hospitals in Hong Kong, and maintained good working relationships with them. In the fiscal years ended March 31, 2024 and 2025, we had a total of 14 and 16 customers, respectively, which were all public and private hospitals in Hong Kong.

As we provide customized solutions for the specific needs of our customers, they typically also engage us for our maintenance services for at least two to ten years at the time they engage us to provide healthcare IT solutions to them. Depending on their evolving needs from time to time, our customers may also engage us to upgrade the solutions we developed for them and to develop new healthcare IT solutions for them. Moreover, as our solutions are generally customized, it is difficult for our customers to replace the solutions or engage maintenance or upgrade services from a third party once they are integrated into their existing systems. As such, we generally have long-term working relationships with our customers (despite our engagements being on a project-by-project basis), which enables us to proactively refine our existing solutions and develop new solutions based on customers’ feedback and newly identified demands. It also provides us with abundant opportunities to cross-sell other suitable solutions and services to our customers and helps to make our business model sustainable.

Experienced and committed management team

We are led by Mr. Yu, our Executive Director and CEO, who has accumulated over 20 years of experience in the healthcare IT solution industry, with extensive industry knowledge and strategic planning, management and sales experience. He is supported by the other Executive Directors and senior management, who collectively possess expertise across healthcare IT solutions and services, project management, tendering, business development, marketing, customer relationship management, human resources and financial control. On average, they have been working with our Group for approximately seven years. We believe that the collective knowledge, experience and expertise of our Executive Directors and senior management will facilitate the creation of competitive tenders in a timely manner, which are essential for us to secure new business, as well as the efficient and timely implementation and supervision of our projects.

Strategic location of our offices

Our head office is located in Hong Kong where our management, frontline customer-facing employees (including BDM staff, business analysts and health informatics analysts, etc.), technical support service staff and our customers are based. Most of our programmers and engineers that focus on research and product development are based in our office in the PRC where the overhead and staff costs are lower and there is a bigger pool of IT talents. This gives us a competitive advantage as our cost base is lower compared to our competitors in Hong Kong which only operate in Hong Kong and we also face less pressure in competition for IT talents.

Our Growth Strategies

Having already established and developed a stable relationship with our major customers and gained the technical know-how, experience and reputation in the provision of customized healthcare IT solutions and services during our over 15 years of operations, we plan to build on our competitive strengths to (i) expand our scale of business and maintain our prominent market presence in the healthcare IT solution industry in Hong Kong; and (ii) leverage our industry position in Hong Kong to engage in overseas expansion.

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Maintain and strengthen our prominent market presence in the healthcare IT solution industry in Hong Kong

Technological development is rapid and the demands of hospitals in Hong Kong are evolving over time. In order to maintain our established market presence in the healthcare IT solution industry in Hong Kong, we plan to focally invest in research and product development. Our solutions are currently deployed in approximately 50% of private hospitals (7 out of 14) and 25.5% of public hospitals (11 out of 43) in Hong Kong. This investment allows us to remain at the forefront to use state-of-the-art technology to develop new solution offerings and to upgrade our current solution offerings to meet the evolving needs of our customers in Hong Kong.

We also plan to develop competencies in the identification of leads and potential projects ahead of time, and emphasize and maintain standards of project implementation as well as customer service and support in order to enhance customer satisfaction and loyalty. In this regard, we plan to assign a dedicated and well-trained customer service manager for each customer so that we can strengthen the relationship with our customers to help us understand their specific needs and challenges as well as to anticipate their needs. This in turn will enable us to propose timely tailor-made solutions for each of our customers as well as to develop solutions that would address the complex challenges faced by healthcare providers in Hong Kong.

At the moment, our target customers are public and private hospitals in Hong Kong. In order to expand our market share in Hong Kong, we are dedicated to enhancing our existing HIS by incorporating AI. This strategic enhancement is driven by our vision to transform healthcare delivery through technology. By leveraging the extensive data captured in our HIS, we aim to develop sophisticated AI-driven tools that assist doctors, nurses and other healthcare professionals in making informed decisions throughout the patient journey. This initiative will not only improve clinical outcomes but also streamline operational efficiencies, positioning our solutions at the forefront of healthcare innovation. We also plan to expand our clientele in the healthcare industry in Hong Kong to include non-hospital healthcare institutes, such as clinics and healthcare centers. Our investment in Clinic First (a healthcare IT service provider that focuses on clinic management system for which we have 40% interest) was our first attempt in expanding our clientele. In order to further expand our clientele in the healthcare industry in Hong Kong, we plan to engage in more government healthcare projects and participate in more digital transformation initiatives in order to integrate our advanced AI-enhanced solutions into a broader range of public health services and expand our clientele.

In order to increase public awareness of our brand, healthcare IT solution offerings (in particular the advanced capabilities of our AI-driven solutions) and capabilities, we plan to conduct healthcare technology seminars and workshops for healthcare professionals. We will also actively explore opportunities in collaboration, strategic alliance or partnership with leading hospitals in Hong Kong, technology providers and/or research institutes that focus on medical AI and other innovative healthcare technologies to deepen and/or expand our healthcare IT solution offerings as well as to enhance our profile in the healthcare IT solution industry. These efforts will also help us with our planned overseas expansion described below.

Overseas expansion

It is a worldwide trend for the healthcare industry to enable better healthcare through the use of IT. Hong Kong demonstrates strong performance in various aspects of its medical and healthcare service systems. According to the Statista Health Index Score (2023), Hong Kong ranks among the top 15 regions globally for health and health systems. The Healthcare Access and Quality (HAQ) Index by The Lancet (2020), which evaluates global healthcare systems based on mortality rates from causes that should not be fatal in the presence of effective medical care, ranks Hong Kong among the as one of the leading regions for healthcare access and quality. In the Legatum Prosperity Index (2023), Hong Kong ranked number 4 globally in the Health pillar, which comprehensively measures healthcare systems’ performance, infrastructure, and outcomes. The Economist Intelligence Unit’s “Health Outcomes and Health System Performance” report (2022) placed Hong Kong among the top 5 healthcare systems globally, particularly noting its strong performance in health outcomes and accessibility.

We believe the healthcare IT solutions we developed for our customers in Hong Kong would be a blueprint for us to expand into overseas markets, and it would be prudent for us to start exploring certain Southeast Asian countries, including Asia-Pacific Economic Cooperation (APEC) countries, and the United Arab Emirates (UAE), where there are a growing openness to digital transformations/innovations and have started to invest, grow and develop their healthcare IT solutions.

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Expanding into overseas markets would involve a thorough understanding of their diverse healthcare environments, regulatory landscapes and market dynamics, and we need to adapt and scale our current solutions for the Hong Kong market to fit each of the overseas markets. We also need to build a strong local network and establish connections with potential customers in such overseas markets. In this regard, we will need to (i) establish a representative office in each of these overseas markets; (ii) hire local representatives who understand the local healthcare industry and have the local language skills; (iii) establish our brands in these overseas markets as a reliable and innovative healthcare IT solution and service provider through participation in industry trade fairs and organizing healthcare technology seminars and workshops for potential customers to showcase our ability and strength; and (iv) approach the local health department/authority and other relevant government bodies to gain insights and as attempts to break into their local market and/or form strategic partnerships with them.

In executing our growth strategies, we plan to selectively pursue acquisitions and strategic alliances that will complement or create synergies with our current business. These efforts will help us drive business growth, enhance our technological and operational capabilities, supplement our healthcare IT solution offerings, and expand our customer base in a cost-effective manner.

These initiatives will reinforce our market presence in Hong Kong and support our ongoing efforts to expand into new overseas markets. In selecting potential business partners and investment targets, we generally consider a variety of factors, including alignment with our strategic planning, potential synergies, market position, experience of management team, valuation, historical operating metrics and financial performance of the business partner and/or target. While pursuing these growth strategies, we will adhere to prudent financial management to ensure sustainable growth and capital sufficiency.

Real Property

We currently operate in the following two leased premises:

Location	Usage	Lease period	Monthly rent		Approximate gross floor area

Unit 707, 7th Floor, Lakeside 1, Phase 2 8 Science Park West Avenue Hong Kong Science Park Pak Shek Kok, New Territories Hong Kong	Head office	July 13, 2024 to July 12, 2027	HK$	83,904	3,648 square feet

Suite 1807-1810, 18th Floor Springair Building, Block 9 188 Binkang Road Binjiang District Hangzhou PRC	Back office for research and product development staff based in the PRC	May 12, 2024 to June 30, 2029	RMB	44,880	6,800 square feet

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Sales and Marketing

We strive to maintain good business relationships with our customers. Our Executive Director and CEO, Mr. Yu, with the support of our BDM department, is responsible for fostering, building and maintaining relationships with our existing and potential customers, and keeping abreast of market developments and potential business opportunities.

Contracts and Pricing Model

Most of our awarded contracts (in terms of contract sum) during the fiscal years ended March 31, 2024 and 2025 were obtained through an invited tender process and the remaining were through submitting quotations after our customers sent us requests for quotations to seek our services. During the fiscal years ended March 31, 2024 and 2025, our tender/quotation success rate was approximately 75.0% and [●]%, respectively. A project contract is typically divided into two parts, one part for the implementation project where progress payment is made after reaching a specified milestone and the other part deals with the maintenance of the healthcare IT solutions where payment is typically made in advance on an annual basis.

Depending on the relevant contract terms, for implementation projects (i) we generally receive progress payments from customers within 30 days after we present our invoices (which are issued after our receipt of the relevant interim system acceptance certificates) to them; (ii) in contracts with public hospitals, we are generally required to provide performance bonds at 2.0% to 6.0% of the total price for the implementation project by way of a cash deposit or a bank guarantee in favor of our customers (typically have to be backed by cash or other collateral and/or guarantees) to secure our performance under such contracts; and (iii) we generally only receive advance payment from private hospitals after the signing of contracts and hence we will have to absorb the labor and overhead cost, professional indemnity insurance fees, costs of hardware and software and subcontracting fees in advance of the first milestone payment from our customers during the first three to four months following the commencement of a project. We adopt a cost estimate plus mark-up pricing model for pricing our tenders/quotations. Contracts with our customers are at fixed price with a pre-determined quantity and schedule for project completion, which generally commit us to provide the resources required to complete a project for a fixed sum.

For the maintenance part, we generally estimate the annual maintenance fee to be approximately 10.0% to 15.0% of the total price for the implementation project. Payment for the maintenance fee is generally paid in advance on an annual basis within 30 days after the receipt of our invoice.

As we have to pay the start-up costs and the cash deposit/collateral required to secure our performance under the project during the first three to four months following the commencement of a project (in the case for public hospitals only), this may result in a cash flow mismatch. We generally manage the cash flow mismatch by closely monitoring our capital and cash positions, closely managing our progress billings and the use of available banking facilities.

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Customers

Our customers are all public and private hospitals in Hong Kong, and we served a total of 14 and 16 customers during the fiscal years ended March 31, 2024 and 2025, respectively. Consistent with market practice, our customers award contracts to us on a project-by-project basis that are non-recurring in nature. We have not entered into any long-term contracts with any of our customers. During the fiscal years ended March 31, 2024 and 2025, our three largest customers accounted for approximately 90.8% and 92.4% of our revenue, respectively, and our largest customer accounted for approximately 66.6% and 50.9% of our revenue, respectively. We have maintained business relationships with our major customers for over six years on average. We generally grant our major customers credit periods of 30 days and they generally pay us by bank transfer.

During the fiscal years ended March 31, 2024 and 2025, our largest customer was CUHK Medical Centre Limited, the first smart hospital in Hong Kong. The hospital features 516 in-patient beds and 90 day beds across 14 floors, with a total construction floor area of 100,000 square meters, including 28 operating rooms and 56 consultation rooms. Under the tender awarded in 2017, we provide Hospital Information System (HIS) to the hospital (the “2017 Tender Award Letter”). The contract includes standard payment terms of net 30 days, with a five-year maintenance agreement. The maintenance agreement may be renewed after the initial term. The contract may be terminated by the customer without compensation if we undergo liquidation proceedings. No minimum commitments are required under the contract.

Our second largest customer during the fiscal years ended March 31, 2024 and 2025 was Chinese Medicine Hospital of Hong Kong, the first Chinese Medicine Hospital. We are providing service for the contract with duration 3 to 5 years with the payment term of 30 day after completion of stages of milestone per contract. Maintenance fee is agreed to be charged for 9 years. They can terminate us with serving the minimum of 7 days’ notice if we breach the terms of contract. There is no minimum commitments in the contract.

Our third largest customer was Hong Kong Adventist Hospital during the fiscal years ended March 31, 2023 and 2024 had contract of duration of 2 to 3 years. Payment term of 30 day after invoice. No specific termination clause nor minimum commitments in the contract. The maintenance service is contracted annually.

The systems we provided as stipulated in the contracts are extensively and deeply integrated with the customers’ hospital operations, encompassing patient records, clinical workflows and even administrative functions. Switching provider of systems of operations would involve significant resources and time for data migration and system reintegration, this may reinforce customer reliance on our solutions.

Vendors

Our major vendors include subcontractors and suppliers, primarily computer hardware and software vendors and technical support service providers. We engage subcontractors for system and solution services that require specific skill sets, allowing us to focus on our core competencies of designing, engineering, installing and integrating healthcare IT solutions.

During the fiscal years ended March 31, 2024 and 2025, we did not enter into any long-term contracts with our subcontractors and suppliers. We have maintained business relationships with our major vendors for over five years on average. Our major vendors generally grant us credit periods of 30 days, and we normally pay our vendors by way of bank transfer.

During the fiscal years ended March 31, 2024 and 2025, purchases accounted for approximately 31.8% and 35.6% of our total cost of sales, respectively. During the fiscal years ended March 31, 2024 and 2025, purchases attributed to our five largest vendors accounted for approximately 74.9% and 76.8% of our total purchases, respectively, and purchases attributed to our largest vendor accounted for approximately 28.4% and 59.3% of our total purchases, respectively. Our five largest vendors during the fiscal year ended March 31, 2024 were Technergy Solutions Limited, Hangzhou Century Company Limited, Agilizing Limited, Tri-soft Media Company Limited and Qingdao E-Lianhome Technology Limited. Technergy Solutions Limited, Hangzhou Century Company Limited, Agilizing Limited, and Tri-soft Media Company Limited all have payment terms of 30 days with no minimum commitments. Each of Qingdao E-Lianhome Technology Limited has payment terms of 15 days with no minimum commitments. Technergy Solutions Limited and Hangzhou Century Company Limited have no termination clauses. Agilizing Limited and Tri-soft Media Company Limited have termination clauses that may be initiated by our operating subsidiary, and Qingdao E-Lianhome Technology Limited may terminate its contract with us upon 30 days’ notice.

Our five largest vendors during the fiscal year ended March 31, 2025 were Mass Modules Limited, Vesta Technology, System Limited, Technergy Solutions Limited and Hangzhou Century Company Limited. Mass Modules Limited, Vesta Technology and System Limited all have payment terms of 30 days with no minimum commitments. Technergy Solutions Limited and Hangzhou Century Company Limited have no termination clauses. Tri-soft Media Company Limited has a termination clauses that may be initiated by our operating subsidiary.

Thingsocket and Grandwon, which are members of our Group, accounted for approximately 4.4% and 38.4% of our total purchases and approximately 7.5% and 33.1% of our total purchases during the fiscal years ended March 31, 2024 and 2025, respectively.

Employees

As at March 31, 2025, we employed a total of 99 persons, with approximately 43.4% and 56.6% based in Hong Kong and the PRC, respectively and the number of our employees classified by function and location was as follows:

	As of March 31, 2025
	Hong Kong	PRC	Total

Management	4	-	4
Research and product development	2	55	57
Project	19	-	19
Professional services and technical support	7	-	7
Business development and marketing	5	-	5
Finance & administration	6	1	7
	43	56	99

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Employees are not covered by collective bargaining agreements. In accordance with local laws and regulations, (i) we made contributions to mandatory provident fund and maintain employees’ compensation for employees in Hong Kong; and (ii) we participate in social insurance schemes operated by the relevant local government authorities and maintain mandatory pension contribution plans and medical, maternity and work-related injury insurance schemes and have made contributions to unemployment insurance plans as well as housing accumulation funds for employees in the PRC. We also provide medical benefits for our employees in Hong Kong. We consider our labor practices and employee relations to be good.

Intellectual Property

Our success depends, in part, on our ability to maintain and protect our proprietary technology and to conduct our business without infringing the proprietary rights of others. We have been providing healthcare IT solutions under the brand “Ewell” and to cater for our group reorganization, we have rebranded our company logo to “Ultra High Point”. Additionally, “UniNet InfoSystem Limited” has been rebranded as “Thingsocket Solutions Limited.” As of the date hereof, we have registered the following trademarks, copyright and patents:

Subject	Registration number	Place of registration	Copyright/patent owner	Class/type	Registration date	Renewal due date

Trademark

	305610924	Hong Kong	Thingsocket	Class 9	April 30, 2021	April 30, 2031

	306582286	Hong Kong	Ultra High Point	Class 42	June 14, 2024	June 13, 2034

	306574014	Hong Kong	Ultra High Point	Class 42	June 6, 2024	June 5, 2034

Copyright

HIS version 1.0	2022SR1346899	PRC	Ultra High Point	N/A	September 7, 2022	Mar 17, 2025

Patent

Method, system, storage medium and terminal device for assisting pharmacist in picking up medicine (smart pick-to-light pharmacy)	HK30044168	Hong Kong	Thingsocket	Short-term	June 25, 2021	June 25, 2025

Management system supporting radio frequency identification (smart drug kit management)	HK30044169	Hong Kong	Thingsocket	Short-term	June 25, 2021	June 25, 2025

We have also registered the domain names www.ewell.hk, www.thingsocket.com and www.ultrahp.com.

Insurance

In Hong Kong, we maintain property all risks, business interruption, money and personal assault as well as public liability policies to protect our business, facilities and employees in accordance with customary industry practice and/or in compliance with applicable local laws and regulations. We do not maintain similar insurance in the PRC except for the social insurance schemes operated by the relevant local government authorities and maintain mandatory pension contribution plans and medical, maternity and work-related injury insurance schemes and have made contributions to unemployment insurance plans as well as housing accumulation funds for employees in the PRC, which we believe is in line with general market practice based on publicly available information relating to IT solution providers in the PRC. We do not carry any “key person” or product liability insurance. Moving forward, we will continue to review and assess our risk portfolio and make necessary and appropriate adjustments to our insurance practices to ensure our coverage aligns with our evolving needs and industry standards in Hong Kong, the PRC, and any other markets we may operate in the future.

Litigation and Other Legal Proceedings

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to intellectual property infringement, violation of third-party licenses or other rights, breach of contract, and labor and employment claims. We and our Operating Subsidiaries are currently not a party to, and we and our Operating Subsidiaries are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material and adverse effect on our or our and our Operating Subsidiaries’ business, financial condition, cash flow, or results of operations.

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REGULATORY ENVIRONMENT

This section sets forth a summary of the material laws and regulations that affect our Group’s business and operations in the jurisdictions where we carry on our business. Information contained in this section should not be construed as a comprehensive summary nor detailed analysis of laws and regulations applicable to the business and operations of our Group. This overview is provided as general information only and not intended to be a substitute for professional advice. You should consult your own advisers regarding the implication of the laws and regulations of Hong Kong and the PRC on our business and operations.

Hong Kong

Our business operations are not subject to any special legislation or regulatory controls other than those generally applicable to companies and businesses incorporated and/or operating in Hong Kong.

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong), or the BRO

Under the BRO, every company or individual who carries on a business in Hong Kong is required to apply for a business registration certificate from the Inland Revenue Department within one month from the date of commencement of the business, and to display a valid business registration certificate at the place of business. Business registration does not serve to regulate business activities and it is not a license to trade. Business registration serves to notify the Inland Revenue Department of Hong Kong of the establishment of a business in Hong Kong. Business registration certificate will be issued on submission of the necessary document(s) together with payment of the relevant fee and is renewable every year or every three years (if business operators elect for issuance of business registration certificate that is valid for three years). Any person who fails to apply for business registration shall be guilty of an offence and shall be liable to a fine of HK$5,000 and to imprisonment for one year.

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong), or the IRO

The IRO is to govern taxes on property, earnings and profits in Hong Kong. The IRO provides, among other things, that profits tax shall be charged on every company or person carrying on a trade, profession or business in Hong Kong in respect of its or his or her assessable profits arising in or derived from Hong Kong. With effect from the year of assessment of 2018/2019, profits tax rate is at the rate of 8.25% on any part of assessable profits up to HK$2,000,000, and that of 16.5% on any part of assessable profits over HK$2,000,000 for corporate taxpayers. The IRO also contains detailed provisions relating to, among other things, permissible deductions for outgoings and expenses, set-offs for losses and allowances for depreciations of capital assets.

Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong) (the “OSHO”)

The OSHO provides for the safety and health protection to employees in workplaces, both industrial and non-industrial. Employers must, as far as reasonably practicable, ensure the provision of safe and healthy conditions in their workplaces by providing and maintaining plant and work systems that do not endanger safety or health, making arrangements for ensuring safety and health in connection with the use, handling, storage or transport of plant or substances, providing all necessary information, instruction, training, and supervision for ensuring safety and health, providing and maintaining safe access to and egress from the workplaces and providing and maintaining a safe and healthy work environment.

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Employment Ordinance (Chapter 57 of the Laws of Hong Kong), or the EO

The EO regulates the general conditions of employment and related matters. It provides for various employment-related benefits and entitlements to employees and obligations of employers. All employees covered by the EO, irrespective of their hours of work, are entitled to protection including payment of wages, restrictions on wages deductions and the granting of statutory holidays. Employees who are employed under a continuous contract are further entitled to such benefits as rest days, paid annual leave, sickness allowance, severance payment and long service payment.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong), or the MWO

The current MWO provides for a prescribed minimum hourly wage rate (currently set at HK$40 per hour) during the wage period for every employee engaged under a contract of employment under the EO. Any provision of the employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee by the MWO is void.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong), or the MPFSO

Under the MPFSO, employers shall participate in a Mandatory Provident Fund, or MPF Scheme, for employees employed under the jurisdiction of the EO. The MPF Scheme is a defined contribution retirement plan administered by independent trustees. Under the MPF Scheme, the employer and its employees are each required to make contributions to the plan at 5% of the employees’ relevant income, subject to a cap of monthly relevant income of HK$30,000. Contributions to the plan vest immediately. The Monetary Provident Fund Authority also assumes the role of the Registrar of Occupational Retirement Schemes, which is alternative to the MPF Scheme for the retirement protections set up for employees in Hong Kong.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), or the ECO

Under the ECO, all employers (including contractors and subcontractors) are required to take out insurance policies to cover their liabilities both under the ECO and at common law for injuries at work in respect of all their employees (comprising full-time and part-time employees). It establishes a no-fault, non-contributory employee compensation system for work injuries.

Competition Ordinance (Chapter 619 of the Laws of Hong Kong)

The Competition Ordinance was set to commence full operation on December 14, 2015 and prohibits restrictions on competition in Hong Kong through three competition rules: (i) the first conduct rule, the second conduct rule and the merger rule. The first conduct rule and the second conduct rule apply to all sectors of the Hong Kong economy, while the merger rule only applies to mergers involving carrier license holders within the meaning of the Telecommunication Ordinance (Chapter 106 of the Laws of Hong Kong).

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The first conduct rule prohibits businesses from making or giving effect to an agreement, engaging in a concerted practice, or making or giving effect to a decision of an association, if the object or effect to harm competition in Hong Kong. The agreement includes any agreement, arrangement, understanding, promise or undertaking, whether express or implied, written or oral, and whether or not enforceable or intended to be enforceable by legal proceedings. The Competition Commission will consider various approaches of business conduct, including price fixing, market sharing, bid rigging and output restrictions, resale price maintenance, and joint ventures, joint tendering, franchising and distribution agreements.

The second conduct rule prohibits businesses with a substantial degree of market power from abusing the power through engaging in conduct that has the object or effect of harming competition in Hong Kong. The Competition Commission’s approach to different types of business conduct, including below-cost pricing, tying and bundling, margin squeezing, refusals to deal and exclusive dealing.

The Competition Commission may apply to the Competition Tribunal for a pecuniary penalty to be imposed on any person it has reasonable cause to believe has contravened a competition rule or has been involved in a contravention of a competition rule, including, among others: (i) imposing a pecuniary penalty; (ii) disqualifying a person from acting as a director of a company. Schedule 3 to the Competition Ordinance sets out a list of orders that may be made by the Competition Tribunal.

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong), or the PDPO

The PDPO, is applicable to both the private and the public sectors. It sets out how data users should collect, handle and use personal data, and is complemented by provisions that impose further compliance requirements through its six Data Protection Principles.

In general, the six Data Protection Principles stipulate that the personal data shall only be collected for a lawful purpose and under fair means directly related to a function or activity of the data user.

The data subject shall be fully informed of how their data will be used. Second, the data users shall take all practicable steps to ensure that personal data is accurate and is not kept longer than is necessary for such purpose. The data user shall erase all such personal data that is no longer required. Third, the personal data collected shall not be used for any new purpose which is not or is unrelated to the original purpose unless express and voluntary consent is obtained from the data subject. Fourth, the data user shall take all practicable steps to protect the personal data it collected and against any unauthorized or accidental access, processing, erasure, loss or use. Fifth, the data user shall ensure the openness of the personal data policies and practices, the kind of personal data held and the main purpose of holding it. Sixth, the data subject shall be entitled to access and correct the personal data given. The data subject can withdraw the consent previously given by written notice.

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The Office of the Privacy Commissioner for Personal Data in Hong Kong may conduct investigations into any suspected contravention of the PDPO and may issue enforcement notice to the data user directing remedial and/or preventive steps to be taken. It is an offence for contravening the enforcement notice, carrying a maximum penalty of a fine of HK$50,000 and imprisonment for 2 years, with a daily penalty of HK$2,000. In addition, section 9 of the PDPO stipulates the consequences regarding doxing-related offences and direct marketing provisions. In general, it is an offence if a person discloses any personal data of a data subject without the relevant consent, and depending on the intent, the maximum penalty upon conviction is a fine of up to HK$1,000,000 and imprisonment for 5 years.

Trade Marks Ordinance (Chapter 599 of the Laws of Hong Kong)

The Trade Marks Ordinance governs the laws on trade marks in Hong Kong. A trade mark may or may not be registered. If it is registered under the Trade Marks Ordinance, it is referred to as a “registered trade mark”. Registration entitles the owner to enjoy the protection conferred by the Ordinance. If a trade mark is not registered in Hong Kong, it will not be protected under the Ordinance in Hong Kong, even if it has been registered in other countries. An unregistered trade mark is only protected under common law against the action of passing off.

Patents Ordinance (Chapter 514 of the Laws of Hong Kong)

The Patents Ordinance governs the laws on patents in Hong Kong. A patent is a type of property right which gives the patentee (i.e. the patent owner) a monopoly to make, sell, use, import, or otherwise exploit his patented invention for a fixed period of time. Unlike a copyright, a patent does not arise automatically but has to be applied for. In addition, patent rights are territorial. To enjoy patent protection for an invention in Hong Kong , one must apply for and obtain a patent for the invention in Hong Kong . This is so even if a patent has been obtained for an invention in other countries. There are two types of patents in Hong Kong, being a standard patent and a short-term patent.

Copyright Ordinance (Chapter 528 of the Laws of Hong Kong)

The Copyright Ordinance governs the laws on copyright in Hong Kong. Copyright is an automatic right. It arises when a work is created. Unlike other intellectual property rights such as patents, trade marks and industrial designs, it is not necessary to register a copyright in the Hong Kong Special Administrative Region (the Hong Kong SAR), in order to get protection under the law of the Hong Kong SAR. In fact, there is no official registry in the Hong Kong SAR for registration of copyright works. There are no formalities required to obtain copyright protection for a work in the Hong Kong SAR. Works of authors from any place in the world, or works first published anywhere in the world, also qualify for copyright protection in the Hong Kong SAR.

The People’s Republic of China

Regulations Relating to Foreign Investment

The Foreign Investment Law, promulgated by the NPC on March 15, 2019, came into effect on January 1, 2020, and has replaced the major existing laws and regulations governing foreign investment in the PRC, including the Sino-foreign Equity Joint Ventures Enterprises Law, the Sino-foreign Co-operative Enterprises Law, the Wholly Foreign-owned Enterprise Law, and their implementation rules and ancillary regulations. Pursuant to the Foreign Investment Law, the existing foreign-invested enterprises, or the FIEs, established prior to the effective date of the Foreign Investment Law may keep their corporate organization forms within five years after the effective date of the Foreign Investment Law before such existing FIEs change their organization forms, organization structures, and their activities of FIEs in accordance with the Company Law, the Partnership Enterprise Law, and other laws. According to the Foreign Investment Law, the FIEs thereof refers to enterprises that are wholly or partly invested by foreign investors and registered within PRC under the PRC laws, “foreign investment” thereof refers to any foreign investor’s direct or indirect investment in PRC, including: (i) establishing FIEs in PRC either individually or jointly with other investors; (ii) obtaining stock shares, stock equity, property shares, other similar interests in Chinese domestic enterprises; (iii) investing in new projects in PRC either individually or jointly with other investors; and (iv) making investment through other means provided by laws, administrative regulations, or State Council provisions.

Investments conducted by foreign investors in the PRC are subject to the Catalogue of Industries for Encouraging Foreign Investment, or the Catalogue, and the Special Management Measures for the Access of Foreign Investment, or the Negative List, which were jointly issued by the National Development and Reform Commission, or the NDRC, and the Ministry of Commerce of the PRC, or the MOFCOM. The version of the Catalogue currently in force was amended in 2022 and became effective on January 1, 2023, and the version of the Negative List currently in force was amended in 2021 and became effective on January 1, 2022, both of which further reduce restrictions on foreign investment.

On December 26, 2019, the State Council issued the Implementation Regulations for the Foreign Investment Law, or the Implementation Regulations, which came into effect on January 1, 2020. According to the Implementation Regulations, in the event of any discrepancies between the Foreign Investment Law, the Implementation Regulations, and relevant provisions on foreign investment promulgated prior to January 1, 2020, the Foreign Investment Law and the Implementation Regulations shall prevail. The Implementation Regulations also indicated that foreign investors that invest in sectors on the Negative List in which foreign investment is restricted shall comply with special management measures with respect to shareholding, senior management personnel, and other matters in the Negative List.

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Regulations Relating to Cyber and Data Security and Privacy Protection

Regulations on cyber security

On November 7, 2016, the Cybersecurity Law of the PRC was promulgated by the Cybersecurity Law of the PRC and became effective on June 1, 2017. According to the Cybersecurity Law, network operators must comply with applicable laws and regulations and fulfill their obligations to safeguard cybersecurity in conducting business and providing services. For the construction and operation of the network or the provision of services through the network, technical and other necessary measures shall be taken as required by law and the compulsory requirements of national standards to ensure the safe and stable operation of the network, respond to cybersecurity incidents effectively, prevent illegal and criminal activities, and maintain the integrity, confidentiality, and usability of network data. Network operators shall not collect personal information irrelevant to their services. In the event of any unauthorized disclosure, damage, or loss of collected personal information, network operators shall take immediate remedial measures, notify the affected users, and report the incidents to the relevant authorities in a timely manner.

On December 28, 2021, the Cyberspace Administration of China, or the CAC, the NDRC, Ministry of Industry and Information Technology, or the MIIT, the Ministry of Public Security, the Ministry of State Security, the Ministry of Finance, the Ministry of Commerce, the People’s Bank of China, or the PBOC, the State Administration of Radio and Television, or the SAMR, the China Securities Regulatory Commission, or the CSRC, the State Secrecy Administration and the State Cryptography Administration jointly promulgated the Cybersecurity Review Measures which became effective on February 15, 2022. To ensure the supply chain security of critical information infrastructure, safeguard network security and data security, and maintain national security, the Cybersecurity Review Measures stipulates that where any of the following conditions are met, a network security review shall be conducted when: (i) a critical information infrastructure operator, or the CIIO, purchases network products or services, which affects or may affect national security; (ii) online platform operators carry out data processing activities that affect or may affect national security; (iii) to list abroad, an online platform operator who possesses the personal information of more than 1 million users. The cybersecurity review will evaluate, among others, the risk of critical information infrastructure, core data, important data, or a large amount of personal information being influenced, controlled, or maliciously used by foreign governments and the risk of network data security after going public overseas.

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Regulations on data security

The Data Security Law of the PRC was released by the SCNPC on June 10, 2021, and became effective on September 1, 2021. The Data Security Law introduces a data classification and hierarchical protection system based on the materiality of data in economic and social development, as well as the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or entities when such data is tampered with, destroyed, divulged, or illegally acquired or used. It also provides a security review procedure for the data processing activities which may affect national security. According to the Data Security Law, data processing activities shall be carried out in accordance with PRC laws and regulations, establishing and improving the data security management system of the whole process, organizing, and carrying out data security education and training, and taking corresponding technical measures and other necessary measures to safeguard data security. Where data processing activities are carried out through the Internet and other information networks, the above-mentioned data security protection obligations shall be fulfilled based on the hierarchical network security protection system. In carrying out data processing activities, risk monitoring shall be strengthened, and remedial measures shall be taken immediately when data security defects, loopholes, and other risks are found. In the event of a data security incident, the processors of data shall take immediate measures to deal with it, inform the user in time, and report to the competent authorities in accordance with relevant provisions. Any organization or individual carrying out data processing activities that violate the Data Security Law shall bear the corresponding civil, administrative, or criminal liability depending on the specific circumstances.

Regulations on privacy protection

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the Mainland China, or the PIPL, became effect on November 1, 2021, which further completes Mainland China’s legal regime in the field of privacy protection. The PIPL requires the personal information processor to obtain the prior consent of the personal provider before process the personal information except: (i) when it is necessary for entering into or performing a contract to which an individual is a party, or for implementing human resources management pursuant to employment policies legally established and collective contracts legally concluded; (ii) where it is necessary for fulfilling statutory duties or obligations; (iii) where it is necessary for responding to public health emergencies or protecting life, health and property safety of a natural person in case of emergency; (iv) where such acts as news reporting and public supervision are carried out for the public interest, and the processing of personal information is within a reasonable scope; (v) where the personal information has been made public either by the individual or by other lawful means and the processing of such information is limited to a reasonable scope in accordance with this Law; and (vi) other circumstances stipulated by laws and administrative regulations.

Regulations Relating to Intellectual Property Rights

Patent

Patents in the Mainland China are principally protected under the Patent Law of the Mainland China promulgated by the SCNPC in 1984 and then respectively amended in 1992, 2000, 2008, and 2020, of which the amendment in 2020 has become effective on June 1, 2021, and its implementation rules. Novelty, inventiveness, and practicality are three essential factors of patents in the Mainland China. The latest amendment provides that, in general, the protection period is 20 years for an invention patent, 10 years for a utility model patent, and 15 years for a design patent, commencing from their respective application dates.

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Copyright

The Copyright Law of the Mainland China, or the Copyright Law, promulgated in 1990 and amended in 2001, 2010, and 2020, with its 2020 amendment becoming effective on June 1, 2021, and its related implementing regulations, promulgated in 2002 and amended in 2013, are the principal laws and regulations governing copyright-related matters. The Copyright Law provides that Chinese citizens, legal persons, or other organizations shall, whether published or not, enjoy copyright of their works, which includes, among others, works of literature, art, natural science, social science, engineering technology, and computer software. Under the Copyright Law, the term of protection for copyrighted software is 50 years. The Regulation on the Protection of the Right to Communicate Works to the Public over Information Networks, which was amended on January 30, 2013, provides specific rules on fair use, statutory license, and a safe harbor for the use of copyrights and copyright management technology, and specifies the liabilities of various entities for violations, including copyright holders, libraries, and internet service providers.

Trademark

The Trademark Law of Mainland China was adopted in 1982 and then amended in 1993, 2001, 2013, and 2019 respectively. The implementation rules of the Trademark Law of the Mainland China were adopted in 2002 and amended in 2014. Registered trademarks are protected under the Trademark Law of the Mainland China and related rules and regulations. The Trademark Office of National Intellectual Property Administration handles trademark registrations and grants a protection term of ten years to registered trademarks. Where registration is sought for a trademark that is identical or similar to another trademark that has already been registered or given preliminary examination and approval for use in the same or similar category of commodities or services, such application for registration of this trademark may be rejected. Trademark registrations are renewable unless otherwise revoked.

Domain name

The MIIT promulgated the Administrative Measures on Internet Domain Name, or the Domain Name Measure, on August 24, 2017, to protect domain names. According to the Domain Name Measures, domain name applicants are required to duly register their domain names with domain name registration service institutions. The applicants will become the holder of such domain names upon the completion of the registration procedures. The permits for registered domain names are effective for five years, and are subject to renewals, cancellations, or revocations.

Trade secrets

According to Mainland China Anti-Unfair Competition Law, promulgated by the SCNPC in September 1993 and last amended on April 23, 2019, the term “trade secrets” refers to technical, operational, or other commercial information that is unknown to the public, has utility, may create business interests or profits for its legal owners or holders, and is maintained as a secret by its legal owners or holders through corresponding confidentiality measures. Under the Mainland China Anti-Unfair Competition Law, business persons are prohibited from infringing others’ trade secrets by (i) obtaining the trade secrets from the legal owners or holders by any unfair methods such as theft, bribery, fraud, coercion, electronic intrusion, or any other illicit means; (ii) disclosing, using or permitting others to use the trade secrets obtained illegally under item (i) above; or (iii) disclosing, using or permitting others to use the trade secrets, in violation of any contractual agreements or any requirements of the legal owners or holders to keep such trade secrets in confidence; or (iv) abetting a person, or tempting, or aiding a person into or in acquiring, disclosing, using, or allowing another person to use the trade secret of the rightful holder in violation of his or her non-disclosure obligations or the requirements of the rightful holder for keeping the trade secret confidential.

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Regulations Relating to Employment

The Labor Law and the Labor Contract Law

According to the Labor Law of the Mainland China, or the Labor Law, which was promulgated on July 5, 1994, and last amended and came into effect on December 29, 2018, enterprises and institutions shall establish, provide and improve their system of workplace safety and sanitation, strictly follow state rules and standards on workplace safety and the relevant articles of occupational protection, and educate employees in occupational safety and sanitation in the Mainland China. Occupational safety and sanitation facilities shall comply with state-fixed standards.

The Labor Contract Law of the Mainland China, or the Labor Contract Law, which was issued on June 29, 2007, amended on December 28, 2012, and became effective on July 1, 2013, and its implementation rules provide requirements concerning employment contracts between an employer and its employees. If an employer fails to enter into a written employment contract with an employee after the lapse of more than one month, but less than one year from the date on which the employment relationship is established, the employer must rectify the situation by entering into a written employment contract with the employee and pay the employee twice the employee’s salary for the period from the date following the lapse of one month from the date of establishment of the employment relationship to the day prior to the execution of the written employment contract. The Labor Contract Law and its implementation rules also require compensation to be paid upon certain terminations. Employers in most cases are also required to provide severance payments to their employees after their employment relationships are terminated.

Social Insurance and Housing Funds

Pursuant to the Social Insurance Law of the Mainland China, or the Social Insurance Law, which became effective on July 1, 2011, with last amendment on December 29, 2018, all employees are required to participate in basic pension insurance, basic medical insurance schemes and unemployment insurance, which must be contributed by both the employers and the employees. All employees are required to participate in work-related injury insurance and maternity insurance schemes, which must be contributed by the employers. Employers are required to complete registrations with local social insurance authorities. Moreover, the employers must timely make all social insurance contributions. Except for mandatory exceptions such as force majeure, social insurance premiums shall not be paid late, reduced, or be exempted. The employer shall pay the basic pension insurance and work injury insurance fees in accordance with the proportion of the total wages of the employees of the employer as stipulated by the State. Where an employer fails to make social insurance contributions in full and on time, the social insurance contribution collection agencies shall order it to make all or outstanding contributions within a specified period and impose a late payment fee at the rate of 0.05% per day from the date on which the contribution becomes due. If such employer fails to make the overdue contributions within such time limit, the relevant administrative department may impose a fine equivalent to 1-3 times the overdue amount.

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Pursuant to the Administrative Regulations on the Housing Provident Fund, which became effective on April 3, 1999, and was amended on March 24, 2002, and March 24, 2019, enterprises are required to register with the competent administrative centers of housing provident fund and open bank accounts for housing provident funds for their employees. Employers are also required to timely pay all housing fund contributions for their employees. The monthly contribution to the housing fund contributed by the employer for the employee is the employee’s own average monthly salary for the previous year multiplied by the housing fund contribution ratio. Where an employer fails to submit and deposit registration of housing provident funds or fails to complete the formalities of opening housing provident fund accounts for its employees, the housing provident fund management center shall order it to complete the formalities within a prescribed time limit. Failing to comply by the expiration of the time limit will subject the employer to a fine ranging from RMB10,000 (approximately USD 1,449) to RMB50,000 (approximately USD7,245). When an employer fails to pay housing provident funds due in full and on time, housing provident fund center is entitled to order it to rectify and failing to comply could result in enforcement exerted by the court.

Regulations Relating to Tax

Enterprise income tax

According to the Enterprise Income Tax Law of the Mainland China, or the EIT Law, which was promulgated on March 16, 2007, became effective from January 1, 2008 and was recently amended on December 29, 2018, enterprises and other organizations that derive income from or have income accruing in Mainland China shall be divided into resident enterprises and non-resident enterprises. A resident enterprise refers to an enterprise lawfully incorporated in Mainland China, or an enterprise established outside the Mainland China with de facto management bodies within the Mainland China. A non-resident enterprise refers to an enterprise lawfully incorporated pursuant to the laws of a foreign country (region) that has an office or premises established in Mainland China with no actual management functions performed in Mainland China, or an enterprise that has income derived from or accruing in Mainland China although it does not have an office or premises in Mainland China. The corporate income tax shall be at the rate of 25%. The non-resident enterprise has no office or premises established in Mainland China or the income derived or accrued has no de facto relationship with the office or premises established, the applicable income tax rate shall be subject to a reduced tax rate of 10%. According to the Implementation Regulations for the Corporate Income Tax Law of the Mainland China which was promulgated on April 23, 2019, and came into effect on the same day, ‘actual management organizations’ refers to organizations implementing substantive and comprehensive management and control over the production and business operations, staff, accounts and property etc. of an enterprise.

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The EIT Law and the implementation rules provide that an income tax rate of 10% should normally be applicable to dividends payable to investors that are “non-resident enterprises,” and gains derived by such investors, which (a) do not have an establishment or place of business in the PRC or (b) have an establishment or place of business in the PRC, but the relevant income is not effectively connected with the establishment or place of business to the extent such dividends and gains are derived from sources within the PRC. Such income tax on the dividends may be reduced pursuant to a tax treaty between China and other jurisdictions. Pursuant to the Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation on Income, or the Double Tax Avoidance Arrangement, and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under such Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5% upon receiving approval from in-charge tax authority. However, based on the Notice on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009 by the SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment; and based on the Announcement on Relevant Issues Concerning the “Beneficial Owners” in Tax Treaties issued on February 3, 2018 by the SAT and effective from April 1, 2018, which replaces the Notice on the Interpretation and Recognition of Beneficial Owners in Tax Treaties and the Announcement on the Recognition of Beneficial Owners in Tax Treaties by the SAT, comprehensive analysis based on the stipulated factor therein and actual circumstances shall be adopted when recognizing the “beneficial owner” and agents and designated wire beneficiaries are specifically excluded from being recognized as “beneficial owners.”

On January 17, 2019, the State Taxation Administration issued the notice on the scope of small-scale and low-profit corporate income tax preferential policies of the Ministry of Finance and the State Administration of Taxation (“MOF and SAT”), [2019] No. 13 for small-scale and low-profit enterprises whose annual taxable income is less than RMB1,000,000 (including RMB1,000,000), approximately US$142,209, their income is reduced by 25% to the taxable income, and enterprise income tax is paid at 20% tax rate, which is essentially resulting in a favorable income tax rate of 5%. While for the portion of annual taxable income exceeding RMB1,000,000, approximately US$142,209, but not more than RMB3,000,000, approximately US$426,627, the income is reduced by 50% to the taxable income, and enterprise income tax is paid at 20% tax rate, which is essentially resulting in a favorable income tax rate of 10%. MOF and SAT [2021] No.12 provides an enterprise income tax rate of 2.5% on a small-scale and low-profit enterprises whose annual taxable income less than RMB1,000,000, approximately US$142,209, from January 1, 2021 to December 31, 2022. MOF and SAT [2022] No.13 also provides an enterprise income tax rate of 5% for small-scale and low-profit enterprises whose annual taxable income more than RMB1,000,000, approximately US$142,209, but not more than RMB3,000,000, approximately US$426,627, from January 1, 2022 to December 31, 2024. The qualifications of small-scale and low-profit enterprises were examined annually by the Tax Bureau. All of the Company’s PRC subsidiary met the criteria of small-scale and low-profit enterprises.

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The Arrangement between Mainland China and Hong Kong for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income (“Double Tax Avoidance Arrangement”)

The National People’s Congress of the PRC enacted the Enterprise Income Tax Law, which became effective on January 1, 2008 and last amended on December 29, 2018. According to Enterprise Income Tax Law and the Regulation on the Implementation of the Enterprise Income Tax Law, or the Implementing Rules, which became effective on January 1, 2008 and further amended on April 23, 2019, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in Mainland China to its foreign enterprise investors are subject to a 10% withholding tax, unless any such foreign enterprise investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a preferential withholding arrangement. According to the Notice of the State Administration of Taxation (“SAT”) on Negotiated Reduction of Dividends and Interest Rates issued on January 29, 2008, revised on February 29, 2008, and the Arrangement between Mainland China and Hong Kong for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income, or Double Tax Avoidance Arrangement, the withholding tax rate in respect of the payment of dividends by a Mainland China enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the Mainland China enterprise and certain other conditions are met, including: (i) the Hong Kong enterprise must directly own the required percentage of equity interests and voting rights in the Mainland China resident enterprise; and (ii) the Hong Kong enterprise must have directly owned such required percentage in the Mainland China resident enterprise throughout the 12 months prior to receiving the dividends. However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009 by the SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such Mainland China tax authorities may adjust the preferential tax treatment; and based on the Announcement on Certain Issues with Respect to the “Beneficial Owner” in Tax Treaties issued by the SAT on February 3, 2018 and effective from April 1, 2018, if an applicant’s business activities do not constitute substantive business activities, it could result in the negative determination of the applicant’s status as a “beneficial owner”, and consequently, the applicant could be precluded from enjoying the above-mentioned reduced income tax rate of 5% under the Double Tax Avoidance Arrangement.

Regulations Relating to Foreign Exchange

According to the Foreign Exchange Control Regulations of the People’s Republic of China on January 29, 1996 and last amended on August 5, 2008, the RMB is generally freely convertible for current account items, including the distribution of dividends, trade and service related foreign exchange transactions, but not for capital account items, such as direct investment, loan, repatriation of investment and investment in securities outside the Mainland China, unless prior approval from SAFE or its designated banks is obtained.

On May 10, 2013, the SAFE promulgated the Notice of the SAFE on Promulgation of the Provisions on Foreign Exchange Control on Direct Investments in China by Foreign Investors and Supporting Documents, or the SAFE Circular No.21, which was last amended and became effective on December 30, 2019. It provided for and simplified the operational steps and regulations on foreign exchange matters related to direct investment by foreign investors, including foreign exchange registration, account opening and use, receipt and payment of funds, and settlement and sales of foreign exchange.

Pursuant to the Notice of the SAFE on Further Improvements and Adjustments to Foreign Exchange Control Policies for Direct Investments, or the SAFE Circular No.59, promulgated by the SAFE on November 19, 2012, became effective on December 17, 2012, and was further amended on October 10, 2018, approval is not required for opening a foreign exchange account and depositing foreign exchange into the account relating to the direct investments. The SAFE Circular No.59 also simplified the capital verification and confirmation formalities for foreign invested entities, the foreign capital and foreign exchange registration formalities required for the foreign investors to acquire equities from Chinese parties, and further improved the administration on exchange settlement of foreign exchange capital of foreign invested entities.

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Regulations Relating to Dividend Distributions

The principal regulations governing distribution of dividends of wholly foreign-owned enterprise, or the WFOE, include Company Law of the People’s Republic of China. Under these regulations, WFOEs in Mainland China may pay dividends only out of their accumulated profits, if any, determined in accordance with the Mainland China accounting standards and regulations. In addition, FIEs in the Mainland China are required to allocate at least 10% of their accumulated profits each year, if any, to fund certain reserve funds unless these reserves have reached 50% of the registered capital of the enterprises. These reserves are not distributable as cash dividends.

Regulations Relating to Overseas Listing

On February 17, 2023, the CSRC promulgated the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Trial Measures and its supporting guidelines, reiterate the basic principles of the New Overseas Listing Rules and impose substantially the same requirements for the overseas securities offering and listing by domestic enterprises. Pursuant to the Trial Measures, (i) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfil the filing procedure and report relevant information to CSRC; if a domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in Mainland China or its main places of business are located in Mainland China, or the senior managers in charge of operation and management of the issuer are mostly citizens from Mainland China or are domiciled in Mainland China; and (iii) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with CSRC, and where an issuer makes an application for redacted in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted. If the issuer submits the application documents for issuance and listing abroad in a secret or non-public manner, the issuer can submit a statement at the time of filing and apply for a delay in publicizing the filing information and should report to CSRC within three business days after the application documents for issuance and listing are made public abroad.

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MANAGEMENT

The following table sets forth the names, ages and titles of our directors, executive officers and key personnel:

Name	Age	Title

Executive Directors and Executive Officers:

Mr. Yu Chi Tat Dennis	54	Executive Director and Chief Executive Officer

Mr. Cheng Wing Keung	58	Executive Director and Chief Financial Officer

Miss Tam Ching Ni Jenny	40	Chief Operating Officer

Mr. Ng Lung Ngai	48	Chief Technical Officer

Independent Director Nominees *:

Mr. Ma Cheuk Hung	62	Independent Director Nominee

Mr. Yeung Cheuk Yu	34	Independent Director Nominee

Mr. Yeung Ching Wan	54	Independent Director Nominee

Note:

*	Each of Mr. Ma Cheuk Hung, Mr. Yeung Cheuk Yu and Mr. Yeung Ching Wan has accepted the appointment as our independent director, effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

No arrangement or understanding exists between any such director or executive officer and any other persons pursuant to which any director or executive officer was elected as a director or executive officer. Our directors are elected annually and serve until their successors take office or until their death, resignation or removal. The executive officers serve at the pleasure of the board of directors.

Executive Directors and Executive Officers:

Mr. Yu Chi Tat, Dennis (“Mr. Yu”), age 54, is our Executive Director and Chief Executive Officer. He is responsible for the sale strategy and business development. overall strategy, planning and development of the Group. Mr. Yu has served as the Chief Executive Officer of Ultra High Point Limited, a wholly-owned subsidiary of the Company. Ultra High Point Limited is a provider of Healthcare IT Solutions, specializing in Smart Hospital and Internet of Medical Things (IoMT) Solutions. With over 15 years of experience in the Hospital Information System and Smart Hospital solutions, Mr. Yu has established a formidable track record across various healthcare environments, including private and public hospitals, as well as elderly care centers.

Under Mr. Yu’s leadership, Ultra High Point has been awarded a tender by CUHK Medical Centre Limited Hospital A to provide Smart Hospital Solutions. This project aims to establish Hong Kong’s first fully digitalized hospital, where we will implement our healthcare IT solutions, including both hospital information system, software applications, and IoMT solutions. The project commenced in 2017 and is still expanding in scope.

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Mr. Cheng Wing Keung, age 58, has served as our Executive Director and Chief Financial Officer since June 2024, having initially joined the Group as Financial Controller in August 2017. In his current role, Mr. Cheng oversees all financial operations, treasury, and financial planning of our healthcare IT solution business. He has led multiple strategic initiatives including the implementation of cost control measures, optimization of working capital management, and enhancement of financial systems to support business expansion. Under his leadership, the Group has strengthened its financial reporting systems and internal controls to meet the requirements of a growing healthcare technology company.

Before joining our Group, Mr. Cheng served as Financial Controller at a company listed on the Hong Kong Stock Exchange, where he managed financial operations, reporting, compliance, and corporate finance initiatives for multiple business units. His responsibilities included overseeing corporate finance activities, investor relations, and regulatory compliance. Mr. Cheng’s professional career also includes substantial experience in accounting and corporate finance at one of the Big Four accounting firms. Mr. Cheng is a member of the Hong Kong Institute of Certified Public Accountants and holds a practicing certificate.

Miss Tam Ching Ni, Jenny, age 40, joined our Group in May 2022 as Chief Operating Officer. She is experienced in company strategic planning, operational initiatives and business development. In her role as COO, she oversees key operational functions, including business process optimization, resource allocation, and performance management. Her responsibilities encompass developing and implementing operational strategies, managing cross-functional teams to ensure operational efficiency across all departments.

Prior to joining the Group, Miss Tam held senior management positions leading business operations and commercial strategies for one of the world’s largest publicly listed eye care hospital groups, with presence across China, Hong Kong, Singapore, Spain, and the United States, as well as for medical centres of one of Hong Kong’s six major non-profit organizations. Her achievements included successfully developing new business lines, driving double-digit revenue growth through integrated marketing campaigns, and establishing strategic partnerships in both B2B and B2C healthcare environments. She demonstrated strong commercial acumen in new product and service launches, market expansion initiatives, and optimizing business operations through data-driven analysis and decision-making.

With her extensive experience in healthcare operations and business development with her proven track record in both private and non-profit healthcare organizations, Miss Tam brings valuable expertise to our Group, strengthening operational capabilities and supporting business expansion throughout the organization.

Mr. Ng Lung Ngai, age 48, has served as our Chief Technical Officer since November 2023, having previously served with our Group as Head of IT Development from October 2020 to January 2022. In his current role, he leads research and development initiatives, oversees product development strategy, and directs technology innovation to drive business growth. Under his leadership, the Group has successfully engaged AI-driven healthcare solutions, established strategic technology partnerships with leading healthcare institutions to capture new market opportunities.

With over 15 years of experience in technology and business development, Mr. Ng previously served as Business Development Director in a local IT firm from 2005 to 2017, where he demonstrated strong leadership in both technical development and commercial operations. His achievements included successfully developing and commercializing various IT systems, establishing technology partnerships that generated recurring revenue streams, and implementing effective risk management framework across major IT projects. His combined expertise in data analytics and R&D, along with his business development experience, positions him well to lead the Group’s technology initiatives and transform technical innovations into business solutions.

Independent Director Nominees:

Mr. Ma Cheuk Hung, Independent Director, Chair of Compensation Committee

Mr. Ma Cheuk Hung, age 62, has over 30 years of experience in operations, logistics, office management and merchandising. Since April 2009, Mr. Ma has been a director and general manager at Maxwave Holding Ltd. and Maxwave China (Shenzhen) Ltd., where he is responsible for coordinating the setup of office and warehouse locations in mainland China, monitoring the status of sales across online retail platforms, and fostering relationships with new suppliers. From September 2003 to March 2009, Mr. Ma was an officer manager at Intraco International Ltd., where he was responsible for office and warehouse operations in Hong Kong and Shenzhen, assisting with the compilation and renewal of the yearly catalog and participating in local and overseas trade shows. From April 1997 to March 2003, Mr. Ma was an assistant manager to managing director of Mid Ocean Hong Kong Ltd., where he was responsible for formulating inspection procedures by local inspectors in mainland China, taking charge of the project team for new corporate acquisitions and overseeing the administration and IT departments. Mr. Ma obtained a Diploma in Mechanical Engineering from the Haking Wong Technical Institute and a Diploma in Mechanical and Production Engineering from the Technician Education Council in 1982.

Mr. Ma will begin serving as an independent director immediately upon the SEC’s declaration of effectiveness of this registration statement on Form F-1, of which this prospectus forms a part. Mr. Ma will serve as chairman of the compensation committee and as a member of the audit and nomination committees.

Mr. Yeung Cheuk Yu, Independent Director, Chair of Nomination Committee

Mr. Yeung Cheuk Yu, age 34, is a dynamic entrepreneur, esteemed lecturer, and accomplished researcher, deeply rooted in the fields of Computer Science, AI, Security, and E-learning. Dr. Yeung’s academic journey is equally impressive. He earned his PhD in Computer Science from The University of Hong Kong (HKU). Throughout his career, Dr. Yeung has collaborated with numerous respected organizations, ranging from government agencies to universities and private companies. Notable partnerships include work with Microsoft, Certiport, the Office of the Government Chief Information Officer (OGCIO) and the Hong Kong Education Bureau (HKEDB). His contributions to these collaborations encompass R&D projects, system development initiatives, and IT training programs for educators and students.

Dr Yeung Leo is a dynamic entrepreneur, esteemed lecturer, and accomplished researcher, deeply rooted in the fields of Computer Science, AI, Security, and E-learning. He is the Managing Director and Founder of Una Technologies Limited, dedicated to leveraging AI to address complex educational challenges. Under his leadership, the company developed an award-winning online platform, which has significantly impacted over 400 schools and 30,000 students, garnering accolades such as the Hong Kong ICT Startup (Social Impact) Gold Award 2019.

Dr. Yeung’s academic journey is equally impressive. He earned his PhD in Computer Science from The University of Hong Kong (HKU). His commitment to education is evident through his roles as a current Guest Lecturer and former Adjunct Assistant Professor at HKU, where he has been instrumental in teaching students across various courses, including Software Engineering, Smart Phone Apps Development, and Projects.

Dr. Yeung will begin serving as an independent director immediately upon the SEC’s declaration of effectiveness of this registration statement on Form F-1, of which this prospectus forms a part. Mr. Yeung will serve as chairman of the nomination committee and as a member of the compensation and audit committees.

Mr. Yeung Ching Wan, Independent Director, Chair of Audit Committee

Mr. Yeung Ching Wan, age 54, MBA, member of the Hong Kong Institute of Certified Public Accountants. Mr. Yeung is a currently a consultant in corporate finance and restructure. Mr. Yeung has experience in auditing, finance, operation, compliance and corporate finance over 26 years. Mr. Yeung served as Group Chief Financial Officer/ Finance Director of various companies listed in The Hong Kong Stock Exchange Main Board and multi-national corporations, as well as the Audit Manager of Big Four Accounting Firms focusing on auditing of listed companies and leading on IPO projects. Mr. Yeung will begin serving as an independent director immediately upon the SEC’s declaration of effectiveness of this registration statement on Form F-1, of which this prospectus forms a part. Mr. Yeung will serve as chairman of the audit committee and as a member of the compensation and nomination committees.

Committees of the Board of Directors

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to establish an audit committee, a compensation committee and a nomination committee, each of which will operate pursuant to a charter adopted by our board of directors that will be effective upon the effectiveness of the registration statement of which this prospectus is a part. The board may also establish other committees from time to time to assist the Company and the board of directors. Upon the effectiveness of the registration statement of which this prospectus is a part, the composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq or another national securities exchange and SEC rules and regulations, if applicable. Upon our listing on Nasdaq or another national securities exchange, each committee’s charter will be available on our website at https://www.ultrahp.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

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Audit committee

Mr. Yeung Ching Wan, Mr. Yeung Cheuk Yu and Mr. Ma Cheuk Hung, all of whom are independent Directors, will serve on the audit committee, which will be chaired by Mr. Yeung Ching Wan. Our board of directors has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq or another national securities exchange, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Mr. Yeung Ching Wan as an “audit committee financial expert.” The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

●	reviewing earnings releases.

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Compensation committee

Mr. Yeung Ching Wan, Mr. Yeung Cheuk Yu and Mr. Ma Cheuk Hung, all of whom are independent directors, will serve on the compensation committee, which will be chaired by Mr. Yeung Cheuk Yu. Our board of directors has determined that each such member satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq or another national securities exchange Stock Market. The compensation committee’s responsibilities include:

●	evaluating the performance of our Chief Executive Officer in light of the Company’s corporate goals and objectives and, based on such evaluation: (i) recommending to the board of directors the cash compensation of our Chief Executive Officer, and (ii) reviewing and approving grants and awards to our Chief Executive Officer under equity-based plans;

●	reviewing and recommending to the board of directors the cash compensation of our other executive officers;

●	reviewing and establishing our overall management compensation, philosophy and policy;

●	overseeing and administering our compensation and similar plans;

●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq or another national securities exchange rules;

●	retaining and approving the compensation of any compensation advisors;

●	reviewing and approving our policies and procedures for the grant of equity-based awards;

●	reviewing and recommending to the board of directors the compensation of our directors; and

●	preparing the compensation committee report required by SEC rules, if and when required.

Nomination committee

Mr. Yeung Ching Wan, Mr. Yeung Cheuk Yu and Mr. Ma Cheuk Hung, all of whom are independent directors, will serve on the nomination committee, which will be chaired by Mr. Ma Cheuk Hung. Our board of directors has determined that each member of the nomination committee is “independent” as defined in the applicable Nasdaq or other national securities exchange rules. The nomination committee’s responsibilities include:

●	developing and recommending to the board’s criteria for board and committee membership;

●	establishing procedures for identifying and evaluating director candidates, including nominees recommended by shareholders; and

●	reviewing the composition of the board to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

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While we do not have a formal policy regarding board diversity, our nomination committee and the board will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and the board’s priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Corporate Governance

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt a formal policy regarding board diversity and our nomination committee and the board will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and the board’s priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

As a “controlled company” within the meaning of the rules of the Nasdaq Capital Market or another national securities exchange, we may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are and, upon the completion of this offering, will continue to be a “controlled company” as defined under the rules of the Nasdaq Capital Market or another national securities exchange, because one of our shareholders, Maxway, holds more than 50% of our voting power. As a result, for so long as we remain a controlled company, we are permitted to elect to rely, and in the future may rely, on certain exemptions from corporate governance rules of the Nasdaq Capital Market or another national securities exchange Rules including:

●	an exemption from the rule that a majority of our Board must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

The exemption we intend to rely on is that our director nominees need not be selected or recommended solely by independent directors. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

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Foreign Private Issuer Status

The listing rules of Nasdaq or another national securities exchange include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of the Nasdaq or another national securities exchange. The application of such exceptions requires that we disclose each Nasdaq or another national securities exchange corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant Nasdaq or another national securities exchange corporate governance standard. We currently follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq or another national securities exchange in respect of the following:

●	the Shareholder Approval Requirements under Section 5635 of the Nasdaq listing rules; and

●	the requirement under Section 5605(b)(2) of the Nasdaq listing rules that the independent directors have regularly scheduled meetings with only the independent directors present.

Code of Conduct and Code of Ethics

Upon the effectiveness of the registration statement of which this prospectus is a part, we will adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller or persons performing similar functions. Following the effectiveness of the registration statement of which this prospectus is a part, a current copy of this code will be posted on the Corporate Governance section of our website, which is located at https://www.ultrahp.com. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq or another national securities exchange.

Compensation of Executive Directors and Executive Officers

For the financial year ended March 31, 2025, we paid an aggregate of approximately HK$8,211,389 (US$1,055,162) in cash to our directors and executive officers. For the financial year ended March 31, 2024, we paid an aggregate of approximately HK$6,011,089 (US$768,220) in cash to our directors and executive officers. For the financial year ended March 31, 2023, we paid an aggregate of approximately HK$5,265,505 (US$670,825) in cash to our directors and executive officers.

Employment Agreements

Employment Agreement with Mr. Yu Chi Tat Dennis

Mr. Yu was appointed as an Executive Director of the Company effective from 11th June 2024. Ultra High Point (HK) entered into an Employment Agreement with Mr. Yu pursuant to which he is employed as a director and chief executive officer of the Group. The agreement provides for an annual base salary in the amount of HK$3,000,000 (US$383,401) with a discretion bonus determined by the board. Mr. Yu’s employment will continue indefinitely, subject to termination by the Board upon written notice.

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Employment Agreement with Mr. Cheng Wing Keung

Mr. Cheng was appointed as an Executive Director of the Company effective from 11th June 2024. Ultra High Point HK entered into an Employment Agreement with Mr. Cheng Wing Keung, pursuant to which he is employed as a chief financial officer of the Group. The agreement provides for an annual base salary in the amount of HK$1,800,000 (US$230,041). Under the terms of the agreement, Mr. Cheng’s employment will continue indefinitely, subject to termination by either party to the agreement upon three month’s written notice or the equivalent salary in lieu of such notice. The agreement also provides that Mr. Cheng shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with the Group.

Employment Agreement with Miss Tam Ching Ni Jenny

Ultra High Point HK entered into an Employment Agreement with Miss Tam, pursuant to which she is employed as chief operating officer of the Group. The agreement provides for an annual salary in the amount of HK$975,000 (US$124,605). Under the terms of the agreement, Miss Tam’s employment will continue indefinitely, subject to termination by either party to the agreement upon one month’s written notice or the equivalent salary in lieu of such notice. The agreement also provides that Miss Tam shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with the Group.

Employment Agreement with Mr. Ng Lung Ngai

Ultra Hight Point HK entered into an Employment Agreement with Mr. Ng, pursuant to which he is employed as chief technical officer of the Group. The agreement provides for an annual base salary in the amount of HK$1,072,500 (US$137,066) Under the terms of the agreement, Mr. Ng’s employment will continue indefinitely, subject to termination by either party to the agreement upon one month’s written notice or the equivalent salary in lieu of such notice. The agreement also provides that Mr. Ng shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with the Group.

Independent Directors’ Agreements

Each of our independent directors has entered into a director’s agreement with the Company that will become effective upon the SEC’s declaration of effectiveness of the registration statement of which this prospectus forms a part. The terms and conditions of such directors’ agreements are similar in all material aspects. Each director’s agreement is for an initial term of one year and will continue until the Director’s successor is duly elected and qualified. Each director will be up for re-election each year at the annual shareholders’ meeting and, upon re-election, the terms and provisions of his or her director’s agreement will remain in full force and effect. Any director’s agreement may be terminated for any or no reason by the director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of the Company’s issued and outstanding ordinary shares entitled to vote.

Under the directors’ agreements, the initial annual director fees that are payable to each of our independent director nominees are HK$180,000 (US$23,004).

In addition, our directors will be entitled to participate in such share option scheme as may be adopted by the Company, as amended from time to time. The number of options granted, and the terms of those options will be determined from time to time by a vote of the board of directors; provided that each director shall abstain from voting on any such resolution or resolutions relating to the grant of options to that director.

Other than as disclosed above, none of our directors has entered into a service agreement with the Company or any of our subsidiary that provides for benefits upon termination of employment.

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PRINCIPAL AND SELLING SHAREHOLDER

The following table sets forth information regarding beneficial ownership of our share capital by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;

●	each of our named executive officers;

●	each of our directors and director nominees; and

●	all of our current executive officers, directors and director nominees as a group.

Applicable percentage ownership is based on 38,600,000 ordinary shares issued and outstanding as of July 31, 2025 and with respect to percent ownership after this offering.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

Unless otherwise noted below, the address of each person listed on the table is Unit 707, 7th Floor, Lakeside 1, Phase Two No. 8 Science Park West Avenue Hong Kong Science Park Pak Shek Kok, New Territories, Hong Kong.

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	Shares Beneficially Owned Before this Offering		Shares Beneficially Owned after this Offering
Name of Beneficial Owners	Number	Percentage %	Number	Percentage %

Named Executive Directors and Executive Officers:
Mr. Yu Chi Tat Dennis(1)	27,676,200	71.70	26,876,200	67.19

Mr. Cheng Wing Keung(2)	1,544,000	4.00	1,544,000	3.86

Miss Tam Ching Ni Jenny(3)	772,000	2.00	772,000	1.93

Mr. Ng Lung Ngai	772,000	2.00	772,000	1.93

Independent Director Nominees*:
Mr. Yeung Ching Wan	-	-	-	-

Mr. Yeung Cheuk Yu	-	-	-	-

Mr. Ma Cheuk Hung	-	-	-	-

All directors and executive officers as a group

All directors and executive officers as a group	30,764,200	79.70	29,964,200	74.91

5% Shareholders:

Mr. Yu Chi Tat Dennis(1)	27,676,200	71.70	26,876,200	67.19

Notes:

(1)	Shares held through Maxway, which is indirectly wholly-owned by Mr. Yu Chi Tat Dennis.
(2)	Shares held through Conford, which is wholly-owned by Ms. Tam Ching Ni Jenny.
(3)	Shares held through Cloud Top, which is wholly-owned by Mr. Ng Lung Ngai.

As of the date of the prospectus, none of our outstanding ordinary shares are held by record holders in the United States. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

Significant Historical Changes to Our Shareholding

See “Description of Share Capital—History of Securities Issuances” for a description of the history of our share issuances and transfers.

Selling Shareholder

This prospectus covers the offering of 800,000 ordinary shares by the Selling Shareholder. This prospectus and any prospectus supplement will only permit the Selling Shareholder to sell the number of ordinary shares identified in the column “Number of Ordinary Shares to be Sold.” The ordinary shares owned by the Selling Shareholder are “restricted” securities under applicable United States federal and state securities laws and are being registered pursuant to this prospectus to enable the Selling Shareholder the opportunity to sell those ordinary shares.

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The following table sets forth the name of the Selling Shareholder, the number and percentage of ordinary shares beneficially owned by the Selling Shareholder prior to this offering, the number of ordinary shares that may be sold in this offering and the number and percentage of ordinary shares the Selling Shareholder will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the named Selling Shareholder. We will not receive any proceeds from the sale of the ordinary shares by the Selling Shareholder or the resale of any ordinary shares offered pursuant to the resale prospectus.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering(1)	Percentage Ownership After Offering

Maxway(2)	27,676,200	71.70%	800,000	26,876,200	67.19%

Total	27,676,200	71.70%	800,000	26,876,200	67.19%

(1) Based on 38,600,000 ordinary shares issued and outstanding immediately prior to the offering and based on an additional 1,400,000 ordinary shares to be sold in this offering and to be issued and outstanding immediately thereafter.

(2) Maxway is a company indirectly wholly-owned by Mr. Yu.

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RELATED PARTY TRANSACTIONS

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt an audit committee charter, which will require the audit committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

Set forth below are related party transactions of the Company for the financial years ended March 31, 2025, 2024 and 2023, which are identified in accordance with the rules prescribed under Form F-1 and Form 20-F and may not be considered as related party transactions under the law of the relevant jurisdiction in which the transaction took place.

Name	Relationship
Mr. Chi Tat Dennis Yu (“Mr. Yu”)	The Controlling Shareholder and Chief Executive Officer of the Company
Mr. Wai Kin Derek Sinn	Key management of a subsidiary of the Company
Maxway Enterprises Limited (“Maxway”)	A company controlled by Mr. Yu

Amounts due to related parties consists of the following:

		As of March 31,
Name	Nature	2025	2024	2023
		US$	US$	US$
Mr. Yu	Amounts due from a related party	$82,318	$-	$273,861
Mr. Yu	Amounts due to a related party	$-	$(229,288)	$-

The balances with related parties are unsecured, interest free with no specific repayment terms. it was a non-trade nature.

Amounts due from a related party as of March 31, 2025 represented US$82,318 advanced to such party, which was fully settled on July 31, 2025.

For the year ended March 31, 2024, the net amounts advanced to a related party represented constructive dividend payment of US$5,256,169 and partially offset against of the repayment from a related party of US$503,149.

Non-controlling interests consists of the following:

		As of March 31,
Name	Nature	2025	2024	2023
		US$	US$	US$
Maxway	Non-controlling interests	$52,753	$57,819	$72,440

The Company did not have significant related party transactions during the years ended March 31, 2025, 2024 and 2023 except for the following:

		As of March 31,
Name	Nature	2025	2024	2023
		US$	US$	US$
Mr. Wai Kin Derek, Sinn	Consultancy fee	$38,490	$127,800	$-

Remuneration to key management for the years ended March 31, 2025, 2024 and 2023 were:

	Years ended March 31,
	2025	2024	2023
	US$	US$	US$

Salaries and other short term employee benefits	$586,544	$449,676	$445,224
Payments to defined contribution pension schemes	2,309	2,300	2,297
Total	$588,853	$451,976	$447,521

Bank borrowings as of March 31, 2025 and 2024 as guaranteed by related parties were:

						Balance as of March 31,
Lender	Type	Maturity date	Currency	Weighted average interest rate as of March 31, 2025	Weighted average interest rate as of March 31, 2025	2025	2024
Bank borrowings
The Hongkong and Shanghai Banking Corporation Limited (“HSBC”) (note 1)	Term loan	November 13, 2028 or on demand	HK$	5.689%	5.875%	$684,124	$842,767
HSBC (note 2)	Term loan	December 13, 2028 or on demand	HK$	5.689%	5.875%	897,466	1,100,341
HSBC (note 3)	Overdraft	On demand	HK$	6.875%	6.875%	89,552	200,770
China Citic Bank International Limited (note 4)	Term loan	May 19, 2034 or on demand	HK$	3.118%	-	1,060,125	-
Other borrowings
JL Investment Capital Limited (note 5 and 6)	Term loan	April 22, 2026 or one month after listing or on demand	HK$	12.000%	-	2,056,000	-
Total						$4,787,267	$2,143,878

Notes:

(1) The banking facility was secured as follows:

(a)	HK$7,000,000 corporate guarantee by Maxway;
(b)	HK$7,000,000 personal guarantee by Mr. Yu; and
(c)	Guaranteed under the SME Financing Guarantee Scheme, which are fully guaranteed by HKMC Insurance Limited (“HKMC”).

(2) The banking facility was secured as follows:

(a)	HK$9,000,000 corporate guarantee by Maxway;
(b)	HK$9,000,000 personal guarantee by Mr. Yu; and
(c)	Guaranteed under the SME Financing Guarantee Scheme, which are fully guaranteed by HKMC.

(3) The banking facility was secured as follows:

(a)	HK$2,000,000 corporate guarantee by Maxway;
(b)	HK$2,000,000 personal guarantee by Mr. Yu; and
(c)	Guaranteed under the SME Financing Guarantee Scheme, which are fully guaranteed by HKMC.

(4) The banking facility was secured as follows:

(a)	HK$9,000,000 personal guarantee by Mr. Yu; and
(b)	Guaranteed under the SME Financing Guarantee Scheme, which are fully guaranteed by HKMC.

(5) The other borrowing facility was secured as follows:

(a)	HK$30,000,000 personal guarantee by Mr. Yu;
(b)

Share charge of following companies’ the entire shareholding of (i) group subsidiaries including Thingsocket and Ultra High Point (HK), and (ii) companies controlled by Mr. Yu including Future Dimension Holdings

Limited; Maxway and Mass Modules Limited; and

(c)	Mortgage of a residential property owned by Mr. Yu in Hong Kong.

(6) As of March 31, 2025, the Company has unused facilities of US$1,799,000 from JL Investment Capital Limited.

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DESCRIPTION OF SHARE CAPITAL

Copies of our Memorandum and Articles of Association are filed as exhibits to the Registration Statement of which this prospectus is a part.

We are an exempted company incorporated with limited liability in the Cayman Islands and, upon completion of this offering, our affairs will be governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$500,000 divided into 4,000,000,000 ordinary shares, par value US$0.000125 each. There are 38,600,000 ordinary shares issued and outstanding as of the date of this prospectus. All of our shares issued and outstanding are fully paid, all of our shares to be issued in the offering will be issued as fully paid.

Our Amended and Restated Memorandum and Articles of Association

Our shareholders intend to adopt Amended and Restated Memorandum and Articles of Association, which will become effective and replace our Memorandum and Articles of Association in its entirety immediately prior to the completion of this offering. The following are summaries of material provisions of our Amended and Restated Memorandum and Articles of Association that we expect become effective immediately prior to completion of this offering, insofar as they relate to the material terms of our ordinary shares.

Objectives of Our Company

Under our Amended and Restated Memorandum and Articles of Association, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our Amended and Restated Memorandum and Articles of Association provide that the directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or the credit standing in our Company’s share premium account or as otherwise permitted by the Companies Act, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid.

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Voting Rights

Subject to any rights and restrictions attached to any shares, on a show of hands every shareholder present in person and every person representing a shareholder by proxy shall, at a general meeting of the Company, each have one vote and on a poll every shareholder and every person representing a shareholder by proxy shall have one vote for each ordinary share of which he or the person represented by proxy is the holder. At any general meeting a resolution put to the vote of the meeting shall be decided by a poll.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our Amended and Restated Memorandum and Articles of Association. Holders of the ordinary shares may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Amended and Restated Memorandum and Articles of Association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by a majority of our board of directors. Advance notice of at least seven calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of all votes attaching to all of our shares in issue and entitled to vote.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles of Association provide that upon the requisition of shareholders representing, as at the date of the deposit of the requisition, in aggregate not less than one-third of the votes attaching to the issued and outstanding shares of our Company that as at the date of the deposit entitled to vote at general meetings, our chairman or board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting.

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Transfer of ordinary shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Liquidation

On the winding up of our Company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our Company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time or times of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. We may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our profits, out of the share premium account, or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

If at any time our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our Company is being wound-up, may be varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or series or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

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Issuance of Additional Shares

Our Amended and Restated Memorandum of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Declaration of Interest

Pursuant to our Amended and Restated Memorandum of Association, a director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the listing rules of the designated stock exchange and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

Compensation

Under our Amended and Restated Memorandum of Association, the remuneration of the directors may be determined by our directors.

Borrowing Powers

Our directors may from time to time at their discretion exercise all the powers of the Company to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

Qualification of directors

There is no shareholding qualification for directors nor is there any specified age limit for directors.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our corporate records (except for our Amended and Restated Memorandum and Articles of Association, any special resolutions passed by our Company and the register of mortgages and charges of our Company). However, we will provide our shareholders with annual audited financial statements.

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CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies in the Cayman Islands;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value, negotiable or bearer shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertaking are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England and accordingly there are significant differences between the Companies Act and that of England and Wales. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our ordinary shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

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Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number representing seventy-five per cent in value of the creditors or class of creditors in the case of a creditor scheme, or is approved by seventy-five per cent in value of the shareholders or class of shareholders in the case of a shareholder scheme, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●         the statutory provisions as to the required majority vote have been met;

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●         the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●         the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●         the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of not less than 90.0% in value of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

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Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we intend to enter into indemnification agreements with our directors and executive officers prior to the completion of this offering, that provide such persons with additional indemnification beyond that provided in our Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

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Shareholder Action by Written Resolution

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our articles of association provide that any ordinary or special resolution of shareholders and any other action that may be taken by the shareholders at a meeting may also be taken by a resolution consented to in writing, without the need for any notice, by all shareholders who would have been entitled to attend and vote at a meeting called for the purpose of passing such a resolution or taking any other action.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow our shareholders holding at the date of deposit of requisition shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our Company that as at the date of the deposit entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our chairman or board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. As an exempted Cayman Islands company, we may but are not obliged by law to call shareholders’ annual general meetings. See “Our Amended and Restated Memorandum and Articles of Association-General Meetings of Shareholders” for more information on the rights of our shareholders’ rights to put proposals before the annual general meeting.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

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Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, directors may be removed by the affirmative vote of two-thirds of the directors then in office (except with regard to the removal of the chairman, who may be removed from office by the affirmative vote of all directors) or by an ordinary resolution (except with regard to the removal of the chairman, who may be removed from office by special resolution) of our shareholders. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; or (iv) is removed from office pursuant to any other provisions of our Amended and Restated Memorandum and Articles of Association.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our articles of association, our Company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

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Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Amended and Restated Memorandum and Articles of Association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances

The following is a summary of our material securities issuances after our incorporation and following a reorganization but before this offering.

Name of shareholders	Date of Sale or Issuance	Number of shares		Consideration

Maxway	June 11, 2024 & July 13, 2024 & May 2, 2025	4,510,000	*	par value
Mr. Cheng Wing Keung (1)	October 2, 2024	200,000	**	par value
Conford (2)	October 2, 2024	100,000	**	par value
Clouds Top (3)	October 2, 2024	100,000	**	par value
Supreme One (4)	July 13, 2024	245,000		par value
Prestige Unison (5)	July 13, 2024	245,000		par value
Grow Ace(6)	August 28, 2024	150,000	**	US$150,000
Zone Wise(7)	August 28, 2024	200,000	**	US$200,000
World Oasis(8)	August 28, 2024	175,000	**	US$175,000

*	925,000 of such ordinary shares were subsequently transferred by Maxway
**	Acquired from Maxway

(1)	Cheng Wing Keung is our director and CFO.
(2)	Conford is wholly-owned by Ms. Tam Ching Ni, Jenny, who is an employee and the COO of our Group.
(3)	Clouds Top is wholly-owned by Mr. Ng Lung Ngai, who is an employee and the CTO of our Group.
(4)	Supreme One is wholly-owned by Mr. Cheung Sai Ho, an Independent Third Party.
(5)	Prestige Unison is wholly-owned by Ms. Cheung Siu Ning, an Independent Third Party.
(6)	Grow Ace is wholly-owned by Mr. Yip Sum Yu, an Independent Third Party.
(7)	Zone Wise is wholly-owned by Mr. Liu Tung Wah, an Independent Third Party.
(8)	World Oasis is wholly-owned by Mr. Choi Ming Hei, an Independent Third Party.

Other than Mr. Cheng Wing Keung, Ms. Tam Ching Ni, Jenny and Mr. Ng Lung Ngai being employees of our Group, none of Supreme One, Prestige Unison, Grow Ace, Zone Wise or World Oasis or the natural persons who control them have any previous dealings with any member of the Group, its directors, officers or any of their affiliates.

References to the number of ordinary shares in the table above have not been adjusted to reflect the 1:8 forward stock split of our ordinary shares or the surrenders by our existing shareholders that occurred on May 14, 2025 and May 15, 2025.

On May 14, 2025, for purposes of recapitalization in anticipation of the initial public offering, the Company effected a 1:8 sub-division of its shares (a “forward stock split”) and, following the forward stock split, its authorized share capital remains US$500,000 divided into 4,000,000,000 ordinary shares of a par value of US$0.000125 each. On May 15, Maxway surrendered 1,003,800 ordinary shares, Prestige Unison surrendered 68,600 ordinary shares, Supreme One surrendered 68,600 ordinary shares, Grow Ace surrendered 42,000 ordinary shares, Zone Wise surrendered 56,000 ordinary shares, World Oasis surrendered 49,000 ordinary shares, Cheng Wing Keung surrendered 56,000 ordinary shares, Conford surrendered 28,000 ordinary shares and Clouds Top surrendered 28,000 ordinary shares each to the Company, respectively or 3.50% of their shareholdings each. None of these shareholders surrendering their ordinary shares received any consideration for surrender of their ordinary shares, nor are there any agreements or arrangements in place under which any of these shareholders will surrender their remaining ordinary shares. Following the forward stock split and surrenders and immediately prior to this offering, there are 38,600,000 ordinary shares issued.

Other than the issuance of securities reflected above, including those in connection with our incorporation and the Group reorganization, we have not issued any securities in the past three years.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 40,000,000 ordinary shares issued.

All of the ordinary shares sold in this offering by the Company and by the Selling Shareholder will be freely transferable in the United States, without restriction or further registration under the Securities Act, by persons other than our “affiliates.” Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Company. All of our ordinary shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our ordinary shares acquired in this offering by our affiliates.

Sales of substantial amounts of our ordinary shares in the public market could adversely affect prevailing market prices of our ordinary shares. Prior to this offering, there has been no public market for our ordinary shares, and while we intend to apply for the listing of our ordinary shares on the Nasdaq or another national securities exchange, we cannot assure you that a regular trading market will develop in the ordinary shares.

Lock-Up Agreements

We have agreed with the underwriter, for a period of 180 days after the date of this prospectus, subject to certain exceptions, not to (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares (other than the registration statement containing the resale prospectus), or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ordinary shares or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise, without the prior written consent of the underwriter.

Furthermore, each of our directors and executive officers and our 5% or greater shareholders has also entered into a similar lock-up agreement with the underwriter for a period of 180 days after the date of this prospectus, subject to certain exceptions, with respect to our ordinary shares, and securities that are substantially similar to our ordinary shares. These lock-up restrictions, however, do not apply to the sale of ordinary shares being sold in this offering by the Selling Shareholder, to the sale of ordinary shares by Maxway pursuant to the resale prospectus or to sales of ordinary shares by certain other Resale Shareholders pursuant to the resale prospectus that occur from and after the 60-day period following the date of this prospectus.

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We cannot predict what effect, if any, future sales of our ordinary shares, or the availability of ordinary shares for future sale, will have on the trading price of our ordinary shares from time to time. Sales of substantial amounts of our ordinary shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our ordinary shares.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our ordinary shares for more than six months but not more than one year may sell such ordinary shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our ordinary shares for more than one year may freely sell our ordinary shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our ordinary shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1.0% of the then outstanding ordinary shares; or

●	the average weekly trading volume of our ordinary shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Resale Prospectus

As described in the Explanatory Note to the registration statement of which this prospectus forms a part, the registration statement also contains a resale prospectus to be used in connection with the potential resale by the Resale Shareholders of our ordinary shares held by them. These ordinary shares have been registered to permit public resale of such ordinary shares, and the Resale Shareholders may offer the ordinary shares for resale from time to time pursuant to the resale prospectus. The Resale Shareholders may, subject to any lock up conditions, also sell, transfer or otherwise dispose of all or a portion of their ordinary shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those ordinary shares. Any ordinary shares sold by the Resale Shareholders until our ordinary shares are listed or quoted on an established public trading market will take place at the public offering price of the ordinary shares we are selling in our initial public offering. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices.

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EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, which are expected to be incurred by us in connection with the offer and sale of the ordinary shares by us and the Selling Shareholder. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee and the Nasdaq or another national securities exchange listing fee, all amounts are estimates.

SEC Registration Fee	US$	8,700
FINRA Filing Fee	US$	3,500
Nasdaq Listing Fee	US$	50,000
Printing and engraving expenses	US$	20,000
Legal fees and expenses	US$	663,000
Accounting fees and expenses	US$	81,000
Miscellaneous	US$	550,000
Total	US$	1,376,200

These expenses will be borne by us.

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MATERIAL TAX CONSIDERATIONS

The following summary of certain Cayman Islands and U.S. federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the ordinary shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our ordinary shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Harney Westwood & Riegels, our counsel as to Cayman Islands law.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments.

No stamp duty is payable in the Cayman Islands on transfer of shares of Cayman Islands companies except for those which hold interests in land in the Cayman Islands.

The Cayman Islands enacted the Substance Act together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. Under the Substance Act, if a company is considered to be a “relevant entity” and is conducting one or more of the nine “relevant activities” then that company will be required to comply with the economic substance requirements in relation to the relevant activity from 1 July 2019. All companies whether a relevant entity or not is required to file an annual report in the Cayman Islands with the Companies Registry confirming whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our ordinary shares by U.S. Holders (as defined below) that acquire our ordinary shares in this offering and hold our ordinary shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing United States federal income tax law which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our shares (by vote or value), investors that will hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our ordinary shares.

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General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our ordinary shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our ordinary shares.

Dividends

The entire amount of any cash distribution paid with respect to our ordinary shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the ordinary shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the ordinary shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

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Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a USD amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into USD on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that USD value. If such dividends are converted into USD on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into USD on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its USD value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into USD on a date subsequent to receipt.

Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of ordinary shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such ordinary shares, each amount determined in USD. Any capital gain or loss will be long-term capital gain or loss if the ordinary shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our ordinary shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Hong Kong dollars or another currency other than USD on the disposition of our ordinary shares will realize an amount equal to the USD value of the non-U.S. currency received at the spot rate on the date of sale (or, if the ordinary shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the USD value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the USD value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

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Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as the Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our ordinary shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our ordinary shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our ordinary shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in the Company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ordinary shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of ordinary shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

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If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we intend to apply for the listing of our ordinary shares on the Nasdaq or another national securities exchange, we cannot guarantee that our listing will be approved. Furthermore, we cannot guarantee that, once listed, our ordinary shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the ordinary shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our ordinary shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ordinary shares held at the end of the taxable year over its adjusted tax basis of such ordinary shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the ordinary shares held at the end of the taxable year over the fair market value of such ordinary shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ordinary shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the ordinary shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our ordinary shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our ordinary shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

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UNDERWRITING

We and the Selling Shareholder have entered into an underwriting agreement dated [●], 2025 with Bancroft Capital, LLC, or the Representative, acting as the lead managing underwriter and book-runner with respect to the ordinary shares subject to this offering. Subject to the terms and conditions of the underwriting agreement, we and the Selling Shareholder have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, on a firm commitment basis, the number of ordinary shares set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Name	Number of shares
Bancroft Capital, LLC	2,200,000
Total

The underwriter is offering the ordinary shares subject to their acceptance of the ordinary shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the ordinary shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the ordinary shares offered by this prospectus if any such shares are taken.

The Representative has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of US$[●] per share. The Representative may allow, and certain dealers may re-allow, a discount from the concession not in excess of US$[●] per ordinary share to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the Representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the Representative as stated herein, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The Representative has informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Discounts, Commission and Expenses

The following table shows the price per ordinary share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us.

	Per Share		Total
Initial public offering price (1)	US$	4.50	US$	9,900,000	(2)
Underwriting discounts and commissions (2)	US$	0.315	US$	693,000
Proceeds, before expenses, to us	US$	4.50	US$	6,300,000
Proceeds, before expenses, to the Selling Shareholder	US$	4.50	US$	3,600,000

(1)	Initial public offering price per ordinary share is assumed to be US$4.50 (being the mid-point of the initial public offering price range).

(2)	The underwriting discounts and commissions are 7.0% of the gross proceeds of the initial public offering price. This table does not include a non-accountable expense allowance equal to 1.0% of the gross proceeds of this offering payable to the Representative.

(3)	Includes US$6,300,000 gross proceeds to be paid to us from the sale of 1,400,000 ordinary shares offered by us and US$3,600,000 gross proceeds to be paid to the Selling Shareholder from the sale of 800,000 ordinary shares offered by the Selling Shareholder, in each case before payment of underwriting discounts and commissions and offering expenses.

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We will also pay to the Representative by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds from the sale of ordinary shares in this offering.

We have agreed to reimburse the Representative up to a maximum of US$200,000 for certain out-of-pocket accountable expenses (including the legal fees and other disbursements as disclosed below), and up to an additional US$12,900 for out-of-pocket clearing agent settlement and closing costs. We agreed to pay an advance of US$90,000 towards the Representative’s accountable expenses (US$30,000 paid upon execution of the engagement letter in connection with this offering, an additional US$30,000 to be paid upon the Representative’s engagement of legal counsel and an additional US$30,000 upon the submission of our response to the SEC’s first round of comments to the registration statement of which this prospectus forms a part), or the Advance. As of the date of this prospectus, we have paid US$[●] of the Advance to the Representative. The Advance or any part thereof will be refunded to the Company to the extent not actually incurred in accordance with FINRA Rule 5110(g)(4) and 5110(g)(5).

We have agreed to pay expenses relating to the offering, including but not limited to (i) all expenses incident to the authorization, issuance, sale, preparation and delivery of the ordinary shares to be sold in this offering, (ii) all fees and expenses of the Company’s legal counsel, independent public or certified public accountants and other advisors, (iii) all fees related to the registration of the ordinary shares to be sold in this offering with the SEC and the listing of the ordinary shares on Nasdaq or another securities exchange, (iv) all costs and expenses incurred in connection with the shipping and distribution of underwriting documents, registration statements, prospectuses and all amendments, supplements and exhibits thereto as may, in each case, be reasonably requested by the Representative for use in connection with the offering and/or sale of the ordinary shares to be sold in this offering, (v) all fees and expenses incurred in connection with qualifying or registering such ordinary shares for offer and sale under the “blue sky” securities laws of such states and other jurisdictions as the Representative may request (including all filing and registration fees and the reasonable fees and disbursements of Representative’s counsel), (vi) all out-of-pocket accountable fees, expenses and disbursements incurred by the Representative in connection with the offer, sale or marketing of the ordinary shares and performance of the Representative’s obligations under the underwriting agreement, including without limitation fees and disbursements of the Representative’s counsel and travel, “road show,” and due diligence expenses of the Representative, which reimbursable accountable amount (excluding expenses related to blue sky and FINRA compliance) will not exceed $200,000, (vii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, (viii) the costs and charges of the transfer agent and the registrar for the ordinary shares, and (ix) all application fees and fees and expenses of counsel to the Representative incurred in connection with the filing with and clearance of the offering by FINRA.

We estimate that the total expenses of the offering payable by us, excluding the underwriter’s discount and commissions and non-accountable expense allowance will be approximately US$[●] including a maximum aggregate reimbursement of US$[●] of the Representative’s accountable expenses.

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Lock-Up Agreements

Our officers, directors and principal shareholders (5% or more shareholders) have agreed to a 180-day “lock-up” period from the date of this prospectus with respect to the ordinary shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. These lock-up restrictions, however, do not apply to the sale of ordinary shares being sold in this offering by the Selling Shareholder, to the sale of ordinary shares by Maxway pursuant to the resale prospectus or to sales of ordinary shares by certain other Resale Shareholders pursuant to the resale prospectus that occur from and after the 60-day period following the date of this prospectus. This means that, for a period of a 180 days following the date of this prospectus (or 60 days with respect to ordinary shares held by certain Resale Shareholder that are included in the resale prospectus), such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Representative. We have also agreed, in the underwriting agreement, to similar restrictions on the issuance and sale of our securities for 180 days following the date of this prospectus, subject to certain customary exceptions, without the prior written consent of the Representative.

The Representative has advised us that it has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Tail Financing

We have agreed that, the Representative shall be entitled receive transaction fees equal to seven percent (7%) of the gross proceeds received by us from any financing or capital-raising transaction of any kind, or a Tail Financing, to the extent that such financing or capital is provided to us by investors whom the Representative had introduced to us during the term of its engagement, if such Tail Financing is consummated at any time within the 12-month period following the earlier of expiration or termination such engagement or the closing date of this offering. However, pursuant to FINRA Rule 5110(g)(5), we have the right to terminate the Representative’s engagement for “cause,” which means the Representative’s material failure to provide the underwriting services, and any such termination for cause will eliminate our obligation to pay a transaction fee associated with a Tail Financing.

Right of First Refusal

For a period of 12 months from the completion of this offering, we have granted the Representative the right of first refusal to act as sole book-running manager, sole underwriter or sole placement agent in the event the Company and/or any of its subsidiaries raises funds in the United States by means of a public offering (including at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities using an underwriter or placement agent. Such right of first refusal may be terminated by us for “cause,” which means a material breach by the Representative of the underwriting agreement or a material failure by the Representative to provide the services as contemplated by the underwriting agreement.

Nasdaq or Another National Securities Exchange Listing

We intend to apply to have our ordinary shares approved for listing on the Nasdaq or another national securities exchange under the symbol “UHP.” We make no representation that such application will be approved or that our ordinary shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such ordinary shares will be listed on the Nasdaq or another national securities exchange at the completion of this offering.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by Representative or by its affiliates. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as an underwriter, and should not be relied upon by investors.

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Any underwriter who is a qualified market maker on the Nasdaq may engage in passive market making transactions on the Nasdaq in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

No Prior Public Market

Prior to this offering, there has been no public market for our securities and the public offering price for our ordinary shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our ordinary shares in this offering has been arbitrarily determined by the Company in its negotiations with the underwriter and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the ordinary shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriter to bid for and to purchase our ordinary shares. As an exception to these rules, the underwriter may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our ordinary shares. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

● Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

● Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the overallotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriter will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriter are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

● Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriter in order to reduce a short position incurred by the managing underwriter on behalf of the underwriter.

● A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the ordinary shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore was not effectively sold to the public by such underwriter.

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Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the prices of our ordinary shares. These transactions may occur on the Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Relationships

The underwriter and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriter and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses. In addition, in the ordinary course of their business activities, the underwriter and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the ordinary shares offered by this prospectus in any jurisdiction where action for that purpose is required. The ordinary shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any ordinary shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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LEGAL MATTERS

The validity of the ordinary shares offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels.

We are being represented by CFN Lawyers LLC with respect to certain legal matters of U.S. federal securities.

We are being represented by Neo Solicitors LLP with respect to certain legal matters of Hong Kong law.

We are being represented by Guangdong Wesley Law Firm with respect to certain legal matters of PRC law.

Certain legal matters of United States federal securities laws in connection with this offering will be passed upon for the underwriter by Taft Stettinius & Hollister LLP.

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EXPERTS

The financial statements as of March 31, 2025 and 2024, and for each of the two years in the period ended March 31, 2025 and 2024 included in this prospectus have been audited by WWC,P.C. an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements). Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of WWC,P.C. is located at 2010 Pioneer Court, San Maleo, CA 94403, USA.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the underlying ordinary shares to be sold in this offering. For the purposes of this section, the term “registration statement” means the original registration statement and any and all amendments thereto including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our ordinary shares.

Immediately upon the effectiveness of the registration statement on Form F-1 of which this prospectus forms a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC, including the registration statement, can be obtained over the Internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. As we are a foreign private issuer, we will be required to file our annual report on Form 20-F within 120 days of the end of each year. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with the provisions of the International Financial Reporting Standards, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders.

151

ULTRA HIGH POINT HOLDINGS LIMITED AND ITS SUBSIDIARIES

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of
Ultra High Point Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Ultra High Point Holdings Limited and its subsidiaries (collectively the “Company”) as of March 31, 2025 and 2024 and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity (deficit), and cash flows for each of the years in the two-year period March 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had a working capital deficit and an operating cash outflow that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

WWC, P.C.

Certified Public Accountants

PCAOB ID: 1171

We have served as the Company’s auditor since 2024.

San Mateo, California

August 1, 2025

F-2

ULTRA HIGH POINT HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2025 AND 2024

(Amount in U.S. dollar, except for share and per share data)

	As of March 31,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$213,508	$46,928
Term deposit	-	127,800
Contract receivables, net	271,657	195,792
Retention receivables, net	69,409	163,720
Contract assets, net	4,849,924	570,533
Deposits, prepayments and other receivables, net	1,480,166	1,747,337
Inventories, net	-	66,209
Due from a related party	82,318	-
Total current assets	6,966,982	2,918,319

Non-current assets:
Property and equipment, net	288,939	312,479
Right-of-use assets, net	597,656	32,129
Long-term deposits	57,962	51,005
Deferred offering costs	775,262	-
Deferred tax asset	11,362	1,032
Total non-current assets	1,731,181	396,645
TOTAL ASSETS	$8,698,163	$3,314,964

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Bank and other borrowings	$4,787,267	$2,143,878
Accounts payable	863,923	852,231
Accrued expenses and other payables	250,085	179,276
Contract liabilities	1,631,874	469,579
Due to a related party	-	229,288
Income tax payable	391,301	166,114
Operating lease liabilities	189,423	32,129
Finance lease liabilities	12,446	11,625
Total current liabilities	8,126,319	4,084,120

Non-current liabilities:
Operating lease liabilities – non-current	390,432	-
Finance lease liabilities – non-current	34,427	46,618
Deferred tax liabilities	449	-
Total non-current liabilities	425,308	46,618
TOTAL LIABILITIES	8,551,627	4,130,738

COMMITMENTS AND CONTINGENCIES

Shareholders’ equity (deficit)
Ordinary shares $0.000125 par value per share; 4,000,000,000 shares authorized; 38,600,000 shares issued and outstanding as of March 31, 2025 and 2024*	4,825	4,825
Additional paid-in capital	987,006	947,006
Accumulated losses	(863,128)	(1,797,189)
Accumulated other comprehensive losses	(34,920)	(28,235)
Equity (deficit) attributable to shareholders of the Company	93,783	(873,593)
Non-controlling interests – a related party	52,753	57,819
Total shareholders’ equity (deficit)	146,536	(815,774)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,698,163	$3,314,964

*	Retrospectively restated for the effect of share reorganization (see Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

ULTRA HIGH POINT HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Amount in U.S. dollar, except for share and per share data)

	For the years ended March 31,
	2025	2024

Revenues	$9,504,745	$7,328,509
Cost of revenues	(5,473,368)	(4,058,899)
Gross profit	4,031,377	3,269,610

Operating expenses
Selling and marketing expenses	(33,177)	(36,340)
Staff salaries and welfares	(1,423,305)	(1,289,460)
Lease expenses	(148,714)	(151,792)
Legal and professional fees	(340,769)	(24,443)
Legal and professional fees – related party	(38,490)	(127,800)
Depreciation expenses	(99,347)	(118,382)
Other general and administrative expenses	(464,893)	(525,257)
Total expenses	(2,548,695)	(2,273,474)

Other (expenses) income
Bank interest income	6,116	93,788
Interest expense	(304,982)	(79,810)
Other income (expenses), net	1,314	(32,252)
Total other (expenses) income, net	(297,552)	(18,274)

Income before income tax expense	1,185,130	977,862

Income tax expense	(256,135)	(129,824)

Net income	$928,995	$848,038
Add: net loss attributable to non-controlling interests – related party	5,066	14,621
Net income attributable to the shareholders of the Company	$934,061	$862,659

Other comprehensive (losses) income	(6,685)	11,379

Total comprehensive income attributable to the shareholders of the Company	$927,376	$874,038

Basic and diluted net income per share*	$0.02	$0.02
Weighted average number of shares outstanding - basic and diluted*	38,600,000	38,600,000

*	Retrospectively restated for the effect of share reorganization (see Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

F-4

ULTRA HIGH POINT HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Amount in U.S. dollar, except for share and per share data)

	Ordinary shares		Additional		Accumulated other comprehensive	Equity (deficit) attributable to the shareholders	Non-	Total shareholders’
	Number of shares*	Amount	paid-in capital	Accumulated losses	(losses) income	of the Company	controlling interests	equity (deficit)

Balance as of April 1, 2023	38,600,000	$4,825	$6,203,175	$(2,659,848)	$(39,614)	$3,508,538	$72,440	$3,580,978
Constructive dividend	-	-	(5,256,169)	-	-	(5,256,169)	-	(5,256,169)
Net income	-	-	-	862,659	-	862,659	(14,621)	848,038
Foreign currency translation adjustment	-	-	-	-	11,379	11,379	-	11,379

Balance as of March 31, 2024	38,600,000	$4,825	$947,006	$(1,797,189)	$(28,235)	$(873,593)	$57,819	$(815,774)
Net income	-	-	-	934,061	-	934,061	(5,066)	928,995
Share based compensations	-	-	40,000	-	-	40,000	-	40,000
Foreign currency translation adjustment	-	-	-	-	(6,685)	(6,685)	-	(6,685)

Balance as of March 31, 2025	38,600,000	$4,825	$987,006	$(863,128)	$(34,920)	$93,783	$52,753	$146,536

*	Retrospectively restated for the effect of share reorganization (see Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

ULTRA HIGH POINT HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Amount in U.S. dollar, except for share and per share data)

	For the years ended March 31,
	2025	2024

Cash flows from operating activities
Net income	$928,995	$848,038
Adjustment to reconcile net income to cash used in operating activities:
Depreciation of property and equipment	99,347	118,382
Written-off of property and equipment	-	31,283
(Reversal) Provision of expected credit losses	(12,246)	4,014
Share based compensations	40,000	-
Change in operating assets and liabilities:
Contract receivables	(62,813)	23,174
Contract assets	(4,280,306)	(418,062)
Retention receivables	94,336	(2,540)
Deposits, prepayments and other receivables	267,255	(31,331)
Inventories	66,209	134,993
Rental deposits	(6,957)	37,471
Accounts payable	11,692	(31,398)
Accrued expenses and other payables	70,809	140,603
Operating lease liabilities	(17,773)	(3,783)
Contract liabilities	1,162,295	(1,521,817)
Income tax payable	225,187	131,461
Deferred tax assets	(9,066)	(1,526)
Deferred tax liabilities	(815)	-
Cash used in operating activities	(1,423,851)	(541,038)

Cash flows from investing activities
Purchases of property and equipment	(74,135)	(165,079)
Proceeds from maturity of term deposit	127,800	1,911,000
Purchase of term deposit	-	(127,800)
Cash (used in) provided by investing activities	53,665	1,618,121

Cash flows from financing activities
Proceeds from bank and other borrowings	3,207,500	2,245,570
Repayment of bank and other borrowings	(579,950)	(101,692)
Repayment of finance lease liabilities	(11,670)	(5,529)
Constructive dividend	-	(5,256,169)
Repayment (to) from related parties	(229,288)	503,149
Advance to related parties	(82,318)	-
Deferred offering cost	(775,262)	-
Cash provided by (used in) financing activities	1,529,012	(2,614,671)

Effect of exchange rate changes on cash, cash equivalents	7,754	10,660
Net change in cash, cash equivalents	166,580	(1,526,928)
Cash, cash equivalents at beginning of the year	46,928	1,573,856
Cash, cash equivalents at the end of the year	$213,508	$46,928

Supplementary cash flows information
Cash paid for interest expense	$304,982	$79,695
Cash paid for income taxes expense	$35,999	$-

Supplemental schedule of non-cash activities:
Initial recognition of finance lease liabilities	$-	$63,772
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$1,062,799	$-
Share-based compensation	40,000	-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

ULTRA HIGH POINT HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Business

Ultra High Point Holdings Limited and its subsidiaries (collectively the “Company”) conducts its primary operations through its indirectly wholly owned subsidiary, Ultra High Point Limited (“Ultra High Point (HK)”), in Hong Kong. Ultra High Point (HK) engaged in provision of (i) healthcare information technology solution services, (ii) software support and maintenance services and (iii) sale of hardware and software. The Company’s major customers are public and private hospitals and clinics in Hong Kong. The Company’s subsidiaries in People Republic of China (“PRC”) provide information technology support services to Ultra High Point (HK).

Corporate Structure

The Company has subsidiaries as described below.

(1)	Ultra High Point (HK), formerly known as Ewell Hong Kong Limited, a company with limited liability incorporated in Hong Kong on April 6, 2009, is the immediate holding company of Sun Pacific Link Limited (“Sun Pacific”) and Grandwon International Limited (“Grandwon”).
(2)	Thingsocket Solutions Limited (“Thingsocket”), formerly known as UniNet InfoSystem Limited, a company with limited liability incorporated in Hong Kong on April 1, 2005, is 51% and 49% owned by Ultra High Point (HK) and Maxway Enterprises Limited (“Maxway”), a company controlled by Mr. Chi Tat Yu Dennis (“Mr. Yu”), the Controlling Shareholder of the Company.
(3)	Sun Pacific, a company with limited liability incorporated in Hong Kong on November 17, 2015 with issued shares of 10,000, is a wholly-owned subsidiary of Ultra High Point (HK) prior to and after the Group Reorganization.
(4)	Grandwon, a company with limited liability incorporated in Hong Kong on March 23, 2020, is a wholly-owned subsidiary of Ultra High Point (HK) and is the immediate holding company of Hangzhou Lianxuntong Technology Co., Ltd (“Hangzhou Lianxuntong”) and Hangzhou Jigaodian Technology Co., Ltd. (Hangzhou Jigaodian).
(5)	Hangzhou Lianxuntong, a company incorporated in People Republic of China (“PRC”) on August 28, 2023, is a wholly-owned subsidiary of Grandwon.
(6)	Hangzhou Jigaodian, a company incorporated in People Republic of China (“PRC”) on July 26, 2023, is a wholly-owned subsidiary of Grandwon.

The above operating subsidiaries are collectively referred to as the “Operating subsidiaries”. The Operating subsidiaries were controlled by Mr. Yu, the Controlling Shareholder of the Company, before and after the reorganization.

Reorganization

In connection with its proposed initial public offering, the Company undertook a reorganization of its legal structure (the “Reorganization”). The Reorganization involved:

(1) On June 11, 2024, the Company was incorporated in the Cayman Islands with limited liability and an authorized share capital of US$500,000 divided into 500,000,000 of a par value of US$0.001 each by Maxway, a company controlled by the Controlling Shareholders.

F-7

(2) On May 2, 2025, CareQuartz Limited (“CareQuartz”), a wholly owned subsidiary of the Company, acquired 100% of the equity interest of Ultra High Point (HK) from Maxway, and therefore the Company, through CareQuartz, controls the Operating subsidiaries.

On May 14, 2025, for purposes of recapitalization in anticipation of the initial public offering, the Company effected a 1:8 sub-division of its shares (a “forward stock split”) and, following the forward stock split, its authorized share capital remains $500,000 divided into 4,000,000,000 shares of a par value of $0.000125 each. Concurrently, the shareholders surrendered on aggregate of 1,400,000 shares. None of these shareholders surrendering their ordinary shares received any consideration for surrender of their ordinary shares, nor are there any agreements or arrangements in place under which any of these shareholders will surrender their respective ordinary shares. Unless otherwise indicated, all references to ordinary shares and related information have been retroactively adjusted, where applicable, in these consolidated financial statements to reflect the 1:8 forward stock split of ordinary shares and the shares surrendered by existing shareholders on May 15, 2025 as if they had occurred at the beginning of the earlier period presented. Following the forward stock split and surrender, there are 38,600,000 ordinary shares issued.

After the Reorganization, the Company, together with its wholly-owned subsidiaries, is effectively controlled by the same Controlling Shareholder before and after the Reorganization. As such, the Reorganization is considered as a recapitalization of entities under common control. The Company has retroactively restated all shares and per share data for all the periods presented.

In accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805-50-25, the Reorganization has been accounted for as a recapitalization among entities under common control since the same shareholder Mr. Yu, at 100% before the Reorganization and ultimately held as to 71.7% after the Reorganization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. The results of operations for the period presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period. By eliminating the effects of intra-entity transactions in determining the results of operations for the period before the Reorganization, those results will be substantially the same as the results of operations for the period after the date of Reorganization.

Upon the Group Reorganization and as of the date of these financial statements, details of the subsidiary companies are as follows:

Name	Place of incorporation	Date of incorporation	Business engaged in	Effective ownership as of March 31, 2025	Effective ownership as of March 31, 2024
CareQuartz	British Virgin Islands	July 16, 2024	Investment holding	100%	100%
Ultra High Point (HK)	Hong Kong	April 6, 2009	Provision of healthcare information technology solution service, software support and maintenance services and sales of hardware and software	100%	100%
Thingsocket	Hong Kong	April 1, 2005	Provision of healthcare information technology solution service	51%	51%
Sun Pacific	Hong Kong	November 17, 2015	Investment holding	100%	100%
Grandwon	Hong Kong	March 23, 2020	Provision of healthcare information technology solution service	100%	100%
Hangzhou Lianxuntong	PRC	August 28, 2023	Provision of internal program and software development	100%	100%
Hangzhou Jigaodian	PRC	July 26, 2023	Provision of internal program and software development	100%	100%

F-8

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission.

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from the estimates and assumptions that were used.

Foreign currency translation and transaction and convenience translation

The Company uses United States dollar (“US$”) as reporting currency. The functional currency of the Company and its subsidiaries incorporated in the Cayman Islands and British Virgin Islands is US$, the functional currency of its subsidiaries in Hong Kong and Mainland China are Hong Kong dollar (“HK$”) and Renminbi (“RMB”), respectively. The determination of the respective functional currency is based on the criteria of Accounting Standards Codification (“ASC”) Topic 830, Foreign Currency Matters.

The Company’s assets and liabilities are translated into US$ from HK$ at year-end exchange rates. Its revenues and expenses are translated at the average exchange rate during the period. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. Exchange gains and losses resulting from currency translation are recorded as other comprehensive income (losses) in the consolidated statements of income and comprehensive income.

	As of March 31,
	2025	2024
Year-end spot rate	7.7821	7.8247

	For the years ended March 31,
	2025	2024
Average rate	7.7942	7.8247

F-9

Liquidity and going concern

As of March 31, 2025, the Company had a working capital deficit of $1,159,337 and an operating cash outflow of $1,423,851. As of the date of these consolidated financial statements, there still exists substantial doubt that the Company will continue as a going concern. Management plans to continue to focus on improving operational efficiency and cost reductions. Additionally, the Company plans to raise capital via private placement or public offering in the event that the Company does not have adequate liquidity to meet its current obligations. However, there is no assurance that the Company will be successful in implementing the foregoing plans or additional financing will be available to the Company on commercially reasonable terms.

The accompanying audited consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These audited consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Cash and cash equivalents

Cash and cash equivalents consist of deposits placed with banks and demand deposits which have original maturities of less than three months and are unrestricted as to withdrawal and use. The Company maintains its cash in bank deposit accounts which at times may exceed insured limits. The Company has not experienced any losses in such accounts. The Company’s cash is held at well capitalized financial institutions, but they are not FDIC insured; however, management believes that the Company is not exposed to any significant credit risk on cash and cash equivalents.

Term deposit

Term deposit represents a deposit placed with a bank with original maturity of more than three months but less than one year. The Company’s term deposit is denominated in HK$ and was deposited at a financial institution in Hong Kong.

Inventories, net

Inventories are stated at the lower of cost and net realizable value. Costs are determined on a first-in, first-out basis. Net realizable value is based on the estimated selling prices less any estimated costs to be incurred to completion and disposal. A provision for excess and obsolete inventory will be made based primarily on forecasts of product demand. The excess balance determined by this analysis becomes the basis for excess inventory charge and the written-down value of the inventory becomes its cost. Written-down inventory would not be reversed if market conditions improve.

F-10

Contract receivables, net

Contract receivables, net include amounts billed under the contract terms. The amounts are stated at their net realizable value. The typical payment terms require settlement within 30 days of billing. The Company maintains an allowance for expected credit losses to provide for the estimated number of receivables that will not be collected. The Company provides an allowance for uncollectable accounts using an expected credit loss model which represents the estimate of expected credit loss over the lifetime of the asset. The Company has established a provision matrix that is based on its historical credit loss experience, adjusted for forward-looking factors specific to the debtors and the economic environment. The Company charges off receivables from allowance for expected credit losses after all collection efforts have ceased. In the event that the receivables charged off exceed the allowance for expected credit losses, the excess amount is directly charged off in the consolidated statements of income and comprehensive income.

Contract assets, net

Contract assets, net are recorded when the progress to completion revenue earned on contracts exceeds amounts actually billed under the contract.

Retention receivables, net

Part of the contract sum, or retention revenue, assigns to be withheld at the end of a project for the limited warranties of work performed under contracts to ensure that the Company meets the contract requirements. Once the defect liabilities period started, the Company recognized retention receivables. The retention receivables will be transferred to contract receivables once the defect liabilities period is ended and signed off by the customer.

Contract liabilities

Contract liabilities are recorded when amounts actually billed under a contract exceed the progress to completion revenue earned under the contract.

Expected credit losses

ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The Company adopted the new standard effective April 1, 2022, the first day of the Company’s fiscal year and applied to contract receivables and other financial instruments.

Deposits, prepayments and other receivables, net

Deposits, prepayments and other receivables, net consist of contract deposits paid to customers for the due and faithful performance of contracts and cash prepaid to suppliers for purchasing goods or services that have not been received or provided to the Company. Deposits paid and cash prepaid to suppliers are classified as either current or non-current based on the terms of the respective agreements. These advances are unsecured and reviewed periodically to determine whether their carrying value has become impaired.

F-11

Rental deposits

Deposits paid under non-current assets primarily include deposits paid to landlord of the premises. The amounts are refundable and bear no interest.

Deferred offering costs

Pursuant to ASC 340-10-S99-1, Initial public offering (“IPO”) costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. These costs include legal fees related to the registration drafting and counsel, consulting fees related to the registration preparation, SEC filing and print related costs. As of March 31, 2025 and 2024, the Company deferred $775,262 and nil related to the IPO, respectively.

Property and equipment, net

Property and equipment, net are stated at cost net of accumulated depreciation and impairment losses. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service. Estimated useful lives are as follows:

Classification	Estimated useful life
Leasehold improvement	5 years
Furniture, fixtures and equipment	5 years
Motor vehicles	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income. Expenditures on maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized.

F-12

Impairment of long-lived assets

Long-lived assets, representing property and equipment with finite lives, are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of March 31, 2025 and 2024, no impairment of long-lived assets was recognized.

Investment in equity investees

Equity investment represents the Company’s investment in privately held company. The Company applies the equity method to account for an equity investment without readily determinable fair value, in common stock or in-substance common stock, according to ASC 323 “Investment — Equity Method and Joint Ventures”, over which it has significant influence but does not own a majority equity interest or otherwise control.

An investment in in-substance common stock is an investment in an entity that has risk and reward characteristics that are substantially similar to that entity’s common stock. The Company considers subordination, risks and rewards of ownership and obligation to transfer value when determining whether an investment in an entity is substantially similar to an investment in that entity’s common stock.

Under the equity method, the Company’s share of the post-acquisition profits or losses of the equity investee is recognized in the consolidated income statements and its share of post-acquisition movements in accumulated other comprehensive income is recognized in shareholders’ equity. The Company records its share of the results of such equity investees on a one quarter in arrears basis. The excess of the carrying amount of the investment over the underlying equity in net assets of the equity investee represents goodwill and intangible assets acquired. When the Company’s share of losses in the equity investee equals or exceeds its interest in the equity investee, the Company does not recognize further losses, unless the Company has incurred obligations or made payments or guarantees on behalf of the equity investee.

Fair value measurement

Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

F-13

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of input that may be used to measure fair value:

●	Level 1 applies to assets or liabilities for which there are quoted prices, in active markets for identical assets or liabilities.

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical asset or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Based on the short-term nature of cash and cash equivalents, term deposit, contract receivables, contract assets, retention receivables, deposits and other receivables, inventories, accounts payable, accrued expenses and other payables, contract liabilities, due from (to) related parties have determined that the carrying value approximates their fair values. The carrying amount of operating lease liabilities approximate their fair values since they bear an interest rate which approximates market interest rates. The fair value of the Company’s short-term and long-term debt and finance liabilities are approximated the carrying value as of March 31, 2025 and 2024, as the weighted average interest rate on these short term and long-term debts and finance liabilities are approximated the market rate for similar debts.

F-14

Leases

Right-of-use (“ROU”) assets represent the right to use underlying assets for the lease terms and lease liabilities represent the obligation to make lease payments arising from the leases. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term, reduced by lease incentives received, plus any initial direct costs, using the discount rate for the lease at the commencement date. If the implicit rate is not readily determinable for the operating leases, the Company generally uses the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company has elected not to separate non-lease components from lease components; therefore, it will account for lease components and the non-lease components as a single lease component when there is only one vendor in the lease contract for the office leases. Lease payments are fixed.

For operating leases, lease expense is recognized on a straight-line basis in operations over the lease term.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU asset and lease liabilities on the consolidated balance sheets.

For finance leases, finance lease assets are subsequently amortized using the straight-line method from the lease commencement date to the earlier of the end of its useful life or the end of the lease term unless the lease transfers ownership of the underlying asset to the Company or the Company is reasonably certain to exercise an option to purchase the underlying asset. In those cases, the Finance lease assets are amortized over the useful life of the underlying asset. The Company expects to exercise its options to purchase the assets the Company lease under finance leases. Accordingly, the assets leased under the finance leases are included in property and equipment, net and finance lease liabilities are included in current and non-current finance lease liabilities and depreciation thereon is recognized in operating expenses in the consolidated financial statements. When the Company makes its contractually required payments under finance leases, the Company allocates a portion to reduce the finance lease obligation and a portion is recognized as interest expenses.

Bank and other borrowings

Bank and other borrowings are initially recognized at fair value, net of upfront fees incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in profit or loss over the period of the borrowings using the effective interest method.

Accounts payable

Accounts payable represent trade payables to vendors.

Accrued expenses and other payables

Accrued expenses and other payables primarily include accrued salary and employee benefits, accrued expenses, and other payables for the operation in the ordinary course of business.

Non-controlling interests

Non-controlling interests in the Company’s subsidiaries are recorded in accordance with the provisions of ASC 810 and are reported as a component of equity, separate from the parent’s equity. Purchase or sale of equity interests that do not result in a change of control are accounted for as equity transactions. Results of operations attributable to the non-controlling interest are included in consolidated results of operations and, upon loss of control, the interest sold, as well as interest retained, if any, will be reported at fair value with any gain or loss recognized in earnings.

F-15

The Company’s non-controlling interests represent the minority shareholders’ ownership interests related to the Company’s subsidiaries, including 49% for Thingsocket. The non-controlling interests are presented in the consolidated balance sheets separately from equity attributable to the shareholders of the Company. Non-controlling interests in the results of the Company are presented on the consolidated statement of income as allocations of the total income or loss between non-controlling interests holders and the shareholders of the Company.

Revenue recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, and subsequently issued additional related Accounting Standards Updates (collectively, “ASC 606”). The Company derives revenue principally from (i) healthcare information technology solution services; (ii) software support and maintenance services and (iii) sale of hardware and software. The Company enters into agreements with customers that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services are transferred to the customer. It is a customary practice for the Company to have written agreements with its customers and revenue on oral or implied arrangements is generally not recognized. The Company recognizes revenue based on the consideration specified in the applicable agreement.

Revenue from contracts with customers is recognized using the following five steps:

1.	identify the contract(s) with a customer;
2.	identify the performance obligations in the contract;
3.	determine the transaction price;
4.	allocate the transaction price to the performance obligations in the contract; and
5.	recognize revenue when (or as) the entity satisfies a performance obligation.

Generally, revenue is recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or the price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

The Company currently generates its revenue by the following sources:

(a) Healthcare information technology solution services

The Company generates revenue from healthcare information technology solution service. The Company is a main contractor and the customers mainly include private and public hospitals and clinics in Hong Kong. The business process entails: review and design the software system installation plan, procurement of materials and consumables, engagement and supervision of subcontractors, on-site inspection and installation, and testing and commissioning. The Company is typically contracted by submitting a tender to private and public hospitals and clinics in Hong Kong. The Company recognizes revenue using the percentage-of-completion method, based primarily on contract costs incurred to date compared to total estimated contract costs. Revenue generated from healthcare information technology solution service is recognized over time during the period that services are provided. The percentage-of-completion method (an input method) is the most representative depiction of the Company’s performance because it directly measures the value of the services transferred to the customer. A performance obligation is a promise in a contract to transfer control of a distinct good or service (or integrated package of goods and/or services) to a customer. The performance obligation to implement the software system is not separately identifiable, as evidenced by the fact that the Company provides a significant service of integrating different software into a system for which the customer has contracted. As such, the Company’s contracts typically contain one single performance obligation to complete a defined system according to the contract with customers.

The transaction price is clearly identifiable within contracts. Historically, any contract acquisition costs have been considered immaterial; in the event that such costs arose, the Company would treat the costs incurred as periodic cost.

F-16

Recognition of revenue and cost of revenue for projects requires significant judgment by management, including, among other things, estimating total costs expected to be incurred to complete a project and measuring progress toward completion. Management reviews contract estimates regularly to assess revisions of estimated costs to complete a project and measurement of progress toward completion. Management believes it maintains reasonable estimates based on prior experience; however, many factors contribute to changes in estimates of contract costs. Accordingly, estimates made with respect to uncompleted projects are subject to change as each project progresses and better estimates of contract costs become available. All contract costs are recorded as incurred, and revisions to estimated total costs are reflected as soon as the obligation to perform is determined. In the event that an estimated losses on uncompleted contracts may occur based on evidence that indicates that the estimated total cost of a contract exceeds its estimated total revenue, regardless of the stage of completion, a provision for the loss of the full amount will be recognized to the result of operations. Contract costs consist of (i) direct costs on contracts, including labor, materials, and amounts payable to subcontractors and (ii) indirect costs.

Contract modifications are reviewed to determine whether they should be accounted for as part of the original performance obligation or as a separate contract. When contract modifications add distinct goods or services and increase the contract value by an amount that reflects the standalone selling price, those modifications are accounted for as separate contracts, the Company continues to account for original goods and services pursuant to original contract and applies the new consideration to the new contract for the additional goods and services. When the contract modification includes goods or services that are not distinct from those already provided, the Company records a cumulative adjustment to revenues based on a remeasurement of progress towards the complete satisfaction of the not yet fully delivered performance obligation. The Company did not identify any substantial modifications to contracts during the years ended March 31, 2025, and 2024.

Healthcare information technology solution services are provided with the use of employees and independent vendors that contract with the Company. The Company evaluates whether its businesses promise to transfer services to the customer (as the principal) or to arrange for services to be provided by another party (as the agent) using a control model. Based on the Company’s evaluation of the control model, the Company determined that the Company is the principal in the transaction for its services and revenue is recognized on a gross basis based on the transfer of control to the customer.

The Company’s contracts set forth payment terms that require the customer to make payment within 30 days of billing which is triggered by the Company reaching the milestone to bill the customer. Management does not believe that its contracts include a significant financing component because the period between delivery or the contracting services to the customer and the time of payment does not typically exceed one year.

The Company generally provides limited warranties for work that it has performed under its engineering and construction management contracts; these warranty periods are known as the defect liabilities period. The defect liabilities period typically extends for a duration of one year from the substantial completion of the project for the customer. Contracts will include a provision whereby the customer will withhold 5% to 10% of the total contract value until the end of the defect liabilities period at which point the customer will release the retention amounts to the Company. Historically, warranty claims have not resulted in significant costs. The Company determines that such a warranty is not a separate performance obligation because the nature of warranty is to provide assurance that a product will function as expected and in accordance with the customer’s specification and the Company does not sell the warranty separately. As of March 31, 2025 and 2024, the provisions for warranty cost were $3,054 and $1,045, respectively, and included in the accrued expenses and other payables of consolidated balance sheets.

F-17

(b) Software support and maintenance services

The Company generates revenue from the provision of software support and maintenance services. The customers include private and public hospitals in Hong Kong. The Company typically applies tender to new or existing customers, which will set forth the terms and conditions including the transaction price, services provided and terms of payments. Revenue generated from software support and maintenance services is recognized over time during the period that services are provided. The service period generally lasts for one year. The terms serve as the basis of the performance obligations that the Company must fulfil in order to recognize revenue. The key performance obligation is the on-going support and maintenance services provided to the customer. The completion of this process is by a lapse of time predetermined in the contract. Typical payment terms set forth in the contract is 30 days from the monthly invoice date.

Software support and maintenance services are provided with the use of employees and independent vendors that contract with the Company. The Company determined that the Company is the principal to the transaction of its services and revenue is recognized on a gross basis based on the transfer of control to the customer.

The transaction price is determined and agreed with customers before performing any service and does not include variable consideration related to returns or refunds as the contracts do not include provisions that allow for refunds or returns of services. For the years ended March 31, 2025 and 2024, the Company is not aware of any material claims against the Company in relation to repair and inspection services.

(c) Sale of hardware and software

The Company recognizes revenue from sale of hardware and software when the customer obtains control of the Company’s product, which the performance obligation is the completion of delivery and installation of hardware and software. Sale of hardware and software services are provided with the use of employees and inventories purchased by the Company from vendors. The Company determined that the Company is the principal to the transaction for its goods and services and revenue is recognized on a gross basis based on the transfer of control to the customer. The Company is primarily responsible for fulfilling the promise to deliver and install the product and bears the risk of loss while the inventory is in-transit to the customer. The respective revenue is recognized at a point in time.

The Company only accepts the return of products that are defective or non-conforming due to defects in manufacturing and/or workmanship within 10-30 days upon the receipt of products by the customers. For the years ended March 31, 2025 and 2024, the Company is not aware of any material claims against the Company in relation to the goods sold. As of March 31, 2025 and 2024, the provisions for warranty cost were immaterial.

The products and services in healthcare information technology solution services, and sale of hardware and software streams are not the same. The products and services sold in healthcare information technology solution services are unique and specific to a hospital or clinic. The products and services sold in the hardware and software stream are products and services that do not necessitate a complex configuration process. The other hardware/software contracts reported under sale of hardware and software were not related to the other revenue streams.

Cost of revenues

Cost of revenues consists of subcontracting fees, staff costs, material costs, and other indirect costs. The subcontracting fee includes both subcontracting costs and other outside costs associated with performance under contracts with customers. Staff costs represent the portion of salaries and wages incurred in connection with the production of deliverables under contracts with customers. Performance under contracts does not involve significant machinery or other long-term depreciable assets.

Selling and marketing expenses

Selling and marketing expenses primarily consist of advertising and promotion expenses.

General and administrative expenses

General and administrative expenses primarily consist of personnel-related compensation expenses, including salaries and related social insurance costs for operations and supporting personnel, depreciation, professional services fees, utilities, office expense, and expenses related to general operations.

Shipping, handling and insurance costs

Shipping and handling costs are expensed as incurred. Inbound shipping, handling and insurance costs associated with bringing the products from suppliers to the Company are included in the cost of revenue. Outbound shipping, handling and insurance costs associated with shipping and delivery of the products to customers are recorded in selling and marketing expenses.

F-18

Interest income

Bank interest income is mainly generated from savings and time deposits with a period of less than one year and is recognized on an accrual basis using the effective interest method.

Interest expenses

Interest expenses represent bank loan interest expenses for supporting general business operation and lease interest expenses for finance lease.

Income taxes

The Company accounts for income taxes pursuant to ASC Topic 740, Income Taxes (“ASC 740”). Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and the expected future tax benefit to be derived from tax losses and tax credit carry-forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carry-forwards, is dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Company adopted ASC 740-10-05, Income Tax, which provides guidance for recognizing and measuring uncertain tax positions, and prescribes a threshold condition that a tax position must meet any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

The Company’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income tax expense. No significant penalties or interest relating to income taxes have been incurred during the years ended March 31, 2025 and 2024.

Employee benefits

Payments to the Mandatory Provident Fund Scheme (“MPF scheme”) under the Hong Kong Mandatory Provident Fund Schemes Ordinance are recognized as an expense when employees have rendered service entitling them to the contributions. An employer is required to make regular mandatory contributions of at least 5% of the employee’s monthly income and HK$1,500 of the employee’s monthly income over HK$30,000.

The Company is obligated to make severance payments and long service payments for its employees on cessation of employment in certain circumstances under the Ordinance. The Ordinance currently allows employers to offset the severance or long service payments to an employee against accrued benefits derived from the contributions it has made to the employee in the MPF Scheme.

However, the Legislative Council has passed the Employment and Retirement Schemes Legislation (Offsetting Arrangement) (Amendment) Bill 2023 on 9 June 2023 to abolish the use of the accrued benefits of employers’ mandatory contributions under the MPF System to offset severance payment and long service payment. The Hong Kong government has announced that the abolition will take effect on 1 May 2025. Accrued benefits derived from employers’ voluntary MPF contributions as well as gratuities based on length of service can continue to be used to offset severance payment and long service payment. Expected contributions to the long service payment obligation by the Company as of March 31, 2025 and 2024 are $4,371 and $4,347, respectively, in the accrued expenses and other payables of consolidated balance sheets.

F-19

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Comprehensive income

The Company presents comprehensive income in accordance with ASC Topic 220, Comprehensive Income, (“ASC 220”). ASC 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in the consolidated financial statements. Comprehensive income consists of two components, net income and other comprehensive income. Other comprehensive income refers to revenue, expenses, gains and losses that are recorded as an element of shareholders’ equity (deficit) but are excluded from net income. Other comprehensive income consists of a foreign currency translation adjustment resulting from the Company’s subsidiaries not using the US$ as the Company’s functional currency.

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes its liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter. There were no material commitments or contingencies as of March 31, 2025 and 2024.

Share based compensations

The Company follows the provisions of ASC 718, “Compensation - Stock Compensation,” which establishes the accounting for share-based awards to employee, director and service providers. For these share-based awards, share based compensations is measured at the grant date based on the fair value of the award and is recognized as expense with graded vesting on a straight-line basis over the requisite service period for the entire award.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC Topic 260, Earnings per Share (“ASC 260”). ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended March 31, 2025 and 2024, there were no dilutive shares.

Recently issued accounting pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280), Improvements to Reportable Segment Disclosures. The purpose of the update was to improve financial reporting by requiring disclosures of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision-useful financial analyses. The amendments in this ASU are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted and requires retrospective application to all periods presented in the consolidated financial statements. Management is evaluating the impact on the Company’s consolidated financial statements. The Company adopted ASU 2023-07 on April 1, 2024. The adoption of the ASU 2023-07 did not have a material impact on financial disclosures.

New Accounting Standards That Have Not Yet Been Adopted:

Accounting Standards Update 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The ASU requires the annual financial statements to include consistent categories and greater disaggregation of information in the rate reconciliation, and income taxes paid disaggregated by jurisdiction. ASU 2023-09 is effective for public business entities for annual periods beginning after December 15, 2024, and interim periods within those annual periods; early adoption is permitted. Adoption is either with a prospective method or a fully retrospective method of transition. The Company plans to adopt ASU 2023-09 for the year beginning on January 1, 2025. The Company is currently evaluating the effect the updated guidance will have on its disclosures.

Accounting Standards Update 2024-03, Comprehensive income (Topic 220): Disaggregation of Income Statement expenses

On November 4, 2024, the FASB issued ASU No. 2024-03, Expense Disaggregation Disclosures (“ASU 2024-03”). ASU 2024-03 amends ASC 220, Comprehensive Income to expand income statement expense disclosures and require disclosure in the notes to the financial statements of specified information about certain costs and expenses. ASU 2024-03 is required to be adopted for fiscal years commencing after December 15, 2026, with early adoption permitted. The Company is currently evaluating the impact of adopting the standard on the Consolidated Financial Statements.

Except for the above-mentioned pronouncements, there are no new recently issued accounting standards that will have a material impact on the consolidated balance sheets, statements of operations and comprehensive loss and cash flows.

F-20

3. SEGMENT INFORMATION

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker, the Chief Executive Officer of the Company, for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the net income (loss) of different segments. Based on the management’s assessment, the Company has determined that it has only one operating segment. All assets of the Company are located in Hong Kong and all revenue is generated in Hong Kong.

Key financial performance measures of the segments are as follows:

	For the years ended March 31,
	2025	2024

Revenues	$9,504,745	$7,328,509
Cost of revenues	(5,473,368)	(4,058,899)
Gross profit	4,031,377	3,269,610

Operating expenses
Selling and marketing expenses	(33,177)	(36,340)
General and administrative expenses	(2,515,518)	(2,237,134)
Total expenses	(2,548,695)	(2,273,474)

Other (expenses) income
Bank interest income	6,116	93,788
Interest expense	(304,982)	(79,810)
Other income (expenses), net	1,314	(32,252)
Total other (expenses) income, net	(297,552)	(18,274)

Income before income tax expense	1,185,130	977,862

Income tax expense	(256,135)	(129,824)

Net income	$928,995	$848,038

	As of March 31,
	2025	2024
Total assets	$8,698,163	$3,314,964
Total liabilities	(8,551,627)	(4,130,738)
Net assets (liabilities)	$146,536	$(815,774)

4. TERM DEPOSIT

As of March 31, 2024, the Company held $127,800 term deposit which accrues interest at 4.36% per annum and matured on September 16, 2024. During the years ended March 31, 2025 and 2024, interest income of $5,181 and $91,158 has been accrued, respectively.

5. CONTRACT RECEIVABLES, NET

Contract receivables, net consisted of the following:

	As of March 31,
	2025	2024
Contract receivables	$271,778	$208,965
Allowance for expected credit losses	(121)	(13,173)
Total contract receivables, net	$271,657	$195,792

Movements of allowance for expected credit losses were as follows:

	As of March 31,
	2025	2024
Balance, beginning of the year	$13,173	$9,293
Expected credit losses (reversed) recognized	(13,052)	3,880
Balance, end of year	$121	$13,173

F-21

6. CONTRACT ASSETS, NET

Contract assets, net consisted of the following:

	As of March 31,
	2025	2024
Balance, beginning of the year	$570,533	$152,573
Addition	4,851,121	570,713
Contract assets reclassify to contract receivables	(570,674)	(152,612)
Allowance for expected credit losses	(1,056)	(141)
Balance, end of the year	$4,849,924	$570,533

Movements of allowance for expected credit losses were as follows:

	As of March 31,
	2025	2024
Balance, beginning of the year	$141	$39
Expected credit losses recognized	915	102
Balance, end of year	$1,056	$141

7. RETENTION RECEIVABLES, NET

Retention receivables, net consisted of the following retention receivables matured within one year:

	As of March 31,
	2025	2024
Retention receivables	$69,426	$163,762
Allowance for expected credit losses	(17)	(42)
Total retention receivables, net	$69,409	$163,720

Movements of allowance for expected credit losses were as follows:

	As of March 31,
	2025	2024
Balance, beginning of the year	$42	$41
Expected credit losses (reversed) recognized	(25)	1
Balance, end of year	$17	$42

8. DEPOSITS, PREPAYMENTS AND OTHER RECEIVABLES, NET

Deposits, prepayments and other receivables, net consisted of the following:

	As of March 31,
	2025	2024
Project deposits	$681,789	$678,073
Utility deposits	3,776	3,954
Prepayments to suppliers	731,379	1,033,153
Other receivables	63,615	32,634
Sub-total	1,480,559	1,747,814
Allowance for expected credit losses	(393)	(477)
Total deposits, prepayments and other receivables, net	$1,480,166	$1,747,337

Movements of allowance for expected credit losses were as follows:

	As of March 31,
	2025	2024
Balance, beginning of the year	$477	$446
Expected credit losses (reversed) recognized	(84)	31
Balance, end of year	$393	$477

F-22

9. INVENTORIES, NET

Inventories, net consisted of the following:

	As of March 31,
	2025	2024
Finished goods	$-	$66,209

Inventory write-down expense was nil and nil for the years ended March 31, 2025 and 2024, respectively.

10. LONG-TERM INVESTMENT

	As of March 31,
	2025		2024
	US$	Equity interest	US$	Equity interest
Clinic First Limited	$-	40.0%	$-	40.0%

Clinic First Limited (“Clinic First”) is a clinic management software provider that was established in Hong Kong on February 20, 2017. The Company has significant influence over Clinic First, but it does not possess a controlling interest, as it only owns 40% of the shareholding of Clinic First. Clinic First did not distribute dividends to the Company in 2025 or 2024. As of March 31, 2025 and 2024, the investment in Clinic First consists of the cost of Clinic First of $191,700 and cumulative share of losses amounted to $191,700. Clinic First recorded net loss for the years ended March 31, 2025 and 2024.

11. PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	As of March 31,
	2025	2024
Leasehold improvement	$345,400	$266,657
Furniture, fixtures and equipment	553,609	553,609
Motor vehicles	66,049	65,689
Sub-total	965,058	885,955
Less: accumulated depreciation	(676,119)	(573,476)
Property and equipment, net	$288,939	$312,479

Depreciation expenses for the years ended March 31, 2025 and 2024, were $99,347 and $118,382, respectively.

The carrying value of property and equipment on finance lease arrangements held by the Company is summarized as follows:

	As of March 31,
	2025	2024
Motor vehicles, at cost	$66,049	$65,689
Less: accumulated depreciation	(14,311)	(1,095)
Total	$51,738	$64,594

12. BANK AND OTHER BORROWINGS

Bank and other borrowings were analyzed as follows:

	As of March 31,
	2025	2024

Bank borrowings – secured	2,731,267	2,143,878
Other borrowings – secured	2,056,000	-
Total	$4,787,267	$2,143,878

F-23

Bank and other borrowings as of March 31, 2025 and 2024 were as follows:

						Balance as of March 31,
Lender	Type	Maturity date	Currency	Weighted average interest rate as of March 31, 2025	Weighted average interest rate as of March 31, 2024	2025	2024
Bank borrowings
The Hongkong and Shanghai Banking Corporation Limited (“HSBC”) (note 1)	Term loan	November 13, 2028 or on demand	HK$	5.689%	5.875%	$684,124	$842,767
HSBC (note 2)	Term loan	December 13, 2028 or on demand	HK$	5.689%	5.875%	897,466	1,100,341
HSBC (note 3)	Overdraft	On demand	HK$	6.875%	6.875%	89,552	200,770
China Citic Bank International Limited (note 4)	Term loan	May 19, 2034 or on demand	HK$	3.118%	-	1,060,125	-

Other borrowings
JL Investment Capital Limited (note 5 and 6)	Term loan	April 22, 2026 or one month after listing or on demand	HK$	12.000%	-	2,056,000	-

Total						$4,787,267	$2,143,878

Notes:

(1) The banking facility was secured as follows:

(a)	HK$7,000,000 corporate guarantee by Maxway;
(b)	HK$7,000,000 personal guarantee by Mr. Yu; and
(c)	Guaranteed under the SME Financing Guarantee Scheme, which are fully guaranteed by HKMC Insurance Limited (“HKMC”).

F-24

(2) The banking facility was secured as follows:

(a)	HK$9,000,000 corporate guarantee by Maxway;
(b)	HK$9,000,000 personal guarantee by Mr. Yu; and
(c)	Guaranteed under the SME Financing Guarantee Scheme, which are fully guaranteed by HKMC.

(3) The banking facility was secured as follows:

(a)	HK$2,000,000 corporate guarantee by Maxway;
(b)	HK$2,000,000 personal guarantee by Mr. Yu; and
(c)	Guaranteed under the SME Financing Guarantee Scheme, which are fully guaranteed by HKMC.

(4) The banking facility was secured as follows:

(a)	HK$9,000,000 personal guarantee by Mr. Yu; and
(b)	Guaranteed under the SME Financing Guarantee Scheme, which are fully guaranteed by HKMC.

(5) The other borrowing facility was secured as follows:

(a)	HK$30,000,000 personal guarantee by Mr. Yu;
(b)	Share charge of following companies’ the entire shareholding of (i) group subsidiaries including Thingsocket and Ultra High Point (HK), and (ii) companies controlled by Mr. Yu including Future Dimension Holdings Limited; Maxway and Mass Modules Limited; and
(c)	Mortgage of a residential property owned by Mr. Yu in Hong Kong.

(6) As of March 31, 2025, the Company has unused facilities of US$1,799,000 from JL Investment Capital Limited.

13. ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consisted of the following:

	As of March 31,
	2025	2024
Deposit received	$-	$12,780
Accrued payroll and welfare expenses	191,779	127,971
Other accrued expenses and payables	58,306	38,525
Total	$250,085	$179,276

F-25

14. CONTRACT LIABILITIES

Contract liabilities consisted of the following:

	As of March 31,
	2025	2024
Balance, beginning of the year	$469,579	$1,991,396
Addition	1,467,537	169,935
Recognized to revenue during the year	(305,242)	(1,691,752)
Total	$1,631,874	$469,579

15. RIGHT-OF-USE ASSETS AND OPERATING LEASE LIABILITIES

The Company entered into leases for uses of corporate office in Hong Kong and mainland China.

The Company’s operating ROU assets and lease liabilities recognized in the consolidated balances sheets consisted of the following:

	As of March 31,
	2025	2024
Operating lease ROU assets
Cost	$702,915	$342,237
Less: accumulated amortization	(105,259)	(310,108)
Total	$597,656	$32,129

	As of March 31,
	2025	2024
Operating lease liabilities
Current portion	$189,423	$32,129
Non-current portion	390,432	-
Total	$579,855	$32,129

	As of March 31,
	2025	2024
Operating leases:
Weighted average remaining lease term (years)	3.01	0.25
Weighted average discount rate (note)	3.61%	1.48%

Note:	The Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of future payments as the implicit rate cannot be readily determined.

During the years ended March 31, 2025 and 2024, the Company incurred operating lease expenses of approximately $148,714 and $151,792, respectively.

F-26

The maturity analysis of the Company’s non-cancelable lease obligations as of March 31, 2025 is as follows:

Operating leases
Year ending March 31, 2026	$206,505
Year ending March 31, 2027	208,553
Year ending March 31, 2028	113,788
Year ending March 31, 2029	83,609
Total undiscounted lease obligations	612,455
Less: imputed interest	(32,600)
Operating lease liabilities recognized in the consolidated balance sheet	$579,855

16. FINANCE LEASE LIABILITIES

On March 27, 2024, the Company entered into a finance lease agreement with a bank to lease a motor vehicle for 60 months for $73,344. The lease required a one-time payment of $7,334 and monthly lease payments of $1,222 from March 27, 2024 through September 27, 2028.

The Company’s finance lease liabilities recognized in the consolidated balances sheets consisted of the following:

	As of March 31,
	2025	2024
Finance lease liabilities:
Current portion	$12,446	$11,625
Non-current portion	34,427	46,618
Total	$46,873	$58,243

	As of March 31,
	2025	2024
Finance lease:
Weighted average remaining lease term (years)	3.50	4.50
Weighted average discount rate	3.00%	3.00%

The maturity analysis of the Company’s non-cancelable finance lease obligations as of March 31, 2025 is as follows:

Finance leases liabilities
Year ending March 31, 2026	$14,749
Year ending March 31, 2027	14,749
Year ending March 31, 2028	14,749
Year ending March 31, 2029	7,375
Total undiscounted lease obligations	51,622
Less: imputed interest	(4,749)
Finance lease liabilities recognized in the consolidated balance sheet	$46,873

The components of the finance lease cost are as follows:

	For the years ended March 31,
	2025	2024
Finance lease cost:
Depreciation of property and equipment	$13,190	$1,095
Interest in finance lease (included in interest expense)	3,056	1,805
	$16,246	$2,900

F-27

17. DISAGGREGATED REVENUES

The following table shows disaggregated revenues by major categories for the years ended March 31, 2025 and 2024, respectively:

	For the years ended March 31,
	2025		2024
Healthcare information technology solution service – over a period of time	$6,107,078	64.3%	$4,412,250	60.2%
Software support and maintenance services – over a period of time	2,472,267	26.0%	2,061,677	28.1%
Sale of hardware and software – at a point in time	925,400	9.7%	854,582	11.7%
Total	$9,504,745	100.0%	$7,328,509	100.0%

The following table shows disaggregated cost of revenues by major categories for the years ended March 31, 2025 and 2024, respectively:

	For the years ended March 31,
	2025		2024
Healthcare information technology solution service	$4,332,297	79.2%	$2,667,873	65.7%
Software support and maintenance services	643,417	11.7%	747,678	18.4%
Sale of hardware and software	497,654	9.1%	643,348	15.9%
Total	$5,473,368	100.0%	$4,058,899	100.0%

The following table sets forth a breakdown of gross profit and gross profit margin for the years ended March 31, 2025 and 2024, respectively:

	For the years ended March 31,
	2025				2024
Category	Revenue	Cost of revenue	Gross profit	Gross profit margin	Revenue	Cost of revenue	Gross profit	Gross profit margin
Healthcare information technology solution service	$6,107,078	$(4,332,297)	$1,774,781	29.1%	$4,412,250	$(2,667,873)	$1,744,377	39.5%
Software support and maintenance services	2,472,267	(643,417)	1,828,850	74.0%	2,061,677	(747,678)	1,313,999	63.7%
Sale of hardware and software	925,400	(497,654)	427,746	46.2%	854,582	(643,348)	211,234	24.7%
Total	$9,504,745	$(5,473,368)	$4,031,377	42.4%	$7,328,509	$(4,058,899)	$3,269,610	44.6%

Transaction price allocated to the remaining performance obligations

Transaction price allocated to the remaining performance obligations represents all future contracted revenue that has not yet been recognized. As of March 31, 2025, total remaining performance obligations was approximately $3,935,867.

The following table presents the amount of the transaction price allocated to the remaining performance obligations expected to be recognized as revenue when performance obligations are satisfied:

For the year ended March 31, 2025
Year ended 2026	$2,295,276
Year ended 2027	1,640,591
Total	$3,935,867

F-28

18. OTHER INCOME (EXPENSE), NET

Other income (expense), net consisted of the following:

	For the years ended March 31,
	2025	2024
Written off of property and equipment (note a)	$-	$(31,283)
Other income (expenses), net	1,314	(969)
Total	$1,314	$(32,252)

(a)	The Company decided not to renew the office premise of one of its subsidiaries in Hong Kong and written-off certain leasehold improvement during the year ended March 31, 2024.

19. INCOME TAX

Cayman Islands and British Virgin Islands

The Company and CareQuartz are domiciled in the Cayman Islands and the British Virgin Islands, respectively. Both localities currently enjoy permanent income tax holidays; accordingly, the Company and CareQuartz do not accrue income taxes.

Hong Kong

Ultra High Point (HK) is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. From year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000.

F-29

The PRC

Hangzhou Lianxuntong and Hangzhou Jigaodian operating in the PRC is subject to the Corporate Income Tax Law of the People’s Republic of China at a unified income tax rate of 25%, while preferential tax rates, tax holidays and tax exemption may be granted on case-by-case basis under certain tax incentive policies or regulations in different provinces or tax zone.

Income (loss) before income tax expense is attributable to the following tax jurisdictions:

	For the years ended March 31,
	2025	2024
Hong Kong and PRC	$1,481,574	$977,862
Cayman Islands	(296,444)	-
Income before income tax expense	$1,185,130	$977,862

The income tax provision consists of the following components:

	For the years ended March 31,
	2025	2024
Current tax expenses	$265,995	$131,352
Deferred tax expenses	(9,860)	(1,528)
Total	$256,135	$129,824

A reconciliation of the provision for income taxes determined at the Hong Kong statutory income tax rate to the Company’s effective income tax rate is as follows:

	For the years ended March 31,
	2025	%	2024	%
Income before income tax expense	$1,185,130		$977,862

Income tax rate in the Cayman Islands, permanent tax holiday	-	-	-	-
Tax at Hong Kong statutory tax rate of 16.5%	195,547	16.5%	161,347	16.5%
Effect of tax-exempt for the Company and subsidiaries incorporated in BVI and Cayman Island	48,919	4.1%	-	-
Tax effect on different jurisdiction	(18,676)	(1.6)%	4,209	0.4%
Tax effect on non-deductible expenses	-	-	826	0.1%
Tax effect on non-taxable incomes	(3,030)	(0.3)%	(15,471)	(1.6)%
Valuation allowance	54,930	4.7%	-	-
Tax effect on tax concession	(21,555)	(1.8)%	(21,087)	(2.2)%
Income tax expense	$256,135	21.6%	$129,824	13.3%

Deferred tax assets (liabilities)

Deferred tax assets (liabilities) as of March 31, 2025 and 2024 consisted of the following:

	As of March 31,
	2025	2024
Deferred tax assets
Tax loss	$56,722	$1,032
Depreciation allowance	9,570	-
Total deferred tax assets	66,292	1,032
Less: valuation allowance	(54,930)	-
Deferred tax assets, net of valuation allowance	$11,362	$1,032

As of March 31, 2025 and 2024, the Company had net operating loss carryforwards of approximately $230,562 and $6,255, respectively, of which $219,718 and nil, respectively, arose from the Company’s subsidiaries established in the PRC. As of March 31, 2025 and 2024, deferred tax assets from the net operating loss carryforwards amounted to $1,792 and 1,032, respectively, after the Company has provided a 100% valuation allowance of $219,718 as management believes the Company will not be able to utilize the net operating losses in the foreseeable future.

	As of March 31,
	2025	2024
Deferred tax liabilities:
Depreciation	449	-
Ending balances	$449	$-

F-30

20. RELATED PARTY BALANCES AND TRANSACTIONS

Relationships with related parties

Name	Relationship
Mr. Chi Tat Dennis Yu (“Mr. Yu”)	The Controlling Shareholder and Chief Executive Officer of the Company
Mr. Wai Kin Derek Sinn	Key management of a subsidiary of the Company
Maxway Enterprises Limited (“Maxway”)	A company controlled by Mr. Yu

Amounts due from (to) related parties consists of the following:

		As of March 31,
Name	Nature	2025	2024
Mr. Yu	Amounts due from a related party	82,318	-
Mr. Yu	Amounts due to a related party	-	(229,288)

The balances with related parties are unsecured, interest free with no specific repayment terms. The amounts due from (to) related parties are non-trade nature. The amount due from Mr. Yu of $82,318 was fully settled in July 31, 2025.

Non-controlling interests consists of the following:

		As of March 31,
Name	Nature	2025	2024
Maxway	Non-controlling interests	52,753	57,819

The Company does not have significant related party transactions incurred during the years ended March 31, 2025 and 2024 except for the following:

		Years ended March 31,
Name	Nature	2025	2024
Mr. Wai Kin Derek, Sinn	Consultancy fee	38,490	127,800

Remuneration to key management for the years ended March 31, 2025 and 2024 were:

	Years ended March 31,
	2025	2024

Salaries and other short term employee benefits	$586,544	$449,676
Payments to defined contribution pension schemes	2,309	2,300
Total	$588,853	$451,976

F-31

21. RISKS AND UNCERTAINTIES

Going concern

As of March 31, 2025, the Company had a working capital deficit of $1,159,337 and an operating cash outflow of $1,423,851. As of the date of these consolidated financial statements, there still exists substantial doubt that the Company will continue as a going concern. Management plans to continue to focus on improving operational efficiency and cost reductions. Additionally, the Company plans to raise capital via private placement or public offering in the event that the Company does not have adequate liquidity to meet its current obligations. However, there is no assurance that the Company will be successful in implementing the foregoing plans or additional financing will be available to the Company on commercially reasonable terms.

The accompanying audited consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These audited consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Credit risk

The Company’s assets that are potentially subject to a significant concentration of credit risk primarily consist of cash and cash equivalent, term deposit. contract receivables and other receivables.

Cash and cash equivalent

The Company believes that there is no significant credit risk associated with cash in Hong Kong, which were held by reputable financial institutions in the jurisdiction where the Company’s Hong Kong subsidiary is located.

Contract receivables

The Company has designed credit policies with the objective of minimizing its exposure to credit risk. The Company’s contract receivables are short term in nature and the associated risk is minimal. The Company conducts credit evaluations of customers and generally does not require collateral or other security from its customers. The Company periodically evaluates the creditworthiness of existing customers in determining an allowance for expected credit losses primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

Other receivables

The Company is exposed to risk from other receivables. These assets are subject to credit evaluations. An allowance, where applicable, is made for estimated unrecoverable amounts that have been determined by reference to past default experience and the current economic environment.

F-32

Customer concentrations

Information as to the revenue derived from those customers that accounted for more than 10% of total revenue for the years ended March 31, 2025 and 2024 are as follows:

	Years ended March 31,
	2025	2024
Percentage of total revenue
Customer A	35.7%	66.6%
Customer B	50.9%	13.1%
Customer C	*	11.1%

*Customer C accounted for less than 10% of total revenue for the year ended March 31, 2025.

The following table sets forth information as to each customer that accounted for more than 10% for contract receivables as of March 31, 2025 and 2024.

	As of March 31,
	2025	2024
Percentage of contract receivables
Customer A	*	54.8%
Customer B	73.8%	*
Customer D	*	30.6%
Customer E	23.6%	*

*As of March 31, 2025, customer A and D accounted for less than 10% of the total balance of contract receivables and as of March 31, 2024, customer B and E accounted for less than 10% of the total balance of contract receivables.

Contract assets and retention receivables concentrations

The following table sets forth information as to each customer that accounted for more than 10% for contract assets as of March 31, 2025 and 2024.

	As of March 31,
	2025	2024
Percentage of contract assets
Customer A	16.0%	55.1%
Customer B	83.9%	44.9%

As of March 31, 2025 and 2024, customer A accounted for 100% of the total balance of retention receivables.

F-33

Vendor concentrations

The concentration on purchase generated by vendors comprised of the following:

	Years ended March 31,
	2025	2024
Percentage of total purchases
Vendor A	59.3%	28.4%
Vendor B	-	19.0%
Vendor C	*	11.3%
Vendor D	-	8.3%
Vendor E	-	6.8%

*Vendor C accounted for less than 10% of total purchases for the year ended March 31, 2025.

The following table sets forth information as to each vendor that accounted for more than 10% for accounts payable as of March 31, 2025 and 2024.

	As of March 31,
	2025	2024
Percentage of accounts payable
Vendor F	48.6%	49.0%
Vendor G	47.8%	48.2%

F-34

Interest rate risk

The Company is exposed to cash flow interest rate risk through changes in interest rates related mainly to the Company’s bank and other borrowings and bank balances. The Company currently does not have any interest rate hedging policy in relation to fair value interest rate risk and cash flow interest rate risk. The directors monitor the Company’s exposures on an ongoing basis and will consider hedging the interest rate should the need arise.

Foreign currency risk

Currency risk arises from the possibility that fluctuations in foreign exchange rates will impact on the financial instruments. The Company is not exposed to significant transactional foreign currency risk since almost all of its transactions, assets and liabilities are denominated in HK$ which is the functional currency of the operating subsidiary.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Market and geographic risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

22. SHAREHOLDERS’ EQUITY (DEFICIT)

Ordinary shares

The Company was established under the laws of the Cayman Islands on June 11, 2024.

For the sake of undertaking a public offering of the Company’s ordinary shares, the Company completed a re-organizing transaction resulting in 38,600,000 ordinary shares outstanding that have been retroactively restated to the beginning of the first period presented.

Constructive dividend

The Company declared a constructive dividend of $5,256,169 for the year ended March 31, 2024. It represents amount due from a related party controlled by Mr. Yu, the Controlling Shareholder. The Company’s memorandum of association does not contain any restrictions on the issuance of dividends from negative reserves. Nevertheless, the memorandum of association of its primary operation subsidiary, Ultra High Point (HK), stipulates that no dividend should be declared from a negative reserve. The Company recorded the constructive dividend and debited it to additional paid-in capital, as it had a negative retained earnings reserve as of March 31, 2024.

Share based payments

On October 2, 2024, the controlling shareholder, sold a total of 400,000 ordinary shares of the Company to three employees at par value of $0.001 each. The transaction was a share-based payment transaction where the Company made a share-based payment to three employees in exchange for 5 years employment service. The Company expected that a total share-based payment would be $400,000 (represented $1 per share) and it would be amortized for 5 years. Share options value were referenced to recent share transaction record of the Company on August 28, 2024. As a result, share-based payment of $80,000 would be recorded as an expense in the consolidated statement of income and comprehensive income with corresponding credit to additional paid-in capital for the forthcoming 5 fiscal years.

F-35

23. SUBSEQUENT EVENT

On 14 May 2025, the Company effected a forward stock split at a ratio of 1-to-8. As a result of the forward stock split, the Company now has 4,000,000,000 authorized ordinary shares with par value $0.000125 each. Concurrently, the shareholders surrendered in aggregate of 1,400,000 shares. None of these shareholders surrendering their ordinary shares received any consideration for surrender of their ordinary shares, nor are there any agreements or arrangements in place under which any of these shareholders will surrender their respective ordinary shares. Unless otherwise indicated, all references to Ordinary Shares and related information have been retroactively adjusted, where applicable, in this consolidated financial statements to reflect the 1:8 forward stock split of ordinary shares and the shares surrendered by existing shareholders on May 15 , 2025 as if they had occurred at the beginning of the earlier period presented. Following the forward stock split and surrender, there are 38,600,000 Ordinary Shares issued.

The Company evaluated all events and transactions that occurred after March 31, 2025 up through August 1, 2025, which is the date that these consolidated financial statements are available to be issued. Except for the subsequent event disclosed above, there were no other material subsequent events that require disclosure in these consolidated financial statements.

24. PARENT COMPANY ONLY FINANCIAL INFORMATION

The following presents condensed parent company only financial information of Ultra High Point Holdings Limited.

Condensed balance sheets

	As of March 31,
	2025	2024
ASSETS
Non-current assets:
Interests in a subsidiary	$1	$1
Deferred offering costs	775,262	-
Total non-current assets	775,263	1

TOTAL ASSETS	$775,263	$1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liability
Due to the subsidiary	1,031,706	-
Total current liability	1,031,706	-

COMMITMENTS AND CONTINGENCIES

Shareholders’ equity
Ordinary shares $0.000125 par value per share; 4,000,000,000 shares authorized; 38,600,000 shares issued and outstanding as of March 31, 2025 and 2024*	$4,825	$4,825
Additional paid-in capital	35,176	(4,824)
Accumulated losses	(296,444)	-
Total shareholders’ equity	(256,443)	1

TOTAL LIABILITY AND SHAREHOLDERS’ EQUITY	$775,263	$1

*	Retrospectively restated for effect of share reorganization (see Note 1)

F-36

Condensed statements of loss

	For the years ended March 31,
	2025	2024

General and administrative expenses	(296,444)	-
Income tax expense	-	-

Net loss	$(296,444)	$-

Condensed statements of cash flows

	For the years ended March 31,
	2025	2024

Cash flows from operating activities:
Net loss	$(296,444)	$-
Adjustment to reconcile net income to cash used in operating activities:
Share based compensations	40,000	-
Change in operating assets and liabilities:
Due to the subsidiary	1,031,706	-
Cash provided by operating activities	775,262	-

Cash flows from financing activities
Deferred offering cost	(775,262)	-
Cash used in financing activities	(775,262)	-

Net change in cash, cash equivalents	-	-
Cash, cash equivalents at beginning of the year	-	-
Cash, cash equivalents at the end of the year	$-	$-

(i)	Basis of Presentation

The Company was incorporated under the laws of the Cayman Islands as a limited company on June 11, 2024 and as a holding company.

In the condensed parent company only financial statements, the Company’s investment in subsidiary stated at cost of acquisition in CareQuartz. Those condensed parent company only financial statements should be read in connection with the consolidated financial statements and notes hereto.

The condensed parent company only financial statements are presented as if the incorporation of the Company and its acquisition of subsidiaries had taken place.

(ii)	Restricted Net Assets

Schedule I of Rule 5-04 of Regulation S-X requires the condensed financial information of registrant shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the registrant’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party (i.e., lender, regulatory agency, foreign government, etc.).

The condensed parent company only financial statements have to be prepared in accordance with Rule 12-04, Schedule I of Regulation S-X if the restricted net assets of the subsidiaries of Ultra High Point Holdings Limited exceed 25% of the consolidated net assets of Ultra High Point Holdings Limited. The Company generates revenues from its wholly owned subsidiary in Hong Kong. The abilities of the Company’s subsidiaries in Hong Kong to pay dividends is not restricted. In this connection, the restricted net assets of the subsidiaries of Ultra High Point Holdings Limited do not exceed 25% of the consolidated net assets of Ultra High Point Holdings Limited and accordingly the above condensed parent company only financial information of Ultra High Point Holdings Limited is presented for supplementary reference.

As of March 31, 2025 and 2024, there were no material contingencies, significant provisions of long-term obligations, mandatory dividend or redemption requirements of redeemable stock or guarantees of the Company, except for those that have been separately disclosed in the consolidated financial statements, if any.

F-37

RESALE PROSPECTUS ALTERNATE PAGE

ULTRA HIGH POINT HOLDINGS LIMITED

PRELIMINARY PROSPECTUS

Through and including [●], 2025 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated November 20, 2025

PRELIMINARY PROSPECTUS

Ultra High Point Holdings Limited

9,137,000 ordinary shares

This prospectus relates to the resale of 1,996,000 ordinary shares held by Maxway Enterprises Limited, 1,158,000 ordinary shares held by Grow Ace Limited, 1,544,000 ordinary shares held by Zone Wise Holdings Limited, 1,351,000 ordinary shares held by World Oasis Limited 1,544,000 ordinary shares by Mr. Cheng Wing Keung, 772,000 ordinary shares by Conford Global Limited, and 772,000 ordinary shares by Clouds Top Limited or collectively the Resale Shareholders. We will not receive any of the proceeds from the sale of ordinary shares by the Resale Shareholders.

No shares shall be sold by the Resale Shareholders until our ordinary shares are listed or quoted on an established public trading market. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Resale Shareholders.

On [●], 2025, a registration statement under the Securities Act with respect to our initial public offering of ordinary shares was declared effective by the Securities and Exchange Commission (the “Offering”). We received approximately US$[●] in net proceeds from the offering after payment of underwriting discounts and commissions and estimated expenses of the offering.

Concurrent with our initial public offering, our ordinary shares were listed on the Nasdaq or another national securities exchange under the symbol “UHP.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

Investing in our ordinary shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 10 to read about factors you should consider before buying our ordinary shares.

We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of its own, we conduct our operations in Hong Kong and Mainland China through our subsidiaries in Hong Kong and the PRC Subsidiaries respectively. The ordinary shares offered in this offering are shares of the Company, a Cayman Islands holding company and not shares of the operating subsidiaries. Investors in this offering will not directly hold equity interests in the operating subsidiaries.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implications of Being an Emerging Growth Company” and “Implications of Being a Foreign Private Issuer” beginning on page 4 and page 5 of this prospectus for more information.

Three of our operating subsidiaries (namely Ultra High Point (HK), Grandwon and Thingsocket) and the PRC Subsidiaries, conduct their business in Hong Kong, a Special Administrative Region of the PRC, and in Mainland China respectively. Conducting business in Hong Kong and Mainland China involves risks of uncertainty about any actions the PRC government or authorities may take in those jurisdictions and legal and operational risks associated with operating in Mainland China may also apply to our operations in Hong Kong.

There are significant legal and operational risks associated with having some of our operations in Hong Kong and Mainland China, including those changes in the legal, political and economic policies of the PRC government, the relations between China and the United States, or PRC or U.S. regulations may materially and adversely affect our business, financial condition and results of operations. Further, the Chinese government may disallow our current corporate structure, which would likely result in a material change in the PRC Subsidiaries’ operations and/or a material change in the value of the ordinary shares being registered in this offering and it could cause the value of such securities to significantly decline or become worthless. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in the PRC with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over PRC-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. No effective laws or regulations in the PRC explicitly require the Company to seek approval from the CSRC or any other PRC governmental authorities for the Company’s overseas listing plan, nor has the Company or any of the PRC Subsidiaries received any inquiry, notice, warning or sanctions regarding the planned overseas listing from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the Company’s daily business operation, the ability to accept foreign investments and list on a U.S. exchange. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, and could cause the value of our securities to significantly decline or become worthless. See “Risks Related to Our Business and Industry” beginning on page 10.

The HFCA Act was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board of the United States, or the PCAOB, for two consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years. Our auditor, WWC, P.C. or WWC, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess WWC’s compliance with applicable professional standards. WWC is headquartered in the United States, and has been inspected by the PCAOB on a regular basis, with the last inspection in November 2021.

The Company holds all of the equity interests in its Hong Kong and Mainland China subsidiaries through a subsidiary incorporated in the BVI. As we have a direct equity ownership structure, we do not have any agreement or contract between the Company and any of its subsidiaries that are typically seen in a variable interest entity structure. Within our direct equity ownership structure, funds from foreign investors can be directly transferred to our Hong Kong and Mainland China subsidiaries by way of capital injection or in the form of a shareholder loan from the Company following this offering. As a holding company, we may rely on dividends and other distributions on equity paid by our Operating Subsidiaries for our cash and financing requirements. We are permitted under the laws of the Cayman Islands and our Amended and Restated Memorandum and Articles of Association to provide funding to our Operating Subsidiaries incorporated in Hong Kong and Mainland China through loans and/or capital contributions. Our Operating Subsidiaries are permitted under the laws of their incorporation (as the case may be) to issue cash dividends to us without limitation on the size of such dividends. However, if any of our Operating Subsidiaries incur debt on their own behalf, the instruments governing such debt may restrict their ability to pay dividends. As of the date of this prospectus, no transfers were made from the Company to its Operating Subsidiaries and our Operating Subsidiaries have not encountered difficulties or limitations with respect to their respective abilities to transfer cash between each other. As of the date of this prospectus, our Operating Subsidiaries do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. See “Dividend Policy” on page 56 of this Prospectus and “Implications of Being a Holding Company” on page [●] of this prospectus. There can be no assurance that the PRC government will not restrict or prohibit the flow of cash in or out of Hong Kong and Mainland China thereby affecting our PRC Subsidiaries. Any restrictions, prohibitions, interventions or limitations by the PRC government on the ability of Ultra High Point (HK) and the PRC Subsidiaries to transfer cash or assets in or out of the PRC may result in these funds or assets not being available to fund operations or for other uses outside of the PRC. For additional information, see “Transfers of Cash to and from Our Subsidiaries” on page 5 of this prospectus.

An investment in our ordinary shares involves significant risks. You should carefully consider the risk factors beginning on page 10 of this prospectus before you make your decision to invest in our ordinary shares.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2025

[RESALE PROSPECTUS ALTERNATE PAGE]

Until ______, 2025 (the 25th day after the date of this prospectus), all dealers that effect transactions in these ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE OFFERING

Ordinary shares being offered	In aggregate 9,137,000 ordinary shares (as to 1,996,000 ordinary shares by Maxway Enterprises Limited, 1,158,000 ordinary shares held by Grow Ace Limited, 1,544,000 ordinary shares held by Zone Wise Holdings Limited, 1,351,000 ordinary shares by World Oasis Limited, 1,544,000 ordinary shares by Mr. Cheng Wing Keung, 772,000 ordinary shares by Conford Global Limited, and 772,000 ordinary shares by Clouds Top Limited).

Ordinary shares outstanding after this offering	40,000,000 ordinary shares, assuming the issuance and sale of 2,200,000 ordinary shares pursuant to the Public Offering Prospectus filed contemporaneously herewith.

Use of proceeds	We will not receive any proceeds from the sale of ordinary shares held by the Resale Shareholders being registered in this prospectus.

Proposed Nasdaq Symbol	UHP

Risk factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

USE OF PROCEEDS

The Resale Shareholders will receive all of the proceeds from any sales of the ordinary shares offered hereby. However, we will incur expenses in connection with the registration of our ordinary shares offered hereby.

RESALE SHAREHOLDERS

The 1,996,000 ordinary shares being offered by Maxway (a company wholly-owned by Mr. Yu Chi Tat Dennis) were issued to it on July 13, 2024. Such number of ordinary shares gives retroactive effect to a 1:8 forward stock split that occurred on May 14, 2025 as part of a reorganization undertaken in anticipation of our initial public offering. We are registering those ordinary shares in order to permit it to offer the shares for resale from time to time.

The 1,158,000 ordinary shares being offered by Grow Ace Limited (a company wholly-owned by Mr. Yip Sum Yu) were acquired from Maxway on August 28, 2024 for approximately US$150,000. Such number of ordinary shares gives retroactive effect to a 1:8 forward stock split that occurred on May 14, 2025 as part of a reorganization undertaken in anticipation of our initial public offering. We are registering those ordinary shares in order to permit it to offer the shares for resale from time to time.

The 1,544,000 ordinary shares being offered by Zone Wise Holdings Limited (a company wholly-owned by Mr. Liu Tung Wah) were acquired from Maxway on August 28, 2024 for approximately US$150,000. Such number of ordinary shares gives retroactive effect to a 1:8 forward stock split that occurred on May 14, 2025 as part of a reorganization undertaken in anticipation of our initial public offering. We are registering those ordinary shares in order to permit it to offer the shares for resale from time to time.

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The 1,351,000 ordinary shares being offered by World Oasis Limited (a company wholly-owned by Mr. Choi Ming Hei) were acquired from Maxway on August 28, 2024 for approximately US$175,000. Such number of ordinary shares gives retroactive effect to a 1:8 forward stock split that occurred on May 14, 2025 as part of a reorganization undertaken in anticipation of our initial public offering. We are registering those ordinary shares in order to permit it to offer the shares for resale from time to time.

The 1,544,000 ordinary shares being offered by Mr. Cheng were acquired from Maxway on October 2, 2024 for cash at par. Such number of ordinary shares gives retroactive effect to a 1:8 forward stock split that occurred on May 14, 2025 as part of a reorganization undertaken in anticipation of our initial public offering. We are registering those ordinary shares in order to permit it to offer the shares for resale from time to time. The ordinary shares being offered by Mr. Cheng hereunder are subject to a lock up period for 60 days following the closing of the Offering.

The 772,000 ordinary shares being offered by Conford Global Limited (a company wholly-owned by Ms. Tam Ching Ni, Jenny) were acquired from Maxway on October 2, 2024 for cash at par. Such number of ordinary shares gives retroactive effect to a 1:8 forward stock split that occurred on May 14, 2025 as part of a reorganization undertaken in anticipation of our initial public offering. We are registering those ordinary shares in order to permit it to offer the shares for resale from time to time. The ordinary shares being offered by Conford Global Limited hereunder are subject to a lock up period for 60 days following the closing of the Offering.

The 772,000 ordinary shares being offered by Clouds Top Limited (a company wholly-owned by Mr. Ng Lung Ngai) were acquired from Maxway on October 2, 2024 for cash at par. Such number of ordinary shares gives retroactive effect to a 1:8 forward stock split that occurred on May 14, 2025 as part of a reorganization undertaken in anticipation of our initial public offering. We are registering those ordinary shares in order to permit it to offer the shares for resale from time to time. The ordinary shares being offered by Clouds Top Limited hereunder are subject to a lock up period for 60 days following the closing of the Offering.

This prospectus and any prospectus supplement will only permit the Resale Shareholders to sell the number of ordinary shares identified in the column “Number of Ordinary Shares to be Sold.” The ordinary shares issued to the Resale Shareholders are “restricted” securities under applicable U.S. federal and state securities laws and are being registered to provide the Resale Shareholders the opportunity to sell those ordinary shares.

The following table sets forth the name of the Resale Shareholders who are offering the ordinary shares for resale by this prospectus, the number and percentage of ordinary shares beneficially owned by them, the number of ordinary shares that may be offered for resale by this prospectus and the number and percentage of ordinary shares they will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the Resale Shareholders. We will not receive any proceeds from the resale of the ordinary shares by the Resale Shareholders. The Resale Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Resale Shareholders	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering(2)(3)	Percentage Ownership After Offering(2)(3)

Maxway Enterprises Limited	27,676,200	71.70%	1,996,000	24,880,200	62.20%

Grow Ace Limited	1,158,000	3.0%	1,158,000	0	0%

Zone Wise Holdings Limited	1,544,000	4.0%	1,544,000	0	0%

World Oasis Limited	1,351,000	3.5%	1,351,000	0	0%

Mr. Cheng	1,546,400	4.0%	1,544,000	0	0%

Conford Global Limited	772,000	2.0%	772,000	0	0%

Clouds Top Enterprises Limited	772,000	2.0%	772,000	0	0%

(1) Based on 38,600,000 ordinary shares issued and outstanding prior to completion of the Company’s initial public offering.

(2) Since we do not have the ability to control how many, if any, of the shares the Resale Shareholders will sell, we have assumed that they will sell all of the shares offered herein for purposes of determining how many shares they will own after the offering and their percentage of ownership following the offering.

(3) Based on Maxway Enterprises Limited selling 800,000 ordinary shares in the Public Offering.

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PLAN OF DISTRIBUTION

Maxway Enterprises Limited, Grow Ace Limited, Zone Wise Holdings Limited, World Oasis Limited, Mr. Cheng, Conford Global Limited and Clouds Top Enterprises Limited and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their ordinary shares covered hereby on the Nasdaq or any other stock exchange, market or trading facility on which the ordinary shares are traded or in private transactions. These sales may be at fixed or negotiated prices. They may use any one or more of the following methods when selling its ordinary shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Resale Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Resale Shareholders may also sell their ordinary shares under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Resale Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Resale Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

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In connection with the sale of the ordinary shares or interests therein, The Resale Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The Resale Shareholders may also sell ordinary shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Resale Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of ordinary shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Resale Shareholders and any broker-dealers or agents that are involved in selling the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the ordinary shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Resale Shareholders have informed the Company that none of them has any written or oral agreement or understanding, directly or indirectly, with any person to distribute the ordinary shares.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the ordinary shares.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the ordinary shares may be resold by the Resale Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect; or (ii) all of the ordinary shares held by The Resale Shareholders have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The ordinary shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the ordinary shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the ordinary shares may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, The Resale Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ordinary shares by The Resale Shareholders or any other person. We will make copies of this prospectus available to The Resale Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the ordinary shares being offered by this prospectus will be passed upon for us by Harney Westwood & Riegels.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

Cayman Islands’ laws do not prohibit or restrict a company from indemnifying its directors and officers against personal liability for any loss they may incur arising out of the Company’s business, except to the extent such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The indemnity extends only to liability for their own negligence and breach of duty other than breaches of fiduciary duty and not where there is evidence of dishonesty, willful default or fraud.

Our Amended and Restated Memorandum and Articles of Association permits, to the fullest extent permissible under Cayman Islands law, indemnification of our executive officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by them, other than by reason of their own dishonesty, willful default or fraud, in connection with the execution or discharge of their duties, powers, authorities or discretion as directors or executive officers of the Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by them in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

We intend to enter into indemnification agreements with each of our directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, subject to the Company reserving its rights to recover the full amount of such advances in the event that he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties to the Company or to be in default thereof, or where the Cayman Islands courts have declined to grant relief.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our executive officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have issued and sold the following securities without registering such securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriter was involved in these issuances of securities.

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Ordinary Shares

Name of shareholders	Date of Sale or Issuance	Number of shares		Consideration

Maxway	June 11, 2024 and July 13, 2024, and May 2, 2025	4,510,000	*	par value
Cheng Wing Keung(1)	October 2, 2024	200,000	**	par value
Conford (2)	October 2, 2024	100,000	**	par value
Clouds Top(3)	October 2, 2024	100,000	**	par value
Supreme One(4)	July 13, 2024	245,000		par value
Prestige Unison(5)	July 13, 2024	245,000		par value
Grow Ace(6)	August 28, 2024	150,000	**	US$150,000
Zone Wise(7)	August 28, 2024	200,000	**	US$200,000
World Oasis(8)	August 28, 2024	175,000	**	US$175,000

*	925,000 of such ordinary shares were subsequently transferred by Maxway
**	Acquired from Maxway

(1)	Cheng Wing Keung is our director and CFO.
(2)	Conford is wholly-owned by Ms. Tam Ching Ni, Jenny, who is an employee and the COO of our Group.
(3)	Clouds Top is wholly-owned by Mr. Ng Lung Ngai, who is an employee and the CTO of our Group.
(4)	Supreme One is wholly-owned by Mr. Cheung Sai Ho, an Independent Third Party.
(5)	Prestige Unison is wholly-owned by Ms. Cheung Siu Ning, an Independent Third Party.
(6)	Grow Ace is wholly-owned by Mr. Yip Sum Yu, an Independent Third Party.
(7)	Zone Wise is wholly-owned by Mr. Liu Tung Wah, an Independent Third Party.
(8)	World Oasis is wholly-owned by Mr. Choi Ming Hei, an Independent Third Party.

Other than Mr. Cheng Wing Keung, Ms. Tam Ching Ni, Jenny and Mr. Ng Lung Ngai being employees of our Group, none of Supreme One, Prestige Unison, Grow Ace, Zone Wise or World Oasis or the natural persons who control them have any previous dealings with any member of the Group, its directors, officers or any of their affiliates.

References to the number of ordinary shares in the table above have not been adjusted to reflect the 1:8 forward stock split of our ordinary shares or the surrenders by our existing shareholders that occurred on May 14, 2025 and May 15, 2025.

On May 14, 2025, for purposes of recapitalization in anticipation of the initial public offering, the Company effected a 1:8 sub-division of its shares (a “forward stock split”) and, following the forward stock split, its authorized share capital remains US$500,000 divided into 4,000,000,000 shares of a par value of US$0.000125 each. On May 15, Maxway surrendered 1,003,800 ordinary shares, Prestige Unison surrendered 68,600 ordinary shares, Supreme One surrendered 68,600 ordinary shares, Grow Ace surrendered 42,000 ordinary shares, Zone Wise surrendered 56,000 ordinary shares, World Oasis surrendered 49,000 ordinary shares, Cheng Wing Keung surrendered 56,000 ordinary shares, Conford surrendered 28,000 ordinary shares and Clouds Top surrendered 28,000 ordinary shares each to the Company, respectively or 3.50% of their shareholdings each. None of these shareholders surrendering their ordinary shares received any consideration for surrender of their ordinary shares, nor are there any agreements or arrangements in place under which any of these shareholders will surrender their remaining ordinary shares. Following the forward stock split and surrenders and immediately prior to this offering, there are 38,600,000 ordinary shares issued.

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ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

See “Exhibit Index” beginning on page II-5 of this registration statement.

(b)	Financial Statement Schedules

All supplement schedules are omitted because of the absence of conditions under which they are required or because the data is shown in the financial statements or notes thereto.

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, unless the information required to be included in a post-effective amendment by paragraphs (i), (ii) and (iii) below is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933, as amended, need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5. That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser;

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

6. That, for the purpose of determining liability of a registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Description of document
1.1***	Form of Underwriting Agreement
3.1***	Memorandum and Articles of Association of the Registrant, as currently in effect
3.2*	Amended and Restated Memorandum and Articles of Association conditionally adopted by the Company
5.1*	Form of Opinion of Harney Westwood & Riegels regarding the validity of the ordinary shares being registered
5.2*	Form of Opinion of Neo Solicitors LLP regarding Hong Kong legal matters
10.1***	Employment Agreement between Mr. Yu Chi Tat Dennis and Ultra High Point HK
10.2***	Employment Agreement between Mr. Cheng Wing Keung and Ultra High Point HK
10.3***	Employment Agreement between Ms. Tam Ching Ni Jenny and Ultra High Point HK
10.4***	Employment Agreement between Mr. Ng Lung Ngai and Ultra High Point HK
10.5***	Form of Directors Agreement
10.6***	Head Office Lease Contract, by and between Hong Kong Science and Technology Park Corporation and Ewell Hong Kong Limited, dated as of June 17, 2024
10.7***	English Translation of Back Office Lease Contract, by and between Zhejiang Agricultural Science and Technology Development (Hangzhou) Co., Ltd. and Hangzhou Ultra High Point Technology Company Limited, dated as of April 24, 2024
10.8***	Bank facilities between The Hongkong and Shanghai Banking Corporation Limited and Ewell Hong Kong Limited
10.9***	Bank facilities between The Hongkong and Shanghai Banking Corporation Limited and Ewell Hong Kong Limited
10.10***	Bank facilities between The Hongkong and Shanghai Banking Corporation Limited and Ewell Hong Kong Limited
10.11†***	2017 Tender Award Letter
10.12***	China CITIC Bank International Limited – Banking facilities between China CITIC Bank International Limited and Ewell Hong Kong Limited
10.13***	JL Investment Capital Ltd as of 31Mar2025 – Loan agreement between JL Investment Capital Limited and Ewell Hong Kong Limited
10.14***	Supplemental agreement dated 10 April 2025 – Supplemental agreement between JL Investment Capital Limited and Ultra High Point Limited
21.1***	List of Subsidiaries of the Registrant
23.1*	Consent of WWC, P. C.
23.2*	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
23.3*	Consent of Neo Solicitors LLP (included in Exhibit 5.2)
23.4***	Consent of Guangdong Wesley Law Firm
24.1***	Form of Power of Attorney (included on signature pages)
99.1***	Consent of Mr. Ma Cheuk Hung to be a director nominee
99.2***	Consent of Mr. Yeung Cheuk Yu to be a director nominee
99.3***	Consent of Mr. Yeung Ching Wan to be a director nominee
107***	Filing Fee Table

*	Filed herewith.

**	To be filed by amendment

***	Previously Filed

†	Certain information has been redacted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on November 20, 2025.

Ultra High Point Holdings Limited

By:	/s/ Mr. Yu Chi Tat
Name:	Mr. Yu Chi Tat
Title:	Executive Chairman and Director

POWER OF ATTORNEY

We, the undersigned directors and executive officers of Ultra High Point Holdings Limited and its subsidiaries hereby severally constitute and appoint Mr. Yu Chi Tat Dennis, singly (with full power to act alone), our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution in him for him and in his name, place and stead, and in any and all capacities, to sign this registration statement on Form F-1 and any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and him, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Yu Chi Tat	Executive Director	November 20, 2025
Mr. Yu Chi Tat Dennis

/s/ Mr. Cheng Wing Keung	Executive Director and Chief Financial Officer	November 20, 2025
Mr. Cheng Wing Keung	(principal financial and accounting officer)

/s/ Ms. Tam Ching Ni Jenny	Chief Operating Officer	November 20, 2025
Ms. Tam Ching Ni Jenny	(principal executive officer)

/s/ Mr. Ng Lung Ngai	Chief Technical Officer	November 20, 2025
Mr. Ng Lung Ngai	(principal technical officer)

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SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, of Ultra High Point Holdings Limited has signed this registration statement or amendment thereto in New York, NY, United States of America on November 20, 2025.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global, Inc.

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